UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐    Soliciting Material Pursuant to Section 240.14a-12
Forest City Enterprises, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FOREST CITY ENTERPRISES, INC.
Notice of Annual Meeting of Shareholders
To Be Held June 16, 2010
NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Forest City Enterprises, Inc. (the “Company”) will be held in the 6th floor Riverview Room of the Ritz-Carlton Hotel, Tower City Center, 1515 West Third Street, Cleveland, Ohio 44113, on Wednesday, June 16, 2010 at 2:00 p.m., Eastern Daylight Time, for the purpose of considering and acting upon:
(1)
The election of fourteen (14) directors, nominated by the Board of Directors, each to hold office until the next annual shareholders’ meeting and until a successor shall be elected and qualified. Four (4) directors will be elected by holders of Class A Common Stock and ten (10) by holders of Class B Common Stock.

(2)	The proposed amendment of the Amended Articles of Incorporation to increase the number of authorized shares of Class A Common Stock.

(3)	The proposed amendment of the Amended Articles of Incorporation to increase the number of authorized shares of Preferred Stock.

(4)	The proposed amendment of the Code of Regulations to allow the Board of Directors to amend the Code of Regulations to the extent permitted by law.

(5)	The proposed amendment and restatement of the 1994 Stock Plan.

(6)	The ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the fiscal year ending January 31, 2011.

(7)	Such other business as may properly come before the meeting or any adjournment or postponement thereof.
Shareholders of record at the close of business on April 21, 2010 will be entitled to notice of and to vote at such annual meeting or any adjournment or postponement thereof.
BY THE ORDER OF THE BOARD OF DIRECTORS
Geralyn M. Presti, Secretary
Cleveland, Ohio
[April 28, 2010]
IMPORTANT: It is important that your stock be represented at the meeting. Whether or not you intend to be present, please mark, date and sign the appropriate enclosed proxy or proxies and send them by return mail in the enclosed envelope, which requires no postage if mailed in the United States.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SHAREHOLDER MEETING TO BE HELD ON JUNE 16, 2010
The Proxy Statement, Annual Report on Form 10-K, Summary Annual Report and Supplemental Package
are available on the Investor Relations page at www.forestcity.net.

FOREST CITY ENTERPRISES, INC.

Page

Solicitation and Revocation of Proxies	1

Outstanding Shares and Voting Rights	1

Election of Directors	1

Director Compensation	9

Principal Security Holders	11

Corporate Governance	12

Meetings and Committees of the Board of Directors	16

Compensation Committee Interlocks and Insider Participation	19

Compensation Discussion & Analysis	19

Compensation Committee Report	32

Potential Payments upon Termination	32

Executive Compensation Tables	37

Equity Compensation Plan Information	42

Certain Relationships and Related Transactions	42

Section 16(a) Beneficial Ownership Reporting/Compliance	44

Proposals to Amend Section A of Article IV, Capital Stock, of the Amended Articles of Incorporation	44

Proposal to Amend the Forest City Enterprises, Inc.’s Code of Regulations to allow the Board of Directors to Amend the Code of Regulations to the Extent Permitted by Law	47

Proposal to Approve the Forest City Enterprises, Inc. 1994 Stock Plan (As Amended and Restated as of June 16, 2010)	48

Ratification of Independent Registered Accounting Firm	54

Audit Committee Report	55

Independent Registered Public Accounting Firm Fees and Services	55

Shareholder Proposals for 2011 Annual Meeting	56

Other Business	56

Cost and Method of Proxy Solicitation	56

Exhibits

Exhibit A-1 through A-3 – Proposed Changes to Section A of Article IV of the Amended Articles of Incorporation	A-1

Exhibit B – Proposed Amendment to Article XI of the Forest City Enterprises, Inc. Code of Regulations	B-1

Exhibit C - 1994 Stock Plan (As Amended and Restated as of June 16, 2010)	C-1
i

Proxy Statement
Solicitation and Revocation of Proxies
The enclosed proxy or proxies relating to shares of Class A Common Stock and Class B Common Stock are solicited on behalf of the Board of Directors of Forest City Enterprises, Inc. (“Forest City,” “we,” “us,” or “our”) for use at the annual meeting of shareholders to be held on Wednesday, June 16, 2010 at 2:00 p.m., Eastern Daylight Time, in the 6th floor Riverview Room of the Ritz-Carlton Hotel, Tower City Center, 1515 West Third Street, Cleveland, Ohio 44113. This proxy statement and related form of proxy are being first sent to shareholders on or about [April 28, 2010.] A shareholder giving a proxy may revoke it by notifying our Secretary in writing or at the annual meeting, without affecting any vote previously taken.
Outstanding Shares and Voting Rights
As of April 21, 2010, the record date fixed for the determination of shareholders entitled to vote at the annual meeting, there were outstanding ______ of our shares of Class A Common Stock, par value $.33 1/3 per share (the “Class A Common Stock”), and ______ of our shares of Class B Common Stock, par value $.33 1/3 per share (the “Class B Common Stock”), (collectively, “Common Stock”). At the annual meeting, the holders of Class A Common Stock will be entitled as a class to elect four (4) directors and will be entitled to one vote per share for this purpose. Michael P. Esposito, Jr., Joan K. Shafran, Louis Stokes and Stan Ross have been nominated for election to serve as these directors. At the annual meeting, the holders of Class B Common Stock will be entitled as a class to elect ten (10) directors and will be entitled to one vote per share for this purpose. Albert B. Ratner, Samuel H. Miller, Charles A. Ratner, James A. Ratner, Ronald A. Ratner, Scott S. Cowen, Brian J. Ratner, Deborah Ratner Salzberg, Bruce C. Ratner and Deborah L. Harmon have been nominated for election to serve as these directors. Additionally, the holders of Class A Common Stock will be entitled to a separate class vote with respect to Proposals 2 and 3, which propose to amend Article IV, Capital Stock, of the Amended Articles of Incorporation. In both instances, the holders of Class A Common Stock will be entitled to one vote per share. Except for the election of directors and Proposals 2 and 3, the holders of Class A Common Stock and Class B Common Stock will vote together on all other matters presented at the meeting and will be entitled to one (1) vote per share of Class A Common Stock and ten (10) votes per share of Class B Common Stock held as of the record date.
If notice in writing is given by any shareholder to our President, a Vice President or the Secretary not less than forty-eight hours before the time fixed for the holding of the meeting that such shareholder desires cumulative voting with respect to the election of directors by a class of shareholders to which the holder belongs, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each holder of shares of that class will have the right to accumulate such voting power as the holder possesses at such election with respect to shares of that class. Each holder of shares of Class A Common Stock or Class B Common Stock, as the case may be, will have as many votes as equal the number of shares of that class of common stock owned by that holder multiplied by the number of directors to be elected by the holders of that class of common stock. These votes may be distributed among the total number of directors to be elected by the holders of that class of common stock or distributed among any lesser number, in such proportion as the holder may desire.
In order to carry out the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Broker non-votes and abstaining votes will be counted for purposes of determining whether a quorum is present. However, abstentions or broker non-votes effectively count as votes “against” the election of a director and a “non-routine” proposal, as each abstention or broker non-vote would be one less vote in favor of a director or a proposal. Because of changes in NYSE rules, we note that, unlike previous years, your broker will not be able to vote your shares with respect to the election of directors if you have not provided directions to your broker. Therefore, you must give specific instructions to your broker for your shares to be voted on the election of directors and the other “non-routine” matters set forth in proposals 2 through 5. The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2011 is a “routine” matter on which brokers will be able to vote with or without specific instructions.
Election of Directors
It is intended that proxies will be voted for the election of the nominees named below as our directors unless authority is withheld. Each is to serve until the next annual shareholders’ meeting and until their successor is elected and qualified. In the event any one or more of such nominees unexpectedly becomes unavailable for election, proxies will be voted in accordance with the best judgment of the proxy holder. All nominees are presently our directors.
At February 26, 2010, the Ratner, Miller and Shafran families, which include members of our current Board of Directors and certain executive officers not including Bruce C. Ratner (“Family Interests”), owned 10.8% of the Class A Common Stock and 84.4% of the Class B Common Stock. RMS, Limited Partnership (“RMSLP”), which owned ___% of the Class B Common Stock outstanding as of the record date, is a limited partnership, comprised of the Family Interests, with seven individual general partner positions, currently consisting of: Samuel H. Miller, Co-Chairman of the Board of Directors and our Treasurer; Charles A. Ratner, our President and Chief Executive Officer and Director; Ronald A. Ratner, our Executive Vice President and Director; Brian J. Ratner, our Executive

Vice President and Director; Deborah Ratner Salzberg, President of Forest City Washington, Inc., one of our subsidiaries, and Director; Joan K. Shafran, Director; and Abraham Miller. Charles A. Ratner, James A. Ratner and Ronald A. Ratner are brothers. Albert B. Ratner is the father of Brian J. Ratner and Deborah Ratner Salzberg and is first cousin to Charles A. Ratner, James A. Ratner, Ronald A. Ratner, Bruce C. Ratner and Joan K. Shafran. Samuel H. Miller was married to Ruth Ratner Miller (now deceased), a sister of Albert B. Ratner, and is the father of Abraham Miller.
Under the partnership agreement of RMSLP, the voting power of the general partners representing a family branch is determined by dividing the interest of the family branch they represent by the aggregate interests of all family branches. The voting power of the general partner or general partners representing a family branch may not be divided or apportioned but must be voted together as a whole. If the general partners representing a family branch are unable to agree on how to vote that branch, the total voting power of the other general partners is computed without reference to the voting power otherwise available to that family branch. General partners holding 60% of the total voting power (excluding the voting power of a family branch, if any, unable to agree on how to vote on a particular matter) of RMSLP determine how to vote the Class B Common Stock held by RMSLP.
The following table sets forth the shares of Class B Common Stock held by RMSLP at February 26, 2010, which under the partnership agreement are voted by the general partners of RMSLP, who under Rule 13d-3 of the Securities Exchange Act of 1934, are deemed to be the beneficial owners of those shares of Class B Common Stock:

		Shares of Class B	Percent of RMSLP’s
	Name of	Common Stock	Holdings of Class B
Family Branch	General Partners	Held through RMSLP	Common Stock

Max Ratner	Charles A. Ratner	9,169,467	48.8%
	Ronald A. Ratner

Albert Ratner	Brian J. Ratner	4,928,658	26.3%
	Deborah Ratner Salzberg

Samuel H. Miller	Samuel H. Miller	998,206	5.3%

Nathan Shafran	Joan K. Shafran	2,580,808	13.7%

Ruth Miller	Abraham Miller	1,101,854	5.9%

Total		18,778,993	100.0%

Set forth below are each nominee’s name, age, year first elected as a director, principal occupation, professional history and public company directorships held currently and during the past five years, and information about the experience, qualifications, attributes or skills that led to the conclusion that such person should serve as our director.
NOMINEES FOR ELECTION AS CLASS A DIRECTORS
Michael P. Esposito, Jr.
Mr. Esposito, 70, has been a Forest City director since 1995. He serves on the Compensation and Corporate Governance and Nominating Committees and chairs the Audit Committee. Mr. Esposito has been the Non-Executive Chairman of Syncora Holdings Ltd., a guarantee insurance company, since 2006 and Non-Executive Chairman of Primus Guaranty Ltd., a seller of credit protection, since 2002. In 2007, he retired as the Non-Executive Chairman of XL Capital Ltd., an insurance company. Mr. Esposito retired from The Chase Manhattan Bank, N.A. as the Executive Vice President Chief Control Compliance and Administrative Officer after serving 34 years with the company in positions including principal accounting officer, corporate controller and chief financial officer. Mr. Esposito’s prior experience has also included leadership positions within the Bank Administration Institute, American Bankers Association, Conference Board, and Financial Accounting Standards Board.
Mr. Esposito’s extensive financial experience and qualification as an “audit committee financial expert” provide substantial financial expertise to our Board of Directors. His service with other publicly held companies expertly guides us on developing best practices in areas such as risk management and corporate governance. His substantial experience with the banking and insurance industries give us unique insight with respect to capital and debt management. Having served on our Board of Directors for 15 years, he has developed an in depth knowledge of the real estate industry in general and Forest City in particular.

Joan K. Shafran
Ms. Shafran, 62, has been a Forest City director since 1997. Ms. Shafran has been the Chief Operating Officer of Powell Partners, a real estate investment firm, since 1997 and the Executive Managing Partner of The Berimore Co., a real estate investment firm, since 1992. She is also the Chair of the Board of Trustees of Goddard College and has many years of experience as an artist and designer.
As a member of one of the founding families and a large shareholder with a diverse background and experience in the operation of real estate investment companies, Ms. Shafran brings a different perspective as well as a breadth of experience and knowledge to our Board of Directors.
Louis Stokes
Mr. Stokes, 85, has been a Forest City director since 1999 and serves on the Compensation and Corporate Governance and Nominating Committees. He has been an attorney with Squire, Sanders & Dempsey L.L.P. since 1999 after spending 30 years as a Member of the United States Congress.
Mr. Stokes has a strong commitment to diversity and was honored by the American Bar Association Commission on Racial and Ethnic Diversity with the 2010 Spirit of Excellence Award for his dedication to expanding opportunity in the legal profession to all minorities. During his tenure in the United States Congress, he chaired several important committees, including, the Ethics Committee and the HUD Committee. With a legal expertise in legislative counseling and as a former member of the US Congress, Mr. Stokes provides the Board with a unique perspective on public/private partnerships.
Stan Ross
Mr. Ross, 74, has been a Forest City director since 1999 and serves on the Audit and Compensation Committees. Mr. Ross, a Certified Public Accountant, is the Chairman of the Board of the University of Southern California’s Lusk Center for Real Estate. He is the retired Vice Chairman of the Real Estate Industry Services for Ernst & Young, where he was a member of the firm’s Management Committee and a former Managing Partner of the Real Estate Group. Mr. Ross is also Life Trustee and Governor of the Urban Land Institute.
As a Certified Public Accountant and “audit committee financial expert”, Mr. Ross brings substantial financial expertise to the Board of Directors. His extensive experience and national recognition in the real estate industry gives us thoughtful and far-reaching insight on the current trends, practices and challenges facing the real estate industry. Mr. Ross’ expertise in strategic planning for real estate companies has provided invaluable guidance to our Board of Directors throughout his more than 10 year tenure and particularly during the current economic crisis.
NOMINEES FOR ELECTION AS CLASS B DIRECTORS
Albert B. Ratner
Mr. Ratner, 82, has been a Forest City director since 1960. He has been the Co-Chairman of our Board of Directors since June 1995. He previously served as Chief Executive Officer from 1975 to June 1995, Vice Chairman from June 1993 to June 1995, and President prior to June 1993. Mr. Ratner is also an officer and/or director of various subsidiaries. Mr. Ratner is active with numerous community, charitable and business organizations.
As a member of one of our founding families with nearly 60 years of experience at Forest City, Albert B. Ratner provides us with leadership, experience, knowledge and vision.
Samuel H. Miller
Mr. Miller, 88, has been a Forest City director since 1960. He has been the Co-Chairman of our Board of Directors since June 1995 and our Treasurer since 1992. He previously served as Chairman of the Board from June 1993 to June 1995 and Vice Chairman and Chief Operating Officer prior to June 1993. Mr. Miller is also an officer and/or director of various subsidiaries. Mr. Miller is active with numerous community, educational, charitable and business organizations, including the Cleveland Clinic Foundation, Cleveland State University, John Carroll University, Notre Dame College, Catholic Diocese of Cleveland Foundation, Baldwin Wallace College, and serves as the Co-Chairman of Medical Mutual of Ohio.
A key shareholder with over 60 years experience at Forest City, Mr. Miller provides us with leadership, experience, knowledge and vision.

Charles A. Ratner
Mr. Ratner, 68, has been a Forest City director since 1972. He has been our Chief Executive Officer since June 1995 and President since June 1993. He previously served as Chief Operating Officer from June 1993 to June 1995 and Executive Vice President prior to June 1993. Mr. Ratner is also an officer and/or director of various subsidiaries. Mr. Ratner has been a director of American Greetings Corporation, a greeting card company, since 2000 and a director of RPM, Inc., a lubricants company, since 2005. Mr. Ratner is active with numerous community, charitable and business organizations, including United Way, the Greater Cleveland Partnership, the Musical Arts Association, the Jewish Community Federation of Cleveland, the Cleveland Foundation and University Hospital.
As a member of one of the founding families and a large shareholder with over 40 years experience at Forest City, Charles A. Ratner brings a wealth of leadership, experience and knowledge to the Board of Directors.
James A. Ratner
Mr. Ratner, 65, has been a Forest City director since 1984. He has been an Executive Vice President since March 1988 and is an officer and/or director of various subsidiaries. Mr. Ratner is active with numerous community, charitable and business organizations, including the Cleveland Museum of Art, the Urban Land Institute, the Playhouse Square Foundation and the Cleveland Foundation.
As a member of one of the founding families and a large shareholder with over 30 years experience at Forest City, James A. Ratner brings a wealth of experience and knowledge to the Board of Directors.
Ronald A. Ratner
Mr. Ratner, 63, has been a Forest City director since 1985. He has been an Executive Vice President since March 1988 and is an officer and/or director of various subsidiaries. Mr. Ratner is active with numerous community, educational, charitable and business organizations, including the Urban Land Institute, The Ohio State University, Brandeis University, National Multi Housing Council, the International Advisory Board of the Harvard Real Estate Initiative, the Western Reserve Historical Society and the Akron Art Museum.
As a member of one of the founding families and a large shareholder with over 30 years experience at Forest City, Ronald A. Ratner brings a wealth of experience and knowledge to the Board of Directors.
Scott S. Cowen
Mr. Cowen, 63, has been a Forest City director since 1989. He serves on the Compensation Committee, chairs the Corporate Governance and Nominating Committee and is the Presiding Director for the executive sessions of independent directors. Mr. Cowen has been the President of Tulane University since July 1998. Prior to 1998, he was Dean at Weatherhead School of Management at Case Western Reserve University, where he was also a professor for 23 years. Mr. Cowen has been a member of the board of directors of Newell Rubbermaid, Inc., a consumer products corporation, since 1999, American Greetings Corporation, a greeting card company, since 1989 and JoAnn Stores, Inc., a specialty retailer, since 1987.
As the chief executive officer of a $1 billion non-profit organization in New Orleans, Mr. Cowen has unique expertise in leadership. In recognition of his leadership skills, he received the Carnegie Award for Academic Leadership and was named one of the “Ten Best College Presidents” in America by Time magazine in 2009. Leading Tulane University, as well as the City of New Orleans, through the aftermath of Hurricane Katrina, he also developed unique and exceptional skills in crisis management. Mr. Cowen’s consultation with dozens of companies from start-ups to Fortune 100 companies, along with his extensive service on the board of public companies has given him expertise in financial management, problem solving, strategic planning and corporate governance.
Brian J. Ratner
Mr. Ratner, 52, has been a Forest City director since 1993. He has been an Executive Vice President since June 2001 and is an officer and/or director of various subsidiaries. Mr. Ratner is active with numerous community, charitable and business organizations, including the International Council of Shopping Centers, Urban Land Institute, Rock and Roll Hall of Fame and Museum, and Case Western Reserve University.
As a member of one of the founding families and a large shareholder with over 20 years experience at Forest City, Brian J. Ratner brings a wealth of experience and knowledge to the Board of Directors.

Deborah Ratner Salzberg
Ms. Ratner Salzberg, 57, has been a Forest City director since 1995. She is President of Forest City Washington, Inc., one of our subsidiaries, since 2002 and is also an officer and/or director of various subsidiaries. Ms. Ratner Salzberg is active with numerous District of Columbia community, charitable and business organizations, including the Jewish Federation of Greater Washington, the District of Columbia Building Industry Association, the Meyer Foundation, National Building Museum and the Arts for the Aging. She also serves on the board of Kenyon College.
As a member of one of the founding families and a large shareholder with over 20 years experience at Forest City, Deborah Ratner Salzberg brings a wealth of experience and knowledge to the Board of Directors.
Bruce C. Ratner
Mr. Ratner, 65, has been a Forest City director since 2007. He has been our Executive Vice President since November 2006 and Chairman and Chief Executive Officer of Forest City Ratner Companies, one of our subsidiaries, since 1987. Mr. Ratner is also an officer and/or director of various subsidiaries. Mr. Ratner is actively involved with numerous New York City community, charitable and business organizations, including the Museum of Jewish Heritage – A living Memorial to the Holocaust, the Metropolitan Museum of Art, the Brooklyn Academy of Music, the City Parks Foundation, the Memorial Sloan-Kettering Cancer Center and the Weill Cornell Medical College.
As a member of one of the founding families with over 25 years experience as a commercial real estate developer in New York City, Bruce C. Ratner brings a wealth of experience and knowledge to the Board of Directors.
Deborah L. Harmon
Ms. Harmon, 50, has been a Forest City director since 2008 and serves on the Audit and Compensation Committees. In September 2009 Ms. Harmon co-founded Artemis Real Estate Partners, LLC, a real estate investment firm which manages institutional, third party capital in a variety of real estate strategies. She currently serves as Artemis’ Chief Executive Officer. Ms. Harmon has also served as President of Harmon & Co. and as a principal of Caravel Management, LLC since 2008. From 2001 through 2007, she was President and Chief Investment Officer of the J.E. Robert Companies, Inc., a fully integrated real estate investment firm. Prior to joining the J.E. Roberts Companies, Ms. Harmon was a Managing Director at Bankers Trust Company working in both the corporate finance and real estate groups. From 1997 through March 2001, she was a member of the Avis Group Holdings, Inc. board, chairing the Special Committee of Independent Directors. In June 2009, Ms. Harmon was appointed by the President to serve as a Commissioner for the White House Fellows program.
With over 20 years in the management of real estate investment funds, Ms. Harmon has an extensive knowledge of the real estate financial markets and the real estate finance industry. She has comprehensive expertise in capital markets and valuation. Her investment experience, in general, and real estate experience, in particular, delivers a diverse perspective on the capital markets in which we operate, as well as the competitive environment in which we must raise capital, to our Board of Directors
We have been advised that the shares owned by RMSLP and otherwise owned by the Families Interests will be voted for the approval of the elections of the directors nominated. If such shares are voted for approval, then such vote will be sufficient to elect the nominees voted on by the Class B Common Stock shareholders

The following table sets forth the beneficial ownership of shares of Class A and Class B Common Stock as of February 26, 2010 of each current director, nominee, and the other Named Executive Officers (as defined on page 37), as well as all directors and executive officers as a group.

	Number of Shares of Common Stock Beneficially Owned
				Class A
				Assuming
	Class A		Percent	Conversion of		Percent	Class B		Percent
	Common		of	Class B by the		of	Common		of
Name	Stock(a)(c)		Class(a)	Beneficial Owner(b)(c)		Class(b)	Stock		Class

Michael P. Esposito, Jr.	161,079	(1)	0.12%	161,079		0.12%		-	-

Joan K. Shafran	258,189	(2)	0.19%	19,050,682	(2)(3)	12.47%	18,792,493	(3)	83.95%

Louis Stokes	89,638	(4)	0.07%	89,638		0.07%		-	-

Stan Ross	93,729	(5)	0.07%	93,729		0.07%		-	-

Albert B. Ratner	2,677,025	(6)	2.00%	2,697,766	(6)(7)	2.01%	20,741	(7)	0.09%

Samuel H. Miller	1,218,659	(8)	0.91%	19,997,652	(8)(9)	13.09%	18,778,993	(9)	83.89%

Charles A. Ratner	3,106,367	(10)	2.32%	21,885,360	(10)(11)	14.31%	18,778,993	(11)	83.89%

James A. Ratner	4,785,868	(12)	3.57%	4,785,868	(12)(13)	3.57%	-	(13)	-

Jerry V. Jarrett (d)	58,329	(14)	0.04%	58,329		0.04%		-	-

Ronald A. Ratner	3,015,409	(15)	2.25%	21,794,402	(15)(16)	14.25%	18,778,993	(16)	83.89%

Scott S. Cowen	63,210	(17)	0.05%	63,210		0.05%		-	-

Brian J. Ratner	1,344,160	(18)	1.00%	20,123,153	(18)(19)	13.16%	18,778,993	(19)	83.89%

Deborah Ratner Salzberg	1,391,014	(20)	1.04%	20,170,007	(20)(21)	13.19%	18,778,993	(21)	83.89%

Bruce C. Ratner	1,425,612	(22)	1.05%	1,425,612		1.05%		-	-

Deborah L. Harmon	8,529	(23)	0.01%	8,529		0.01%		-	-

OTHER NAMED EXECUTIVE OFFICER

Robert G. O’Brien (e)	408,832	(24)	0.30%	408,832		0.30%		-	-

ALL DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS AS A GROUP (18 in number)	13,272,682	(25)	9.73%	32,088,887	(25)(26)	20.64%	18,816,205	(26)	84.06%

(1)	Includes 48,547 shares that were issuable upon the exercise of stock options vested at February 26, 2010 or vesting within 60 days thereafter.

(2)
Includes 63,324 shares of Class A Common Stock held in partnerships in which Joan K. Shafran has shared power of voting and disposition. Ms. Shafran has beneficial ownership of 86,248 shares of Class A Common Stock held in trusts and a foundation: 18,620 shares for which she is trustee and has shared power of voting and disposition and 67,628 shares for which she has sole power of voting and disposition.

(3)
Includes 13,500 shares of Class B Common Stock held in a partnership in which Joan K. Shafran has shared power of voting and disposition. Ms. Shafran’s beneficial ownership of the remaining 18,778,993 shares of Class B Common Stock reflects her status as a general partner of RMSLP. See discussion of RMSLP on pages 1-2.

(4)	Includes 1,769 shares of restricted stock and 73,856 shares that were issuable upon the exercise of stock options vested at February 26, 2010 or that will vest within 60 days thereafter.

(5)	Includes 884 shares of restricted stock and 77,402 shares that were issuable upon the exercise of stock options vested at February 26, 2010 or that will vest within 60 days thereafter.

(6)
Albert B. Ratner has beneficial ownership of 2,416,595 shares of Class A Common Stock held in trusts and foundations: 1,803,924 shares for which he is a trustee with shared power of voting and disposition and 612,671 shares for which he has sole power of voting and disposition. Mr. Ratner also has beneficial ownership of 256,605 shares held in trusts for which he is trust advisor and has shared power of voting and disposition.

(7)
Albert B. Ratner has beneficial ownership of 15,740 shares of Class B Common Stock held in a trust for which he is trustee and has sole power of voting and disposition. Does not reflect the following shares of which Albert B. Ratner disclaims beneficial ownership: 5,013,307 shares of Class B Common Stock held in trusts for which he is trustee and 275,112 shares held in trusts for which he is trust advisor, of which 2,378,478 shares are held in the Albert Ratner Family Branch of RMSLP and 2,909,941 shares are held in the Max Ratner Family Branch of RMSLP. See discussion of RMSLP on pages 1-2.

(8)
Samuel H. Miller has beneficial ownership of 1,210,020 shares of Class A Common Stock held in trusts and a foundation: 848,505 shares for which he has sole power of voting and disposition and 361,515 shares for which he is a trustee with shared power of voting and disposition.

(9)	Samuel H. Miller’s beneficial ownership of these shares of Class B Common Stock reflects his status as a general partner of RMSLP. See discussion of RMSLP on pages 1-2.

(10)
Charles A. Ratner has beneficial ownership of 2,840,981 shares of Class A Common Stock held in trusts and foundations for which he is trustee and has shared power of voting and disposition. Mr. Ratner has beneficial ownership of 122,186 shares held in trusts for which he is trust advisor and has shared power of voting and disposition. Includes 143,200 shares that were issuable upon the exercise of stock options vested at February 26, 2010 or that will vest within 60 days thereafter.

(11)	Charles A. Ratner’s beneficial ownership of these shares of Class B Common Stock reflects his status as a general partner of RMSLP. See discussion of RMSLP on pages 1-2.

(12)
James A. Ratner has beneficial ownership of 4,582,767 shares of Class A Common Stock held in trusts: 4,552,325 shares for which he is trustee and has shared power of voting and disposition and 30,442 shares for which he has sole power of voting and disposition. Mr. Ratner has beneficial ownership of 113,101 shares held in trusts for which he is trust advisor and has shared power of voting and disposition. Includes 90,000 shares that were issuable upon the exercise of stock options vested at February 26, 2010 or that will vest within 60 days thereafter.

(13)
Does not reflect the following shares of which James A. Ratner disclaims beneficial ownership: 4,401,231 shares of Class B Common Stock held in trusts for which he is trustee and 922,866 shares held in trusts for which he is trust advisor, of which 4,145,111 shares are held in the Max Ratner Family Branch of RMSLP and 1,178,986 shares are held in the Albert Ratner Family Branch of RMSLP. See discussion of RMSLP on pages 1-2.

(14)	Includes 884 shares of restricted stock and 45,002 shares that were issuable upon the exercise of stock options vested at February 26, 2010 or that will vest within 60 days thereafter.

(15)
Ronald A. Ratner has beneficial ownership of 2,868,591 shares of Class A Common Stock held in trusts: 1,860,052 shares for which he is trustee and has shared power of voting and disposition and 1,008,539 shares for which he has sole power of voting and disposition. Mr. Ratner has beneficial ownership of 56,818 shares held in trusts for which he is trust advisor and has shared power of voting and disposition. Includes 90,000 shares that were issuable upon the exercise of stock options vested at February 26, 2010 or that will vest within 60 days thereafter.

(16)	Ronald A. Ratner’s beneficial ownership of these shares of Class B Common Stock reflects his status as a general partner of RMSLP. See discussion of RMSLP on pages 1-2.

(17)	Includes 1,769 shares of restricted stock and 52,256 shares that were issuable upon the exercise of stock options vested at February 26, 2010 or that will vest within 60 days thereafter.

(18)
Brian J. Ratner has beneficial ownership of 1,240,821 shares of Class A Common Stock held in trusts and foundations: 1,236,471 shares for which he is trustee and has shared power of voting and disposition and 4,350 shares for which he has sole power of voting and disposition. Mr. Ratner has beneficial ownership of 36,800 shares held in trusts for which he is trust advisor and has shared power of voting and disposition. Includes 12,839 shares of restricted stock and 53,700 shares that were issuable upon the exercise of stock options vested at February 26, 2010 or that will vest within 60 days thereafter.

(19)	Brian J. Ratner’s beneficial ownership of these shares of Class B Common Stock reflects his status as a general partner of RMSLP. See discussion of RMSLP on pages 1-2.

(20)
Deborah Ratner Salzberg has beneficial ownership of 1,272,979 shares of Class A Common Stock held in trusts and foundations: 550,994 shares for which she is trustee and has shared power of voting and disposition and 721,985 shares for which she has sole power of voting and disposition. Ms. Ratner Salzberg has beneficial ownership of 51,952 shares held in trusts for which she is trust advisor and has shared power of voting and disposition. Includes 12,983 shares of restricted stock and 53,100 shares that were issuable upon the exercise of stock options vested at

February 26, 2010 or that will vest within 60 days thereafter.

(21)	Deborah Ratner Salzberg’s beneficial ownership of these shares of Class B Common Stock reflects her status as a general partner of RMSLP. See discussion of RMSLP on pages 1-2.

(22)
On February 26, 2010, Bruce C. Ratner and certain individuals and entities affiliated with Bruce C. Ratner held 3,646,755 Class A Common Units (“Units”) in Forest City Master Associates III, LLC that were obtained in a transaction designed to increase Forest City’s ownership interest in 30 properties and service companies that were owned jointly by us and Bruce C. Ratner. See “Transactions With Bruce C. Ratner and His Affiliates” on page 43 for a more detailed description of the transaction. The Units may be exchanged for an equal number of shares of our Class A Common Stock or, at our option, for cash equal to the then-current market price of our Class A Common Stock. Bruce C. Ratner claims beneficial ownership in 982,452 Units held by him and 428,160 Units held in a trust for which he is trustee. Bruce C. Ratner disclaims beneficial ownership in 2,017,518 Units held in trusts in which he is not trustee and 218,625 Units held directly by others. Bruce C. Ratner claims beneficial ownership of 15,000 shares of Class A Common Stock held in a custodial account.

(23)	Includes 884 shares of restricted stock and 7,202 shares that were issuable upon the exercise of stock options vested at February 26, 2010 or that will vest within 60 days thereafter.

(24)	Includes 91,809 shares of restricted stock and 149,400 shares that were issuable upon the exercise of stock options vested at February 26, 2010 or that will vest within 60 days thereafter.

(25)
These shares of Class A Common Stock represent all the shares in which beneficial ownership is claimed by these persons. Shares for which beneficial ownership have been claimed by more than one person have been counted only once in this category. Includes 148,713 shares of restricted stock and 956,725 shares that were issuable upon the exercise of stock options vested at February 26, 2010 or that will vest within 60 days thereafter, and 1,410,612 Class A Common Units (see note 22 above).

(26)
These shares of Class B Common Stock represent all the shares in which beneficial ownership is claimed by these persons. Included in this total are 18,778,993 shares of Class B Common Stock that are held by RMSLP. Shares for which beneficial ownership have been claimed by more than one person have been counted only once in this category.

(a)	Does not reflect potential conversion of Class B Common Stock to Class A Common Stock.

(b)
Reflects potential conversion of all Class B Common Stock held by the nominee or officer listed to Class A Common Stock. Shares of Class B Common Stock are convertible pursuant to their terms into shares of Class A Common Stock at any time on a one-for-one basis.

(c)	This column includes, if any, Class A stock options that were exercisable on February 26, 2010 or that will be exercisable within 60 days after such date.

(d)	Jerry V. Jarrett is not standing for re-election this year.

(e)	Officer and/or director of various subsidiaries.
Voting Agreement: On November 8, 2006, we entered into a Voting Agreement with RMSLP, Powell Partners Limited, Joseph Shafran, and Bruce C. Ratner. Pursuant to the terms of the agreement, the Board of Directors appointed Bruce C. Ratner as a Class B director. Additionally, RMSLP, Powell Partners Limited and Joseph Shafran have agreed to vote the shares owned by them for the election of Bruce C. Ratner to the Board of Directors at each meeting of our shareholders. If such shares are voted in accordance with the Voting Agreement, then such vote will be sufficient to elect Bruce C. Ratner as a Class B director. The Voting Agreement will terminate under any of the following three circumstances: (i) Bruce C. Ratner’s death or his physical or mental incapacity that prevents him from performing all duties required of our directors; (ii) Bruce C. Ratner and his affiliates no longer hold at least 1.5 million Class A Common Units in Forest City Master Associates III, LLC (or stock issued upon exchange of the Class A Common Units) while he is employed by us or at least 2.5 million Class A Common Units (or stock issued upon exchange of the Class A Common Units) if he is no longer employed by us; or (iii) Bruce C. Ratner materially breaches his non-compete agreement with us or any written policy generally applicable to all members of our Board of Directors. See page 43 for further discussion about Forest City Master Associates III, LLC.

Director Compensation
Our director compensation policy is outlined in the following chart. Compensation is paid to nonemployee directors only. Directors who are also our employees receive no additional compensation for service as directors.

Director Compensation Policy	Amount (1)

Annual Board Retainer	$50,000

Annual Stock Award to Independent Directors (2)	$100,000

Annual Retainer to Independent Director Serving as “Presiding Director”	$12,500

Annual Retainer to Committee Chairman for:
Audit Committee	$24,000
Compensation Committee	$16,000
Corporate Governance and Nominating Committee	$12,000

Annual Retainer to Committee Members (other than Chairman) for:
Audit Committee	$12,000
Compensation Committee	$8,000
Corporate Governance and Nominating Committee	$6,000

Other Fees for:	(fees per day)
Attending other formal meetings in their capacity as directors not held on the same day as a board meeting or board committee meeting, such as Executive Committee and strategic planning meetings.	$1,500
Attending special meetings or performing special services in their capacity as members of a board committee, in each case as determined and approved by the applicable committee.	$1,500

Director Stock Ownership Requirement:

Independent directors have up to five years to accumulate ownership of at least 5,000 shares of our stock. The shares may be acquired through direct acquisition, exercise of stock options, vesting of restricted stock or accumulation of phantom stock in their deferred compensation plan.

(1)	We pay annual retainers in quarterly installments.

(2)
Independent directors may choose between stock options and/or restricted stock in 25% multiples. The default selection is a 50%-50% mix if no choice is made. All grants have graded vesting over three years. The number of Class A Common Stock options granted is determined by dividing the amount of award allocated to stock options by the Black-Scholes fair value, and the number of shares of restricted Class A Common Stock is determined by dividing the amount of award allocated to restricted stock by the closing price of the Class A Common Stock on the date of grant.

Due to the significant decline in the price of our stock between 2008 and 2009, coupled with a review of the number of shares available under the Stock Plan, the Corporate Governance and Nominating Committee chose to reduce the value of equity grants provided in 2009 to our independent directors by 50%.
The Deferred Compensation Plan for Nonemployee Directors permits nonemployee members of the Board of Directors to defer 50% or 100% of their annual board retainer. Directors electing to participate select either a cash investment option or stock investment option for fees deferred during the year. Fees deferred to the stock investment option are deemed to be invested in phantom shares of our Class A Common Stock. Dividends earned on phantom shares are deemed to be reinvested in more shares. After the participant ceases to be our director, the phantom shares accumulated in the participant’s account will be paid out in real shares of Class A Common Stock or cash, as elected by the participant. There were 10,590 phantom shares accumulated in participants’ accounts as of January 31, 2010. In December 2009, the Plan was amended to allow participants to make an annual election as of each December 31 to reallocate their account balances between the two investment options. The Plan does not limit the number of shares that can be issued under the stock investment option.
The Corporate Governance and Nominating Committee annually reviews the policy of independent/nonemployee director compensation and stock ownership requirements.

Director Compensation Table
The information presented in the following table is for the year ended January 31, 2010. All other directors not listed are our employees and receive no compensation in their capacity as director.

					Change in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or			Incentive Plan	Compensation	All Other
	Paid in Cash	Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
Name	($)	($) (1)	($) (2)	($)	($) (3)	($)	($)
Scott S. Cowen	$82,500	$-	$50,000	$-	$-	$-	$132,500
Michael P. Esposito, Jr.	$89,500	$-	$50,000	$-	$173	$-	$139,673
Deborah L. Harmon	$64,000	$-	$50,000	$-	$-	$-	$114,000
Jerry V. Jarrett	$87,000	$-	$50,000	$-	$-	$-	$137,000
Stan Ross	$70,000	$-	$50,000	$-	$-	$-	$120,000
Joan K. Shafran(4)	$50,000	$-	$-	$-	$-	$-	$50,000
Louis Stokes	$64,000	$-	$50,000	$-	$871	$-	$114,871

(1)
Restricted stock grants are valued at their grant-date fair value based on the closing price of the Class A Common Stock on the date of grant. No restricted stock was granted during the year ended January 31, 2010. The aggregate number of unvested restricted stock outstanding at January 31, 2010 was as follows: Cowen, 1,769 shares; Harmon, 884 shares; Jarrett, 884 shares; Ross, 884 shares and Stokes, 1,769 shares.

(2)
Stock option grants are valued at their grant-date fair value that is estimated using the Black-Scholes option-pricing model. The assumptions used in the fair value calculations in 2009 are described in Footnote P, “Stock-Based Compensation,” to our consolidated financial statements for the year ended January 31, 2010, which are included in our Annual Report on Form 10-K filed with the SEC on March 30, 2010. During the year ended January 31, 2010, we granted stock options, having a grant-date fair value of $4.56 per share, as follows: 10,966 options each to Cowen, Esposito, Harmon, Jarrett, Ross and Stokes. The options have an exercise price of $7.80, which was the closing price of the underlying Class A Common Stock on the date of grant. The aggregate number of stock options outstanding at January 31, 2010 was as follows: Cowen, 64,966 options; Esposito, 64,803 options; Harmon, 16,285 options; Jarrett, 59,485 options; Ross, 91,885 options; and Stokes, 86,566 options.

(3)
Represents the amount of above-market earnings on the director’s nonqualified deferred compensation balances. The amount of above-market earnings was computed to be the amount by which the actual earnings exceeded what the earnings would have been had we used 120% times the Federal Long-Term Rates published by the Internal Revenue Service in accordance with Section 1274(d) of the Internal Revenue Code.

(4)	Joan K. Shafran is a nonemployee director, but is not an independent director. She receives the annual cash retainer, but does not receive the annual stock award.

Principal Security Holders
Unless otherwise indicated, the following table sets forth the security ownership as of February 26, 2010 of all other persons who beneficially own 5% or more of our Common Stock.

	Number of Shares of Common Stock Beneficially Owned
				Class A
				Assuming
	Class A			Conversion of			Class B
	Common		Percent	Class B by the		Percent	Common		Percent
Name and Address	Stock(a)		of Class(a)	Beneficial Owner(b)		of Class(b)	Stock		of Class

Third Avenue Management LLC	27,119,135	(1)	20.23%	27,144,935	(1)	20.25%	25,800	(1)	0.12%
622 Third Avenue, 32nd Floor
New York, NY 10017

Wellington Management Company, LLP	17,797,433	(2)	13.28%	17,797,433	(2)	13.28%	-		0.00%
75 State Street
Boston, MA 02109

Morgan Stanley & Co. Incorporated	11,490,892	(3)	8.57%	11,490,892	(3)	8.57%	-		0.00%
1585 Broadway
New York, NY 10036

Cohen & Steers Capital Management, L.P.	8,935,514	(4)	6.67%	8,935,514	(4)	6.67%	-		0.00%
280 Park Avenue, 10th Floor
New York, NY 10017

Abraham Miller	169,360	(5)	0.13%	18,948,353	(5)	12.40%	18,778,993	(5)	83.89%
Graffiti, Inc.
3111 Carnegie Avenue
Cleveland, OH 44115

Ratner, Miller & Shafran Family Interests	14,546,063	(6)	10.82%	33,433,427	(6)	21.80%	18,887,364	(6)	84.38%
(see page 1)
Terminal Tower
50 Public Square, Suite 1600
Cleveland, OH 44113
(1)
Third Avenue Management LLC (“TAM”), a Delaware limited liability company, is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. TAM has sole power of voting for 27,030,017 shares and sole power of disposition of 27,119,135 shares of Class A Common Stock. Various other Third Avenue investment companies registered under the Investment Company Act of 1940 have the right to receive dividends and sales proceeds from certain of the shares reported by TAM. Various separately-managed accounts for whom TAM acts as investment advisor have the right to receive dividends and sales proceeds from certain of the shares reported by TAM. The number of shares of Class A Common Stock beneficially owned represent shares beneficially owned at December 31, 2009 as disclosed in Schedule 13G filed with the SEC by the Principal Security Holder. The number of shares of Class B Common Stock beneficially owned represent shares beneficially owned at December 31, 2009 as disclosed in a Questionnaire for 5% Beneficial Owners provided to us by the Principal Security Holder.

(2)
Wellington Management Company, LLP, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 has shared voting power of 14,296,880 shares of Class A Common Stock and shared dispositive power of 17,797,433 shares of Class A Common Stock. The number of shares of Class A Common Stock beneficially owned represent shares beneficially owned at December 31, 2009 as disclosed in Schedule 13G filed with the SEC by the Principal Security Holder.

(3)
The securities being reported upon by Morgan Stanley & Co. Incorporated (“Morgan Stanley”), as a parent holding company, are owned or may be deemed to be beneficially owned, by Morgan Stanley Investment Management Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Morgan Stanley Investment Management Inc. is a wholly owned subsidiary of Morgan Stanley. Morgan Stanley has sole voting power of 8,918,608 shares of Class A Common Stock and sole dispositive power of 11,490,892 shares of Class A Common Stock. The number of shares of Class A Common Stock beneficially owned represent shares beneficially owned at December 31, 2009, as disclosed in Schedule 13G filed with the SEC by the Principal Security Holder.

(4)
Cohen & Steers Capital Management, Inc., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, and its affiliates, Cohen & Steers, Inc. and Cohen & Steers Europe S.A., have sole voting power of 6,629,033 shares of Class A Common Stock and sole dispositive power of 8,935,514 shares of Class A Common Stock. This represents the number of shares of Class A Common Stock beneficially owned at December 31, 2009, as disclosed in Schedule 13G filed with the SEC by the Principal Security Holder.

Principal Security Holders (continued)
(5)
Abraham Miller is the son of Samuel H. Miller, Co-Chairman of the Board of Directors and Treasurer. Abraham Miller has beneficial ownership of 169,360 shares of Class A Common Stock held in trusts: 67,606 shares for which he is a trustee with shared power of voting and disposition and 101,754 shares for which he has sole power of voting and disposition. Abraham Miller’s beneficial ownership of the Class B Common Stock reflects his status as a general partner of RMSLP. See discussion of RMSLP under “Election of Directors” on pages 1-2.

(6)
The Ratner, Miller and Shafran families have an ownership interest in the Company as reflected in the Principal Security Holders table. These securities are beneficially owned by members of these families either individually or through a series of trusts, foundations and custodianships. Of the shares of Class B Common Stock listed, RMSLP owns 18,778,993 shares, which represent 83.89% of the Class B Common Stock outstanding at February 26, 2010.

Certain members of the Ratner, Miller and Shafran families have been nominated for election to serve on our Board of Directors. (See information regarding nominees and directors previously disclosed for further information regarding the beneficial ownership of Common Stock by these individuals).

(a)	Does not reflect potential conversion of Class B Common Stock to Class A Common Stock.

(b)
Reflects potential conversion of all Class B Common Stock held by the principal security holder listed to Class A Common Stock. Shares of Class B Common Stock are convertible into shares of Class A Common Stock at anytime on a one-for-one basis.

Corporate Governance
We are managed by our senior management under the direction of the Board. The Board operates within a comprehensive plan of corporate governance and has adopted, and periodically reviews, policies and procedures to guide it in the discharge of its oversight responsibilities. Those policies and procedures are summarized in this section. Copies of the Corporate Governance Guidelines adopted by our Board, its committee charters, the Forest City Enterprises, Inc. Amended and Restated Code of Legal and Ethical Conduct (“Code of Legal and Ethical Conduct”) and other relevant information are set forth or explained in greater detail on our website at www.forestcity.net. References to our website are for your convenience; however, the information contained on our website is not incorporated into this proxy statement or any other report we file with the SEC.
We regularly review our corporate governance policies and practices. The Board also routinely compares our corporate governance policies and practices to those suggested by various groups or authorities active in corporate governance, as well as the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of the New York Stock Exchange. These reviews specifically focus on the following areas of corporate governance:
•	our Corporate Governance Guidelines in general;

•	our current Board composition and compensation;

•	our Board and Board committee operation and charters;

•	certain procedures relating to our Code of Legal and Ethical Conduct;

•	our director nomination process;

•	our shareholder communications process; and

•	director continuing education.
We expect to adopt further changes in the future that the Board believes are the best corporate governance policies and practices for it.
Corporate Governance Guidelines
The Board believes in establishing a corporate culture of accountability, responsibility and ethical behavior through the careful selection and evaluation of senior management and members of the Board of Directors and by carrying out the responsibilities of the Board of Directors with honesty and integrity. Our Corporate Governance and Nominating Committee performed its annual review of our Corporate Governance Guidelines and did not recommend any substantive changes. Our Corporate Governance Guidelines, among other things, provide for Audit, Compensation, and Corporate Governance and Nominating Committees; all members of the Audit Committee to be independent directors; regular sessions of independent directors; an annual self-assessment process for the Board and its committees; succession planning; new director orientation; and continuing director education. These guidelines, as amended, largely document practices and principles already in place at the Board level and are available on our website at www.forestcity.net.

Board Leadership Structure
The Board has chosen to separate the positions of chair and chief executive officer. Albert B. Ratner and Samuel H. Miller are the Co-Chairmen of the Board. With their collective 120 years of experience at Forest City, they are leaders in the real estate industry and well suited to providing oversight and direction to our management. We believe this structure is optimal for us because it avoids any duplication of effort between the Co-Chairmen and the Chief Executive Officer and permits Charles A. Ratner, our Chief Executive Officer and President, to focus his efforts on the day to day management of the Company. This separation provides strong leadership for the Board through the Co-Chairmen, while also positioning our Chief Executive Officer as our leader in the eyes of our employees and other stakeholders.
Our independent directors meet in an executive session following each regularly scheduled Board meeting. In accordance with our Corporate Governance Guidelines, Scott S. Cowen, as an independent director and Chairman of the Corporate Governance and Nominating Committee, is the Presiding Director over all of those sessions. The executive sessions provide balance between the different perspectives of the independent directors and the management directors and maintain proper independent oversight of management.
The Board has no formal policy that requires the separation or combination of the chair and chief executive officer roles and may reconsider the best board leadership structure for us from time to time. While we recognize that different board leadership structures may be appropriate for companies in different situations, we believe our current leadership structure, with Albert B. Ratner and Samuel H. Miller serving as Co-Chairmen, Charles A. Ratner serving as Chief Executive Officer and President and Scott S. Cowen serving as a Presiding Director, is the optimal structure for us at this time.
The Board’s Role in Risk Oversight
Our Board plays an important role in our risk oversight. While management is responsible for the day-to-day management of the risks we face, our Board, and its committees, oversee risks through their direct decision-making authority with respect to significant matters and the oversight of management.
Risk oversight is administered by our Board (or a committee thereof) through:
(1) The review and discussion of regular periodic reports to the Board and its committees on topics relating to the risks we face, including, among others, market conditions, cash projections, internal financial measures, occupancy rates, the status of current and anticipated development projects, compliance with debt covenants, management of debt maturities, access to debt and equity capital markets, existing and potential legal claims against us and various other matters relating to our business;
(2) The required approval by the Board (or a committee thereof) of significant transactions and other decisions, including, among others, executive compensation plans, equity and capital transactions, budget and the appointment and retention of senior management;
(3) The direct oversight of specific areas of our business by the Audit, Compensation, and Corporate Governance and Nominating Committees; and
(4) Regular periodic reports from our auditors and other outside consultants regarding various areas of potential risk.
Our Board also relies on management to bring significant matters impacting us to their attention.
Our Board discharges many of its responsibilities and oversight functions with respect to risk through its Audit, Compensation, and Corporate Governance and Nominating Committees. The Audit Committee is the lead committee for the Board’s risk oversight functions through their review of our internal controls over financial reporting, periodic review of fraud risks identified by management, and our financial statements and their preparation. In addition, the Audit Committee oversees our Code of Legal and Ethical Conduct, including an annual update on the content, implementation, operation and effectiveness of our ethics program and the administration of our whistleblower procedures. The Compensation Committee establishes the appropriate compensation incentives. The Audit, Compensation, and Corporate Governance and Nominating Committees are jointly responsible for assessing whether our compensation programs and policies encourage inappropriate risk taking. The Corporate Governance and Nominating Committee is responsible for advising the Board on matters of organizational and governance structure for effective oversight. See pages 16-19 for further discussion of the roles and responsibilities of each of the committees.

Because all of these committees are comprised of independent directors, our independent directors have a significant role in the Board’s risk oversight function. As part of the oversight process, each committee regularly receives reports from members of senior management on areas of material risk to us that are under the purview of that committee to enable it to understand our risk identification, risk management and risk mitigation strategies. While each committee is responsible for evaluating and overseeing certain risks, the entire Board is apprised of such risks through regular committee reports. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Because of the role of the Board in our risk oversight, the Board believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to our operations. The Board recognizes that there are different leadership structures that could allow them to effectively oversee the management of the risks relating to our operations, and while the Board believes their current leadership structure enables them to effectively manage such risks, it was not the primary reason the Board selected their current leadership structure over other potential alternatives. See the discussion under the heading “Board Leadership Structure” above for a discussion of why the Board has determined that their current leadership structure is appropriate.
Independence Determinations
We are considered a “controlled company” under the NYSE corporate governance rules because, as of February 26, 2010, the Family Interests controlled 14,546,063 Class A votes and 188,873,640 Class B votes for an aggregate voting percentage of 56.8%. See “Election of Directors” on pages 1-2 for a description of the Family Interests. As a result of our controlled company status, we are not required to have a majority of the Board of Directors composed of independent directors. The Board has determined that all members of our Compensation Committee, Corporate Governance and Nominating Committee and Audit Committee are independent.
The Board unanimously determined that Messrs. Cowen, Esposito, Jarrett, Ross and Stokes and Ms. Harmon are neither affiliated persons of ours, nor do they have any material relationship with us (other than their role as our director) and, therefore, qualify as independent directors within the meaning of all applicable laws and regulations, including the enhanced independence standards of the NYSE.
The enhanced independence standards of the NYSE discussed by the Corporate Governance and Nominating Committee in their review of director independence status are as follows:
A.
No director will qualify as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us. We will identify which directors are independent and disclose these affirmative determinations.

B.	No director can be independent if the director is, or has been within the last three years, our employee.

C.	No director can be independent whose immediate family member is or has been an executive officer of ours within the last three years.

D.
No director can be independent if the director received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us, other than (a) director and committee fees, (b) compensation received by a director for former service as an interim Chairman, Chief Executive Officer or other executive officer, (c) compensation received by an immediate family member for service as our employee (other than an executive officer), and (d) pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

E.	No director can be independent if:
•	the director is our internal auditor or a current partner or employee of our independent registered public accounting firm;

•	the director has an immediate family member who is our internal auditor or a current partner of our independent registered public accounting firm;

•	the director has an immediate family member who is our internal auditor or a current employee of our independent registered public accounting firm and personally works on our audit; or

•
the director or an immediate family member was within the last three years our internal auditor or a partner or employee of our independent registered public accounting firm and personally worked on our audit within that time.

F.
No director can be independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee.

G.
No director can be independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.

In making these independence determinations, the Board considered all of the factors that automatically compromise director independence as specified in the respective independence standards of the SEC and the NYSE, including but not limited to charitable contributions to any charitable organization in which such director serves as a trustee or director, and definitively determined that none of those conditions existed. In addition, the Board considered whether any material relationship beyond those factors that automatically compromise director independence existed between either us and/or our management and/or any of their respective affiliates or family members or otherwise between each director or any family member of such director or any entity with which director or family member of such director was employed or otherwise affiliated. For those directors for whom the Board determined there was a relationship, with respect to each of the most recent three completed fiscal years, the Board evaluated the following:
•
Payments made to a company where Michael P. Esposito served as chairman of the board until December 2007 and determined that the amount of such payments in such fiscal year was below the limits set forth in our independence standards;

•	Payments made to a law firm where Louis Stokes is senior counsel and determined that the amount of such payments in each fiscal year was below the limits set forth in our independence standards; and

•
Charitable contributions to various organizations where Messrs. Cowen, Ross, Stokes or Jarrett serve or served as a director or trustee and determined that the amount of the contribution to any organization in each fiscal year was below the limits set forth in our independence standards.

The Board definitively determined for those directors identified as independent above that any relationship that existed was not material and did not compromise that director’s independence from management. Accordingly, all of these directors are independent under SEC and NYSE requirements, as well as our own Corporate Governance Guidelines.
Communications with the Board
We have established procedures to permit confidential and anonymous (if desired) submissions to the Presiding Director (the chairman of the Corporate Governance and Nominating Committee) regarding concerns about our conduct. Interested parties may make their concerns about us known to the independent or non-management directors by directly mailing Scott S. Cowen, the Presiding Director, a statement of concerns marked “Confidential” and addressed as follows:
Mr. Scott S. Cowen, Presiding Director
c/o General Counsel
“Confidential”
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1360
Cleveland, Ohio 44113
Code of Legal and Ethical Conduct
We require that all directors, officers and employees adhere to our Code of Legal and Ethical Conduct in addressing the legal and ethical issues encountered in conducting their work. The Code of Legal and Ethical Conduct requires, among other things, that our employees avoid conflicts of interest, comply with all laws and other legal requirements and otherwise act with integrity. We require management personnel and newly hired employees to acknowledge receipt and compliance with the Code of Legal and Ethical Conduct and annually distribute the Code of Legal and Ethical Conduct to all employees to request their review and written acknowledgment of compliance. In addition, those with supervisory duties are also required to acknowledge their responsibility for both informing and monitoring compliance with the Code of Legal and Ethical Conduct on the part of employees under their supervision.
The Board adopted a Senior Financial Officers Code of Ethical Conduct as an addendum to the Code of Legal and Ethical Conduct. The Senior Financial Officers Code of Ethical Conduct formalizes the general standards of honesty, integrity and judgment that we expect of all senior financial officers. We require all senior financial officers to acknowledge receipt of and compliance with the Code of Ethical Conduct annually.

We have implemented an anonymous hotline monitored by an external, third-party firm. Our Audit Committee has adopted a policy statement entitled “Employee Complaint Procedures for Accounting and Auditing Matters” establishing procedures to investigate complaints.
Meetings and Committees of the Board of Directors
The Board
Our Board presently consists of six independent members and nine members of the Ratner, Miller and Shafran families, including eight members of management and one non-management family member. Biographical information and information about the Board committees on which our directors serve are set forth in “Election of Directors” on pages 1-2 of this proxy statement.
During the year ended January 31, 2010, our Board of Directors held four regular meetings and five special meetings. All directors attended at least 75% of the aggregate of the meetings of the Board and those committees on which each independent director served. Our policy with respect to attendance by directors at the annual meeting of shareholders is that attendance is required when the annual meeting of shareholders coincides with a Board of Directors meeting. The exception to this attendance requirement is when the two meetings are not consecutively scheduled. All fifteen directors attended our 2009 annual meeting of shareholders.
The independent members of the Board meet in an executive session following each regularly scheduled Board meeting. Scott S. Cowen, as the Chairman of the Corporate Governance and Nominating Committee, serves as Presiding Director of all of these sessions.
Committees of the Board
The Board’s policy is to conduct its specific oversight tasks through committees, with the objective of freeing the Board as a whole to focus on strategic oversight and matters that by law or good business practice require the attention of the full Board. Our Board has established three standing committees, functioning in the following areas:
•	audit and financial reporting;

•	management compensation; and

•	nominations, corporate governance and succession planning.
Each of the standing committees operates under a written charter approved by the Board following review and recommendation by the Corporate Governance and Nominating Committee. The committee charters for each of the standing committees can be viewed on our website at www.forestcity.net. Each Board committee is authorized to retain outside advisors.
Audit Committee: Our Audit Committee is presently composed of four nonemployee, independent directors: Michael P. Esposito, Jr., the chairman, Jerry V. Jarrett, Stan Ross and Deborah L. Harmon. The Board determined that Messrs. Esposito, Jarrett and Ross and Ms. Harmon each qualify as an audit committee “financial expert” in accordance with the requirements of Section 407 of the Sarbanes-Oxley Act of 2002 and the SEC rules implementing that section. The Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities with respect to the following:
•	the integrity of our financial statements, including our system of internal controls, accounting controls and disclosure controls;

•	our compliance with legal, ethical and regulatory requirements including, but not limited to, the requirements of the Sarbanes-Oxley Act of 2002;

•	the independent registered public accounting firm’s qualifications and independence;

•	the performance of the independent registered public accounting firm and our internal audit function; and

•	production of the Audit Committee’s report, made pursuant to the Securities Exchange Act of 1934, to be included in the proxy statement relating to our annual meeting of shareholders.

The Audit Committee meets with the independent registered public accounting firm on a quarterly basis and periodically as deemed necessary. In addition, the Audit Committee has created a policy for “Employee Complaint Procedures for Accounting and Auditing Matters,” which establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
Our shareholders will have the opportunity to ratify the appointment of our independent registered public accounting firm at our 2010 annual meeting (see Ratification of Independent Registered Public Accounting Firm on page 54). Although this ratification is not required by law, the Board believes that shareholders should have an opportunity to express their views on the subject.
The Audit Committee met nine times during the year ended January 31, 2010.
A copy of the Audit Committee Report is included in this proxy statement on page 55. The Audit Committee charter, as amended, is available on our website at www.forestcity.net.
Compensation Committee: Our Compensation Committee is presently composed of six nonemployee, independent directors: Jerry V. Jarrett, the chairman, Scott S. Cowen, Michael P. Esposito, Jr., Stan Ross, Louis Stokes and Deborah L. Harmon. The Compensation Committee’s purpose is to assist the Board in carrying out its oversight responsibilities relating to compensation matters by:
•	establishing and administering compensation of our executive officers and senior management;

•	reviewing, at least annually, the goals, objectives and policies of our executive compensation plans;

•	reviewing, at least annually, the succession plan for the Company and our senior executives;

•
reviewing the total compensation for the Chief Financial Officer and the other most highly compensated individuals included in the Summary Compensation Table on page 37 as well as certain senior executive officers of important business units and subsidiaries in light of the executive compensation goals and objectives;

•	administering our stock option or other equity incentive plans and approving all equity incentive awards for our executive officers; and

•
in accordance with federal securities laws, reviewing the Compensation Discussion & Analysis prepared by our management and recommending the inclusion of such disclosure in the proxy statement relating to our annual meeting of shareholders.

The committee also annually evaluates the performance of our Chief Executive Officer based on objective and subjective criteria, including an assessment of business performance, accomplishment of long-term strategic objectives, and management development. For a description of the committee’s policies and procedures for the consideration and determination of executive compensation, see the Compensation Discussion & Analysis – Oversight of the Executive Compensation Program on page 20.
The Compensation Committee met six times during the year ended January 31, 2010.
A copy of the Compensation Committee Report is included in this proxy statement on page 32. The Compensation Committee charter, as amended, is available on our website at www.forestcity.net.
Corporate Governance and Nominating Committee: Our Corporate Governance and Nominating Committee is composed of three nonemployee, independent directors: Scott S. Cowen, the chairman, Louis Stokes and Michael P. Esposito, Jr. The Corporate Governance and Nominating Committee’s purpose is to assist the Board in carrying out its oversight responsibilities relating to corporate governance matters, including the composition of the Board. As part of its responsibilities, the committee considers and makes recommendations to the full Board with respect to the following matters:
•	identifying individuals qualified to become Board members and the director nominees for the next annual meeting of shareholders;

•	director nominees for each committee;

•	our organizational and governance structure, including developing and recommending to the Board the Corporate Governance Guidelines applicable to us;

•	our Code of Legal and Ethical Conduct;

•	appropriate procedures for the succession planning for our senior executive officer positions;

•	appropriate procedures to evaluate the performance of our Chief Executive Officer;

•	evaluation of the Board and its committees;

•	nonemployee Board member compensation and stock ownership requirements;

•	our strategic plan;

•	determination of which members of senior management qualify as officers subject to Section 16 of the Securities Exchange Act of 1934;

•	related party transactions; and

•	the Audit Committee “financial expert” and the “financial literacy” of the Audit Committee members.
The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The committee regularly reviews the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the committee considers various potential candidates for director. The Corporate Governance and Nominating Committee may consider candidates recommended by shareholders, as well as from other sources, such as current directors or officers, professional search firms or other appropriate sources. The committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors, and the Corporate Governance and Nominating Committee does not perceive a need to increase the size of the Board of Directors.
Third party consultants may be retained from time to time to identify potential candidates, but any such retention will be made directly by the Corporate Governance and Nominating Committee. If retained, third party consultants would be used primarily to identify potential candidates, conduct customary background and reference checks and recommend potential candidates to the committee in accordance with criteria furnished by the committee. On occasion, at the request of the chairperson of the committee, third party consultants may also conduct preliminary screening and interviews to assess candidate suitability in accordance with criteria furnished by the committee.
Our Corporate Governance Guidelines contain Board membership criteria that apply to the Corporate Governance and Nominating Committee’s recommended nominees for a position on our Board of Directors. Under these criteria, members of the Board shall demonstrate the qualities of integrity and high ethical standards, have the ability to communicate clearly and persuasively, express opinions, raise questions and make informed, independent judgments. A director shall possess knowledge, experience and skills in a minimum of one specialty area, such as: knowledge of the real estate industry (development, management, operations, marketing, competition, etc.); accounting and finance; corporate management; and international, legal or governmental expertise. Other qualifications include diversity in gender, ethnic background, geographic origin or personal and professional experience. The willingness and ability to work with other members of our Board of Directors in an open and constructive manner and the ability to devote sufficient time to prepare for and attend Board meetings are required. Service on other boards of public companies should be limited to no more than three or four, subject to the Board of Directors’ review.
To submit a recommendation of a director candidate to the Corporate Governance and Nominating Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Corporate Governance and Nominating Committee, at the address shown on page 15:
•	the name, age, business address and residence of the person recommended as a director candidate;

•	the principal occupation or employment of the person;

•
any information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

•	the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

•	the name and record address of the nominating shareholder;

•	the number of shares and class of common stock beneficially owned, for at least one year, by the nominating shareholder; and

•	a statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.
In order for a director candidate to be considered for nomination at our annual meeting of shareholders, the recommendation must be received by the Corporate Governance and Nominating Committee at least 90 calendar days prior to the date our proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.
The Corporate Governance and Nominating Committee met five times during the year ended January 31, 2010.
The Corporate Governance and Nominating Committee charter, as amended, is available on our website at www.forestcity.net.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee of the Board of Directors consists entirely of nonemployee, independent directors. No member of the Compensation Committee is a current or former officer or employee of ours or any of our subsidiaries, and none had interlocking relationships with any other entities of the type that would be required to be disclosed in this proxy statement.
Compensation Discussion & Analysis
Introduction
We are a real estate company principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We were founded in 1920 and have been publicly-traded since 1960. Headquartered in Cleveland, Ohio, we have offices throughout the United States and in London, England. As of January 31, 2010, we had approximately $11.9 billion in consolidated assets, 3,019 employees, annual revenues of $1.26 billion, and an equity market capitalization of $1.76 billion.
We attribute much of our long-term success to our highly talented and experienced employees and our core values: integrity and openness in dealings with all stakeholders; creativity and an entrepreneurial spirit; teamwork; diversity and community involvement; sustainability; and long-term value creation through a high-performance culture. Our executive compensation program is intended to support these values, reinforce our culture and drive long-term growth and value creation. The following discussion summarizes our executive compensation program’s key objectives and primary components.

We designed our executive compensation program to meet the needs of our Company, our shareholders and our employees, and with the intent of achieving the following key objectives:
• To focus senior management on key business objectives as reflected in our annual business plan and long-term strategic plan that support our ultimate objective of maximizing shareholder value.
• To attract and retain highly talented employees to lead our continued growth and success and to reward them for their contributions toward that success.
• To reinforce our core values by providing for fair and competitive pay that is aligned with performance.

In order to achieve these objectives, our executive compensation program includes the following primary components:
• Competitive base salaries reflective of each executive’s responsibility level and individual performance over time.	• Performance-based annual incentives that are tied to the attainment of specified business objectives at the corporate, business unit, and/or individual levels.
• Long-term incentives linked to strategic goals and long-term shareholder value creation.	• Benefits that meet the needs of our employees and their families at a reasonable shared cost.

Each of these pay components is described in more detail later in this document.

Oversight of the Executive Compensation Program
The Compensation Committee (“Committee”) of the Board of Directors administers our executive compensation program. The current members of the Committee are Jerry V. Jarrett (Chairman), Scott S. Cowen, Michael P. Esposito, Jr., Deborah L. Harmon, Stan Ross, and Louis Stokes. All members of the Committee are outside directors as defined under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), are non-employee directors as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and qualify as independent directors under the NYSE listing standards.
In reviewing and designing the various components of our executive compensation program, the Committee periodically draws upon the expertise of our Chief Executive Officer and Executive Vice President, Human Resources who typically attend the Committee meetings. Our CEO provides advice and counsel to the Committee regarding alignment of performance measures under our annual Short-Term Incentive Plan (“STIP”) and our Long-Term Incentive Plan (“LTIP”) relative to our annual business and strategic plans, may discuss the performance of key executives who report to him in the determination of the individual component of awards as well as any merit increases or pay adjustments, offers guidance and recommendations on succession and management planning activities and discusses the impact of design of our incentive programs (including equity awards) on our ability to attract, motivate and retain key personnel. Our EVP, Human Resources provides information pertaining to our compensation programs and in connection with succession planning reviews. Our Chief Financial Officer, who attends meetings as requested, periodically provides an accounting and analysis of the financial results of performance measures under the STIP and LTIP. The Committee meets in executive session when discussing the compensation of the CEO.
The Committee has the authority to retain, terminate, and approve fees for any compensation consultant used to assist in the evaluation of compensation for executive officers and other senior management employees. It may also obtain advice and assistance from internal or external legal, accounting, or other advisors.
The Committee retained Mercer Human Resources Consulting (“Mercer”) to provide guidance on various aspects of our executive compensation program including: a review of our overall compensation program design and potential modifications given economic and business conditions; recommendations and design modifications regarding the annual and long-term incentive compensation plans; a review of enhanced disclosure requirements resulting from regulatory changes, and benchmarking of competitive trends. Mercer discussed these topics with executive management and provided summary information to the Committee during the year. In addition to these consulting services, we purchased a standard benchmark survey product pertaining to non-executive compensation from Mercer during 2009.
Additionally, in September 2009, the Committee engaged Pearl Meyer and Partners to review compensation for executives at our Forest City Ratner Companies subsidiary in New York. The results of this review and any recommendations are expected to be shared with the Committee during the first half of 2010. The Committee periodically obtains ongoing legal and compensation design guidance and information from other sources, including publications from various consulting firms.
Our management is responsible for the preparation of this Compensation Discussion & Analysis.
Executive Summary of changes made to our compensation program in 2009
The following summarizes the major changes taken with respect to our executive compensation program during 2009. Further discussion of each change is provided throughout this Compensation Discussion & Analysis:
•
For the 2009 performance period, the Committee approved a change in one of the performance measures used to determine awards earned under our annual STIP. In addition to a target Earnings Before Depreciation, Amortization and Deferred Taxes per share (“EBDT per share”) amount, the Committee approved the use of a Corporate Liquidity measure under the STIP. The Corporate Liquidity component of the STIP was based on cash generated to operate the business and meet investment obligations. Corporate Liquidity was used in lieu of a measure of internal value creation (Total Return) that had been used in prior years under the STIP. In approving this change in early 2009, the Committee took into consideration the impact of current economic conditions on the lending and capital markets at the time, particularly for real estate. Given the substantial reduction in the availability of and access to capital associated with the volatility in the capital markets and changes to our strategic goals, the Committee agreed that a Corporate-wide Liquidity measure should be used in 2009. We removed the business unit portion of the STIP award opportunity that had been in place for select executives for a number of years for the 2009 performance period to focus executives on the most critical aspects of our overall business plan.

•
During 2008, the Committee had approved the use of a value-based approach to granting shares to LTIP participants under the Forest City Enterprises, Inc. 1994 Stock Plan, as amended and restated as of June 19, 2008 (“Stock Plan”). Given the significant decline in our share price beginning in late 2008 and continuing into 2009, and the limited number of shares available for grant under the Stock Plan, we did not grant similar share values in 2009. The Committee explored several alternatives and then approved equity grants subject to a run rate cap of 0.95% of weighted average common shares outstanding as discussed further in the “Equity” section of this document. A greater total number of options and restricted shares were granted than during 2008; however the Black-Scholes value for options and the grant date fair value of restricted shares were significantly less.

•
In early 2010, the Committee approved the use of a modified approach in how awards would be determined under the executive version of the STIP for the 2010 performance period. The formula, which consists of an EBDT goal, will establish a maximum award per executive that could be earned. The Committee would be able to apply negative discretion using a variety of other qualitative and/or quantitative factors when determining the executive’s actual 2010 award, if any. We intend to qualify any payments earned under the executive version of the STIP as performance-based compensation as defined under IRC Section 162(m).

•
The Committee also approved a new two-year performance cycle in early 2010, associated with an award opportunity under the cash-based portion of the Executive Long-Term Incentive Plan (“Executive LTIP”). Any actual awards earned are to be based on performance relative to a cumulative EBDT goal for the period ending January 31, 2012. In approving the new opportunity, the Committee considered changes to our strategic business plans and goals prompted by economic and business conditions in the real estate market in general, as well as competitive pay practices at other organizations. The Committee also took into consideration the reduced likelihood that payments under the cash-based LTIP for the 2008 — 2011 cycle would be earned. We structured this opportunity to qualify any payments earned as performance-based compensation as defined under IRC Section 162(m).

Executive Compensation Core Principles
The Committee uses a set of core principles as outlined below, to guide the development and use of specific compensation elements:
•
Our executive compensation program should reinforce key business objectives and our core values: Performance goals under the STIP and the LTIP are linked to our annual business plan and strategic plans, with an emphasis on long-term shareholder value creation.

•
Pay should be aligned with performance: Our executive compensation program emphasizes variable incentive pay tied to challenging performance goals, with no awards earned for results below a designated threshold level. Senior executives and managers can earn significant incentive awards when outstanding Company, business unit and/or individual performance results are achieved and little or no awards when performance is below the target level. Performance is measured relative to the annual business plan and long-term strategic plan.

•
A majority of pay for top executives should be performance contingent: Our executive compensation program promotes a pay for performance orientation, consistent with our high-performance culture, through the emphasis on incentive compensation. We provide incentive award opportunities, expressed as a percent of base salary, to our Named Executive Officers (as defined on page 37). The STIP currently promotes teamwork through the use of corporate performance goals for Named Executive Officers as outlined below in the “Components of the Executive Compensation Program” section beginning on page 23. We base awards under the cash-based portion of the LTIP on corporate and/or business unit performance goals, and the awards are only earned if targets are met. Stock option awards under the LTIP will only have value if our stock price appreciates between the time of grant and the time of exercise. Similarly, performance share awards will only be earned if certain performance goals are met. Actual pay levels will vary with our performance results.

The Committee has discretion to determine the incentive amounts paid under the STIP and the LTIP in the event of extraordinary or unusual circumstances that are separate and apart from normal economic cycles. The Committee did not exercise this discretion during 2009.

•
Incentive compensation should be tied to short-term and long-term performance: Our executive compensation program seeks to link incentive pay to performance over multiple time frames. Annual incentives under the STIP reward short-term performance in support of our annual business plan. Long-term incentives include the cash component of the LTIP that reflects performance over a period of up to four years (generally consistent with our strategic planning cycle), and equity components (currently stock options, restricted stock awards and/or performance share grants), which reward long-term shareholder value creation.

•
Long-term incentives are emphasized to align executive and shareholder interests: Our executive compensation program places greater emphasis on long-term incentives as compared with annual incentives, to focus senior management on long-term strategic goals and shareholder value creation. We currently use a combination of equity-based and cash-based long-term award vehicles to minimize potential shareholder dilution resulting from the sole use of equity plans.

•
Total compensation should be fair, competitive and communicated: We operate in a highly competitive industry and must ensure that our executive pay program allows us to attract and retain senior management talent for continued growth and success. Pay levels are periodically reviewed to determine if they are externally competitive and internally equitable. For the 2009 performance cycle, we used two corporate performance measures, EBDT per share and Corporate Liquidity under the STIP. We provide annual notification to participants of performance goals and corresponding award opportunities for the incentive compensation plans.

•
Our executive compensation program should not encourage the taking of excessive risks that could be detrimental to the interests of our shareholders: Our use of annual and long-term incentives, the award of different types of equity compensation and the use of different performance measures do not encourage our senior management to take unreasonable risks relating to our business. The Audit, Compensation, and Corporate Governance and Nominating Committees believe our compensation program elements do not encourage excessive risk taking since overall pay is appropriately balanced between various components as outlined in the “Components of Executive Compensation Program” section beginning on page 23. Further information is also contained in the “Additional Executive Compensation Policies” section of this Compensation Discussion & Analysis.

Target Executive Officer Pay Levels and Relevant Employment Market
We use targeted pay levels to reinforce core principles and key objectives under our executive compensation program. Assuming at goal performance the targets relative to the market are as follows:

		Total Annual Cash	Long-Term
Base Salary	Annual Incentives	Compensation	Incentives	Total Direct Compensation
(A)	(B)	(A + B)	(C)	(A + B + C)

Slightly above market medians	At market medians	Slightly above market medians	Above market medians	Above market medians

Base salaries and annual incentives are targeted competitively to attract talented and experienced executives. Long-term incentives are targeted above the market median, reinforcing our focus on challenging long-term strategic goals and shareholder value creation and to facilitate the attraction and retention of talented senior executives and managers.
Due to the emphasis on performance-based incentive compensation, actual total direct pay can be above or below targeted levels based on our actual versus planned performance results and level of stock price appreciation. For example, total direct compensation may be at or above the market 75th percentile when we achieve superior performance results, or well below the market median when goals are not met.
The level of overall compensation provided to our Named Executive Officers during the past fiscal year varied from historical levels. Due to constraints in the number of available shares and the use of a run rate cap, eligible Named Executive Officers were provided with substantially less equity value than in prior years, We calculated our run rate using the total shares issued divided by the weighted average common shares outstanding during the fiscal year immediately prior to the grant. While our overall targeted position relative to the market has not changed significantly, we believe our ability to accurately assess our overall competitive pay position relative to market at this time has been made more difficult given the challenging economic environment all companies face and the adjustments they are making to their compensation programs in light of these conditions. The Committee continues to monitor trends through a variety of surveys and other sources as they become available.
Relevant Employment Market for Executive Officers: The relevant employment market for executives is national and includes diversified real estate organizations, including publicly-traded and privately-held companies, with equity market capitalizations and/or total assets comparable to ours. Because we operate in 27 states and the District of Columbia, including several high cost of living locations such as New York and California, we consider geographic pay differentials when establishing base salaries for senior executives and managers, as applicable.

In assessing pay competitiveness for senior management, we review published compensation surveys for the real estate industry (reflecting data for both public and private companies), including: the National Association of Real Estate Investment Trusts (NAREIT) Compensation Survey, the National Multi-Housing Council’s National Apartment Survey and Mercer’s Real Estate Compensation Survey and U.S. Benchmark Database. We use the survey data to benchmark the pay practices and levels for our executives relative to jobs with similar duties as described in the surveys. We review base salary, short-term and long-term incentive opportunities to determine if our pay practices remain in line with our overall executive pay strategy and key objectives. In addition, Mercer periodically reviews proxy-statement pay data for a designated group of publicly-traded industry peers as referenced below. We use this to compare compensation for our Named Executive Officers.
We periodically review the companies in our peer group for their similarity in sales, asset size and/or market capitalization. Given that we have diversified real estate holdings, we give significant consideration to ensure the peer companies chosen represent a cross-section of the industry including land as well as retail, office and residential development and management companies. Peer group companies in the most recent review consisted of: AMB Property Corporation, Apartment Investment and Management Company, AvalonBay Communities, Inc., Boston Properties, Inc., Brookfield Properties Corporation, CBL & Associates Properties, Inc., Cousins Properties, Incorporated, Developers Diversified Realty Corporation, Duke Realty Corporation, Equity Residential, General Growth Properties, Inc., Kimco Realty Corporation, Liberty Property Trust, Macerich Company, Simon Property Group, Inc., SL Green Realty Corp., St. Joe Company, Taubman Centers, Inc., UDR, Inc. and Vornado Realty Trust.
Components of the Executive Compensation Program
The table below provides a high level overview of the four primary components within our executive compensation program. A more detailed description for each component follows.

Element	Key Objectives	Paid in	Performance Linkage
Base Salary	Provide fixed income stream based on level of responsibility, experience and individual performance	Cash	Partially linked (merit increases tied to performance)
Annual Incentives	Align pay with achievement of short-term performance goals in support of annual business plan	Cash	Highly linked
Long-Term Incentives	Align pay with achievement of longer-term strategic goals and shareholder value creation, enhance retention of senior management, facilitate stock ownership	Equity-Linked Incentive Compensation • Stock Options • Performance Shares • Restricted Stock Cash	Highly linked
Benefits & Perquisites	Provide for employee health, welfare and retirement needs	Health Care Life and Disability Retirement Plans	Minimally or not linked

The following charts illustrate the percentage of the target 2009 annualized equivalent direct compensation opportunity (defined as base salary plus short-term and long-term incentives) for each of our Named Executive Officers. Benefits are excluded from the chart below since no formal target levels typically exist for these programs.
As noted in the descriptions of each component of our executive compensation program that follow, actual awards earned could differ from the annualized target levels shown below.
Because of their substantial ownership interests, elements of the target annualized equivalent direct compensation opportunity for Charles A. Ratner, James A. Ratner and Ronald A. Ratner have not been fully adjusted to market levels. Notably, target LTIP award levels for these executives are below the target levels outlined earlier in this document. The Committee accepted management’s recommendation for this recognizing that targeted compensation levels for these three executives are below our stated goals and those of the market as indicated by benchmark surveys and peer group proxy data.

Consistent with our executive compensation core principles, the majority of the target pay levels shown for each Named Executive Officer above are performance-based. For Charles A. Ratner, James A. Ratner and Ronald A. Ratner, about one quarter of their target annualized total direct compensation opportunity is delivered through annual incentives, with approximately another 40% through stock options, performance shares and long-term cash incentives.
Similarly, a large portion of Robert G. O’Brien’s target annualized total direct compensation is based on performance. About 20% of his target opportunity is attributable to annual incentives, with approximately 50% aligned with longer-term incentives. This is consistent with our desire to focus and reward our executives based on longer-term performance.
Approximately 20% of Brian J. Ratner’s target annualized equivalent compensation opportunity is provided via our annual incentive program. Because of the more limited scope of his role as a corporate executive vice president and as President of East Coast Development for our Commercial Division, a smaller portion of Brian J. Ratner’s target annual compensation opportunity is attributable to performance-based long-term incentives, with about one-third of the total delivered through stock options and our cash-based LTIP. Brian J. Ratner also receives about 10% of his target annualized compensation in the form of time vested restricted shares.
These target levels of compensation have been in place since the 2008 fiscal year. However as noted earlier in this Compensation Discussion & Analysis and in each section that follows, the actual amounts earned by each of our Named Executive Officers will vary based on company, business unit and/or individual performance. Additionally, due to changes in the market value of our shares during 2009 coupled with share availability constraints under our Stock Plan, the Committee approved short-term adjustments to the number of shares granted. Further discussion of this is included in the “Equity” section which follows.
Base Salary: Base salary is reflective of the executive’s level of responsibility, experience, individual performance and contributions to our overall success. It also impacts annual and long-term incentive award opportunities that are expressed as a percentage of base salary.
Base salaries are targeted competitively consistent with our overall pay philosophy and may be adjusted for senior executives and management within certain high cost of living locations (such as New York and California) to reflect geographic pay differentials. We do not apply geographic pay differentials to targeted pay levels for employees within our Cleveland headquarters, including our Named Executive Officers. Actual salaries may be above or below the targeted level, based on each executive’s level of experience and performance.
In determining base salary levels for other executive officers, the Committee considers:
•	Pay practices of comparable real estate organizations;

•	CEO recommendations for our other executive officers; and

•	Their assessment of each executive’s contributions towards our success.
As discussed earlier, we set pay levels for our senior executives and managers using external market data and also take into account internal equity considerations. Consistent with their employment agreements, base salary amounts for certain Named Executive Officers in 2009 were unchanged from the previous fiscal year-end as follows: Charles A. Ratner, $500,000; James A. Ratner, $450,000; and Ronald A. Ratner, $450,000. Robert G. O’Brien’s salary, which is not determined by an employment agreement, was $475,000 and reflects his responsibilities as Executive Vice President and CFO. Brian J. Ratner’s salary was $321,368, reflecting his responsibility as a corporate executive vice president and as President of East Coast Development for our Commercial Division, and is also not based on an employment contract. The salaries for Messrs. Robert G. O’Brien and Brian J. Ratner are determined using competitive pay information from the various benchmark salary surveys previously referenced in this document and are adjusted periodically as deemed appropriate. Additionally, Mr. O’Brien’s salary takes into consideration data from peer group proxy reviews.
Annual Incentives: Eligible Named Executive Officers and other members of senior management participate in the STIP. The Plan’s primary objective is to motivate senior executives and managers to achieve specified business objectives over the short-term that lead to long-term value creation. Actual awards earned, if any, can be considerably above or below target levels based on our actual versus planned performance.

Each year, our CEO in consultation with the CFO and members of the senior management team, recommends performance goals to the Committee for each measure under the STIP. Any earned awards are subsequently paid in cash upon final determination and approval by the Committee. Performance measures under the STIP for the 2009 performance period included EBDT per share at the corporate level and Corporate Liquidity defined as cash generated to operate the business and meet investment obligations. Management recommended and the Committee approved a shift to the Corporate Liquidity measure for 2009 given the strategic importance of this goal. In early 2009, the availability of and access to capital in the markets had diminished significantly and the overall economic conditions for real estate were very challenging, thus prompting a shift from the Total Return measure used under the STIP for the 2008 performance period.
For 2009, the Committee also approved a management recommendation to change the overall weighting of each component in determining the overall STIP award. In prior years, James, A. Ratner and Ronald A. Ratner had had a portion of their award determined by business unit performance, but now were more closely aligned with corporate executives in that their award was to be based on Corporate results. We made this change to further promote team work and collaboration among various business units and to focus on our strategic goals during a challenging business climate.
Brian J. Ratner’s STIP award opportunity was based on a combination of Corporate and individual performance results. Given his responsibilities including his oversight of specific development projects and activities, management and the Committee felt it was appropriate to base a significant portion of his 2009 STIP award opportunity on individual performance. For the 2009 performance period his award took into account his performance relative to individual objectives as noted in the discussion of results that follows.
Other than Brian J. Ratner, our Named Executive Officers do not have a portion of their overall STIP award determined by their individual performance. The Committee approved this change in 2008 to qualify payments made to certain Named Executive Officers as performance-based under Section 162(m). As noted previously, given the responsibilities for each of these executives and the impact of their decisions on our overall results, the Committee felt it was appropriate in 2009 to tie their award fully to corporate results.
Consistent with our core compensation principles, eligible Named Executive Officers had a target 2009 STIP award opportunity expressed as a percentage of base salary. Using the previously mentioned survey resources and a review of proxy pay information, Named Executive Officers with the exception of Brian J. Ratner had a 2009 STIP target opportunity of 80% of base pay. Brian J. Ratner’s STIP opportunity was 60% of base salary reflecting the reduced scope of his responsibilities. Actual payouts under the STIP could range between 0% and 200% of the target opportunity, depending on the level of performance. Corporate financial goals were equally weighted between EBDT per share and Corporate Liquidity. The performance mix under the STIP for the 2009 performance period for Named Executive Officers was as follows:

	Percent of STIP Award based on:
	Corporate EBDT
Named Executive Officer	Per Share	Corporate Liquidity	Individual Performance
Charles A. Ratner	50%	50%	Not Applicable
James A. Ratner	50%	50%	Not Applicable
Ronald A. Ratner	50%	50%	Not Applicable
Robert G. O’Brien	50%	50%	Not Applicable
Brian J. Ratner	20%	20%	60%

The annual corporate performance targets used in 2009 reflected our annual business plan, which was reviewed and approved in principle by the Board of Directors. When annually establishing this plan, management and the Board of Directors consider:
•	The historical performance of the Company;

•	External elements such as economic conditions and competitive factors; and

•	Company capabilities and performance objectives.
For the 2009 fiscal year performance period, the target for earning 100% of the award attributable to the EBDT per share component of the STIP was $2.31 and the threshold for earning 50% of the target award for this measure was $2.08. A maximum level award of 200% for this component would be earned if actual EBDT per share was at least 120% of the target, or $2.78. Actual 2009 fiscal year performance for EBDT per share was $2.00 resulting in below threshold performance and no award being earned for this component.

For the Corporate Liquidity measure under the STIP, the target for earning 100% of the award attributable to this component was to generate sufficient cash during the year, without increasing our recourse debt, to meet our operating requirements and investment obligations. A maximum level of award would be earned if net cash generated was $100 million or more than that required to meet these operational and investment obligations, and no payment would be earned if net cash used during the performance period for these purposes was greater than $72 million. Actual performance was net cash generated of over $278 million, resulting in 200% of the target award being earned.
Brian J. Ratner’s individual performance relative to goals for the 2009 performance period took into account the milestones achieved with regard to several projects for which he was responsible, but primarily his role in the Village at Gulfstream Park project that opened in February 2010. Brian J. Ratner is not covered under the Executive STIP, but is covered under the Senior Management STIP.
The total STIP payments earned by the Named Executive Officers as a percent of base salary along with the target, threshold and maximum award percentages were as follows:

	STIP Award Percentage
					Actual 2009 STIP
Named Executive Officer	Target	Threshold	Maximum	Actual	Award Amount
Charles A. Ratner	80%	40%	160%	80%	$400,000
James A. Ratner	80%	40%	160%	80%	$360,000
Ronald A. Ratner	80%	40%	160%	80%	$360,000
Robert G. O’Brien	80%	40%	160%	80%	$380,000
Brian J. Ratner	60%	12%	120%	90%	$289,887

The Committee determines awards payable to the CEO. The Committee reviewed and approved the performance results achieved, resulting in awards shown above being earned by eligible Named Executive Officers under the STIP for the 2009 performance period.
In addition during the year, we paid Robert G. O’Brien a discretionary bonus of $114,000 for his critical leadership efforts associated with a successful public equity offering in May 2009. In determining the amount of the award, the Committee considered that the transaction netted approximately $330 million in proceeds to the organization, helped us avoid the assumption of additional recourse debt, and was instrumental in helping augment our liquidity position at a time of significant challenges within the capital markets.
In early 2010, the Committee approved the use of a different approach in determining any awards to be earned under the executive version of the STIP. We made this change with Committee approval to ensure any payments earned continue to qualify as performance-based compensation under IRC Section 162(m). The Committee approved the use of a measure that will provide any eligible executive with a 2010 STIP award based on 1% of the excess of EBDT over $200 million for the performance period, but not to exceed $1.0 million per eligible executive. The Committee can apply negative discretion in determining amounts, if any, to be earned by each executive eligible under the STIP and may consider other qualitative and/or quantitative factors in determining these awards. In terms of our current Named Executive Officers, Charles A. Ratner, James A. Ratner, Ronald A. Ratner and Robert G. O’Brien are participants in this Plan.
Long-Term Incentives: Our long-term incentives align pay with long-term strategic goals and shareholder value creation. They also enhance our retention of senior executives and managers, and facilitate stock ownership. Our long-term incentives consist primarily of two components: cash awards provided through the LTIP, and equity provided primarily through the use of stock options, restricted stock and/or performance shares. In 2008, the Committee approved the addition of performance shares to the award mix since it allows for actual awards earned to be tied directly to our performance as measured by our long-term strategic goals.
Our Named Executive Officers and other senior management members are currently eligible to receive long-term incentives. Under the LTIP, most equity awards are granted annually while cash awards are generally provided over a multi-year time frame to coincide with our strategic planning cycle. This promotes a balanced focus on objectives under the strategic plan in support of long-term value creation.
In determining award levels for Named Executive Officers and senior management, the Committee gives consideration to competitive market practice, employee responsibility level, and internal equity.
Based on a comprehensive competitive benchmarking study conducted by Mercer in early 2008, the annualized LTIP for the CFO position and certain other senior executive positions was targeted at 180% of base salary. Brian J. Ratner’s target was determined to be 120% of his base salary, commensurate with his responsibilities and consistent with benchmark market data for similar positions. Given their substantial ownership interests, the target total annualized LTIP levels for Charles A. Ratner, James A. Ratner and Ronald A. Ratner were maintained at 120%.

The current annualized mix of LTIP awards for Charles A. Ratner, James A. Ratner, Ronald A. Ratner and Robert G. O’Brien is one-third in the form of stock options, one-third in terms of annualized equivalent performance shares and one-third in an annualized equivalent cash award opportunity. Actual awards earned, if any, can be considerably above or below target levels based on our actual versus planned performance relative to strategic goals and stock price appreciation. Given recent changes in equity valuations and the limited availability of shares under the Stock Plan, the actual value of the shares issued under the LTIP to each Named Executive Officer in 2009 was below the targeted levels approved under the LTIP. This is discussed further in the “Equity” section of this document beginning on page 29. Given his level of responsibilities, Brian J. Ratner is currently not provided with a performance share grant opportunity and his annualized mix of awards under the LTIP is one half in the form of an annualized equivalent cash award opportunity, one-quarter in the form of stock options and one-quarter in the form of restricted stock.
Cash LTIP
Our Named Executive Officers participate in the cash-based portion of the LTIP with actual award levels ranging from between 0% to 175% of targeted levels based on performance results over a related performance period. A cash LTIP performance cycle for Charles A. Ratner, James A. Ratner, Ronald A. Ratner and Robert G. O’Brien began effective May 1, 2008 and will run through January 31, 2012. The cash LTIP performance period for Brian J. Ratner began February 1, 2008 and will continue until January 31, 2012. The performance period that began in May 2008 for the majority of Named Executive Officers was driven by our desire to qualify any payments earned as performance-based compensation as defined under IRC Section 162(m). Since the goals were finalized after the end of our first fiscal quarter, we chose with Committee approval, to have the performance period begin with the second quarter.

	Target Annual Award Equivalent					Percent of 2008 – 2011 Cash LTIP Award opportunity based on:
					Percentage in
					the form of
					annualized
			Percentage in		equivalent	Cumulative	Annualized
		Percentage	the form of	Percentage	Cash LTIP	Corporate	Corporate	Business
	Total	in the	annualized	in the	(paid once at	EBDT per	Total	Unit Total
	LTIP	form of	equivalent	form of	the end of the	share over	Return over	Return over
Named Executive	Award	Stock	Performance	Restricted	performance	performance	performance	performance
Officer	Percentage	Options	Shares	Stock	period)	period	period	period
Charles A. Ratner	120%	40%	40%	0%	40%	50%	50%	0%
James A. Ratner	120%	40%	40%	0%	40%	50%	25%	25%
Ronald A. Ratner	120%	40%	40%	0%	40%	50%	25%	25%
Robert G. O’Brien	180%	60%	60%	0%	60%	50%	50%	0%
Brian J. Ratner	120%	30%	0%	30%	60%	50%	25%	25%

Performance goals for these opportunities were derived from our strategic plan at the time. Executives are eligible to earn an incentive that accrues toward a single payment at the end of each performance period, provided that performance objectives are met. For example, the annual cash-based LTIP accrual for the CEO is targeted at 40% of his base salary or 160% of his average base salary over the performance cycle.
The cumulative total target, threshold and maximum award opportunities under the cash-based LTIP are shown below for the performance periods ending January 31, 2012. The corresponding dollar amounts for threshold, target and maximum awards are shown under the Grants of Plan-Based Awards table on page 39.

	Cumulative Cash LTIP Award Opportunity expressed as a Percentage of Average Base
	Salary over the multi-year Performance Period beginning in 2008 and ending
	January 31, 2012
Named Executive Officer	Cumulative Target	Cumulative Threshold	Cumulative Maximum
Charles A. Ratner	160%	80%	280%
James A. Ratner	160%	80%	280%
Ronald A. Ratner	160%	80%	280%
Robert G. O’Brien	240%	120%	420%
Brian J. Ratner	240%	120%	420%

Actual awards earned under the cash LTIP could range from 0% to 175% of target. Brian J. Ratner’s cumulative target under the cash LTIP cycle that began in 2008 is greater than the targets for Charles A. Ratner, James A. Ratner and Ronald A. Ratner, since half of his annualized equivalent LTIP is in this form, while only a third of that for these other Named Executive Officers is in the form of cash. The Committee determines awards payable to the Chief Executive Officer. The Committee also reviews and approves awards payable to other participants.
In light of the economic climate and business conditions, the Committee in 2009 began to assess whether the cash-based LTIP goals for the 2008 – 2011 performance cycle were still relevant and attainable. As a result of this assessment, in early 2010, the Committee approved the establishment of an additional two-year performance cycle under the cash-based LTIP for Charles A. Ratner, James A. Ratner, Ronald A. Ratner and Robert G. O’Brien. This cycle coincides with a revised strategic planning period encompassing fiscal years 2010 and 2011. In light of current economic and business conditions and our desire to qualify any payments earned under the cash-based LTIP as performance-based under IRC Section 162(m), the Committee approved an award amount for each of these executives that would be equivalent to 1% of the excess of cumulative EBDT over $400 million for the performance period, but not to exceed $2.0 million per executive, and subject to the Committee’s exercise of negative discretion in determining any final award earned. The actual amounts, if any, earned by each executive will be based on achievement of the aforementioned cumulative EBDT goal and will take certain other qualitative and/or quantitative factors as determined by the Committee, into account. In approving the new two-year cycle, the Committee considered the following:
•
The need to more closely align the incentive opportunities for these select Named Executive Officers to revised longer-term business goals as outlined in the strategic business plan. Revised goals will take into account significant changes in the business and economic conditions since early 2008, when the most recent multi-year cash-based LTIP performance period began.

•
The likelihood that the goals established in 2008 for the multi-year cash-based LTIP performance period ending January 31, 2012 may not be achieved. However, should the goals established for the multi-year performance period beginning in 2008 be achieved in addition the two-year performance goals under the cash-based LTIP, the Committee could still choose to apply negative discretion to either award to ensure overall pay earned is appropriate relative to levels of performance achieved and consistent with market pay conditions at the time.

•
Our desire to pay our senior executives competitively, aligned with achievement of business objectives. Our overall compensation program places significant emphasis on longer-term performance in determining overall pay opportunities for senior executives, and it is somewhat unlikely that the original goals set forth under different assumptions in early 2008 for the cash-based LTIP will be achieved, thus impacting the overall potential of offering a competitive pay package.

Equity
In terms of equity awards, we typically grant stock options and/or restricted stock under the LTIP following the release of full year earnings for the prior fiscal year. Stock options have an exercise price equal to the closing market price of our Class A Common Stock on the date of grant. The Committee has not granted options, and does not intend to grant options, with an exercise price less than the closing market price of our Class A Common Stock on the grant date, reprice options or issue options with “reload” provisions.
Stock option and/or restricted stock awards may be granted to Named Executive Officers as well as other senior executives and managers of significant subsidiaries as determined by the Committee, based on an evaluation of their duties and overall performance including current and potential contributions to our success. Options will only have value if our stock price appreciates from the time of grant to the time of exercise. In order to enhance employee retention, stock options typically vest over a four-year period following the date of grant as follows:
•	25% after two years;

•	50% after three years; and

•	100% after four years.
For 2009, we used the Black-Scholes option pricing model to determine grant levels. As discussed earlier in this document, and as shown in the table contained on page 28 under the LTIP, equity awards are expressed as a targeted annualized percentage of pay. However, given the significant decline in the value of our stock price between 2008 and early 2009, we would have had to issue several times as many shares in 2009 as we had in 2008 to achieve the desired percentage of pay target for our executives. As a result, the Committee evaluated several options for 2009 in determining the level of equity grants to be provided under the LTIP to Named Executive Officers and other executives.

The Committee considered whether to provide Named Executive Officers with the same number of options and restricted shares as they had received in 2008. However, given the significant decline in share prices and corresponding Black-Scholes values, the total value of such grants in 2009 would have been a small fraction of the amounts called for under the LTIP. Absent recent events in the market, the Committee for now remains committed to using a value-based approach in determining shares to be provided under the LTIP, therefore this alternative was not chosen.
The Committee also considered whether to simply issue sufficient shares at then current market values to each Named Executive Officer and other participating executives in order to provide the targeted value of options and restricted stock called for under our program. In addition to depleting nearly all of the remaining authorized shares available, the Committee considered survey data from other companies and the appropriateness of potentially issuing a substantial number of additional options and shares using historically low share price valuations, and concluded this would not be appropriate.
After careful consideration, the Committee approved the issuance of shares subject to a cap not to exceed 0.95% of weighted average common shares outstanding. This run rate cap was deemed to be within an acceptable range relative to benchmark data and also did not result in exhausting all of the remaining shares available for issuance under the Stock Plan. Additionally for 2009, greater emphasis was placed on the issuance of restricted shares for certain executives under the LTIP in lieu of stock options. As noted earlier in this document, the total value of shares granted to each executive during 2009 was significantly lower than in 2008. As a result, the Committee approved the use of a greater number of restricted shares relative to options to partially compensate for the significant decline in the value of grants. However, as in prior years, Messrs. Charles A. Ratner, James A. Ratner and Ronald A. Ratner continued to receive their equity grants in the form of stock options.
Stock options granted are exercisable for up to 10 years from the date of grant to allow executives to maximize pre-tax gains and focus them on long-term shareholder value creation. During fiscal year 2009, we granted an aggregate total of 86,590 stock options to Named Executive Officers, allocated among them as shown in the Grants of Plan-Based Awards Table included in this proxy statement. We granted a total of 44,656 shares of restricted stock to Robert G. O’Brien. Of these, approximately 20,500 shares represented a portion of his LTIP based equity grant that had been converted from options to restricted stock for 2009. The remaining shares of restricted stock we granted to Mr. O’Brien represented an award to promote retention and provide an enhanced ownership stake. Given his annualized equivalent targets under the LTIP would have called for a mix of stock options and restricted stock, Brian J. Ratner received a grant of 10,189 restricted shares. The grant date value of these shares is included on page 39 in the Grants of Plan-Based Awards Table.
Charles A. Ratner, James A. Ratner, Ronald A. Ratner and Robert G. O’Brien were provided with a performance share grant opportunity during 2008 under which they were eligible to earn shares of stock based on the performance of our Company over a three and three-quarter year period ending January 31, 2012. The performance period that began in May 2008 for performance share grant eligible Named Executive Officers was driven by our desire to qualify any payments earned as performance-based compensation as defined under IRC Section 162(m). The actual number of shares earned, if any, will be determined using the same measures and targets used to calculate awards earned under the cash LTIP over the same performance period. The number of performance shares earned could range from between 0% and 175% of the target annualized equivalent amount times four. We used the same measures and targets for this performance share grant opportunity as under the cash-based LTIP. The Committee approved the use of performance shares since it believes use of these shares effectively aligns the amounts earned with actual performance of the organization.

	Cumulative Performance Share Award Opportunity expressed as a Percentage of
	2008 Base Salary over the three and three-quarter year Performance Period ending
	January 31, 2012
Named Executive Officer	Cumulative Target	Cumulative Threshold	Cumulative Maximum
Charles A. Ratner	160%	80%	280%
James A. Ratner	160%	80%	280%
Ronald A. Ratner	160%	80%	280%
Robert G. O’Brien	240%	120%	420%
Brian J. Ratner	Not Applicable	Not Applicable	Not Applicable

The corporate and business unit targets for performance used under both the cash LTIP and for performance share award determination purposes take into consideration our long-term strategic business plan. The strategic plan is reviewed and approved in principle by the Board of Directors. When establishing the strategic plan, management and the Board of Directors consider:
•	The historical performance of the Company over extended time periods;

•	External elements such as economic conditions and competitive factors; and

•	Company capabilities and performance objectives.

The actual value of any shares earned will be dependent on the share price as of the date received. The Committee determines awards payable to the CEO. The Committee also reviews and approves awards payable to other participants.
Similar to the cash-based LTIP and in light of the economic climate and business conditions, in early 2010, the Committee considered whether an additional two-year grant opportunity for performance shares was appropriate for Charles A. Ratner, James A. Ratner, Ronald A. Ratner, Robert G. O’Brien and select other senior executives. However, in lieu of a new two-year performance share grant opportunity, the Committee approved the conversion of a portion of an annualized performance share grant opportunity at target into the form of additional options and restricted shares for Charles A. Ratner, James A. Ratner, Ronald A, Ratner and Robert G. O’Brien. In making this decision, we considered the accounting treatment and tax deductibility of any additional performance share awards along with the retentive value of a two-year performance period and concluded that a shift toward a mix of options and restricted shares, which vest over four years, was appropriate for the 2010 grants.
Benefits and Other Perquisites: Consistent with our pay for performance philosophy, Named Executive Officers do not receive a large number of perquisites or supplemental benefits. Named Executive Officers as well as other members of senior management receive customary benefits such as group term life insurance. Likewise, these individuals are eligible to participate in a qualified 401(k) retirement plan, which provides for an employer matching contribution of up to $3,500 per year. We do not maintain a qualified defined benefit pension plan.
To supplement retirement benefits and enhance retention of senior executives, all Named Executive Officers also participate in an unfunded nonqualified supplemental retirement plan administered by the Committee, which historically provided for discretionary annual accruals that only begin to vest after 10 years of service, with full vesting after 15 years of service. Effective with the 2009 fiscal year, no new participants will be admitted into this plan and no additional annual contributions will be made on behalf of Named Executive Officers and other senior executives and managers.
We also provide our Named Executive Officers with an executive medical benefit and the premium cost associated with a long-term care policy. Each Named Executive Officer is also offered a company-provided car or allowance for personal use. Certain Named Executive Officers also receive reimbursements for club dues. The value of these items is included in the All Other Compensation column of the Summary Compensation Table on page 37.
Additionally, a death benefit is provided to all Named Executive Officers, except for Brian J. Ratner. The benefit is equal to the annual salary of each executive at the time of death and is paid to his designated beneficiaries in the form of salary continuation for a period of five years in the event the executive dies while in our employment. Further information on the value of these benefits is provided in the “Potential Payments upon Termination” section of this proxy statement.
Additional Executive Compensation Policies
Stock Ownership Guidelines: We encourage executive stock ownership but do not currently have formal guidelines in place due to the significant ownership levels of the executive officer team.
Employment Agreements: As disclosed in the Summary Compensation Table included elsewhere in this proxy statement, we have employment agreements with Charles A. Ratner, James A. Ratner, and Ronald A. Ratner that provide for a minimum base salary, death benefit agreements and are renewable for one-year periods. In addition, the agreements for Charles A. Ratner, James A. Ratner and Ronald A. Ratner contain a non-compete provision. Robert G. O’Brien has a death benefit agreement with us but no employment contract. Brian J. Ratner does not have a death benefit agreement or an employment contract with us.
Tax and Accounting Implications
Deductibility of Executive Compensation: Section 162(m) limits the amount of compensation provided to certain executive officers that publicly-traded companies can deduct to $1 million per “covered employee” unless it qualifies as “performance-based” (as defined under Section 162(m)). In order to qualify as “performance based”, compensation must be based solely on pre-established objective goals under a shareholder approved plan, with no positive discretion permitted when determining award payouts. To the extent any of the Named Executive Officers have received non-qualifying compensation in excess of the $1 million limit it was not deducted. The Committee’s policy with respect to Section 162(m) is to consider tax deductibility while also maintaining the flexibility to structure the executive compensation program to support Company and shareholder interests, even if some compensation is not fully tax deductible.
Amendments to the STIP and LTIP approved by shareholders in 2008 allow for payments under these plans to Named Executive Officers to qualify as performance-based under Section 162(m). Additionally, the Stock Plan was amended to permit the use of performance shares and allowed these shares to qualify for the performance-based exception under Section 162(m).

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in this proxy statement.

Jerry V. Jarrett (Chairman)	Scott S. Cowen	Michael P. Esposito, Jr.
Deborah L. Harmon	Stan Ross	Louis Stokes
The foregoing Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information by reference and shall not otherwise be deemed filed under such acts.
Potential Payments upon Termination
The following discussion outlines the payments that would be provided to our Named Executive Officers in the event of termination, retirement or death as of January 31, 2010. Given the significant ownership interests in Common Stock by our Named Executive Officers as described in the Compensation Discussion & Analysis, we do not provide for individual severance or change of control benefits.

Termination Event
	Retirement	Voluntary	Involuntary	Involuntary with	Death
			without Cause	Cause
		No STIP unless	No STIP unless	No STIP unless	Eligible for pro-
	Eligible for pro-	deemed by	deemed by	deemed by	rated payment paid
STIP	rated payment	Committee	Committee	Committee	to estate

		$0, unless	$0, unless	$0, unless
Charles A. Ratner	$400,000	Committee uses	Committee uses	Committee uses	$400,000
		discretion	discretion	discretion

		$0, unless	$0, unless	$0, unless
James A. Ratner	$360,000	Committee uses	Committee uses	Committee uses	$360,000
		discretion	discretion	discretion

		$0, unless	$0, unless	$0, unless
Ronald A. Ratner	$360,000	Committee uses	Committee uses	Committee uses	$360,000
		discretion	discretion	discretion

		$0, unless	$0, unless	$0, unless
Robert G. O’Brien	$380,000	Committee uses	Committee uses	Committee uses	$380,000
		discretion	discretion	discretion

	$0, unless	$0, unless	$0, unless	$0, unless	$0, unless
Brian J. Ratner	Committee uses	Committee uses	Committee uses	Committee uses	Committee uses
	discretion	discretion	discretion	discretion	discretion

No STIP payment would be earned under the Plan by our Named Executive Officers in the event of voluntary or involuntary termination during the 2009 performance period, unless the Committee approved such payment. Given this requirement, no amount is shown in the previous table. Under the terms of the Executive STIP, Charles A. Ratner, James A. Ratner, Ronald A. Ratner and Robert G. O’Brien or their estates, would be eligible for a pro-rated payment upon retirement or death. For illustrative purposes we are assuming these events would occur on the last day of the fiscal year, therefore resulting in a full payment being earned for the 2009 fiscal year performance period. Brian J. Ratner is covered under the Senior Management STIP which has a provision stating that for termination due to any event including retirement or death, no STIP payment would be earned unless approved by the Committee. Accordingly, we have assumed no amounts are earned for Brian J. Ratner in the previous table.

Termination Event
	Retirement	Voluntary	Involuntary	Involuntary with	Death
			without Cause	Cause
	Eligible for				Eligible for pro-
	pro-rated				rated payment
	payment	No Cash LTIP	No Cash LTIP	No Cash LTIP	paid to estate
	based on final	unless deemed by	unless deemed	unless deemed	based on final
Cash LTIP	results	Committee	by Committee	by Committee	results

Charles A. Ratner	$0	$0, unless	$0, unless	$0, unless	$0
		Committee uses	Committee uses	Committee uses
		discretion	discretion	discretion

James A. Ratner	$0	$0, unless	$0, unless	$0, unless	$0
		Committee uses	Committee uses	Committee uses
		discretion	discretion	discretion

Ronald A. Ratner	$0	$0, unless	$0, unless	$0, unless	$0
		Committee uses	Committee uses	Committee uses
		discretion	discretion	discretion

Robert G. O’Brien	$0	$0, unless	$0, unless	$0, unless	$0
		Committee uses	Committee uses	Committee uses
		discretion	discretion	discretion

Brian J. Ratner	$0, unless	$0, unless	$0, unless	$0, unless	$0, unless
	Committee uses	Committee uses	Committee uses	Committee uses	Committee uses
	discretion	discretion	discretion	discretion	discretion

Upon retirement under the Executive LTIP, Charles A. Ratner, James A. Ratner, Ronald A. Ratner and Robert G. O’Brien would be able to receive a pro-rated award to be determined after the end of the performance period. Similarly in the event of death, the estate of the deceased would be eligible to receive such payment. The actual amount of the award would be determined using the performance achieved relative to goals established by the Committee. For other voluntary and involuntary termination reasons, these executives would not be eligible to receive a pro-rated payment unless approved by the Committee.
For the performance cycle which began in 2008 and ends January 31, 2012, these same four Named Executive Officers would be eligible to receive half of an award if they had terminated as of January 31, 2010 due to retirement or death. As of January 31, 2010, we assumed these pro-rated amounts to be zero. In estimating this we took into account that the actual STIP results for 2008 using the same measures (EBDT per share and Total Return) were below threshold levels of performance. Additionally, the EBDT per share performance for fiscal year ending January 31, 2010 was below threshold making it unlikely that the cumulative multi-year performance could be achieved. Furthermore, the Total Return measure used in the cash-based LTIP performance period beginning 2008 may no longer be achievable given recent economic and business conditions. While it is difficult to predict what the economic conditions may be over the next two years, we have conservatively assumed no payments would be earned for the 2008 — 2011 performance period.
As noted earlier, the Committee recently approved a new two-year cash LTIP performance period ending January 31, 2012. Since this period begins after January 31, 2010, no amount would have been earned by Named Executive Officers in the event of retirement or death. Hence the total amounts shown for the cash-based LTIP for both cycles, is zero.
Brian J. Ratner is covered under the Senior Management LTIP for the performance period from 2008 - 2011, and he would not earn an award for any of the termination events shown above, unless the Committee exercises discretion and approves such payment. Accordingly, we assumed no award amounts would be earned.

Termination Event
	Retirement	Voluntary	Involuntary	Involuntary with	Death
			without Cause	Cause
All options
accelerate
vesting upon
	All options				death, provided
	accelerate				the executive
	vesting upon				was at least age
	retirement as				65 at time of
Equity Awards –	defined under the				death; estate has
Stock Options	Stock Plan; term				one year from
Granted 2006 to	of option life in	Unvested options	Unvested options	Unvested options	date of death in
Present	which to exercise	are forfeited	are forfeited	are forfeited	which to exercise
Charles A. Ratner	$85,012	$0, forfeited	$0, forfeited	$0, forfeited	$85,012
James A. Ratner	$76,507	$0, forfeited	$0, forfeited	$0, forfeited	$76,507
Ronald A. Ratner	$0, forfeited	$0, forfeited	$0, forfeited	$0, forfeited	$0, forfeited
Robert G. O’Brien	$0, forfeited	$0, forfeited	$0, forfeited	$0, forfeited	$0, forfeited
Brian J. Ratner	$0, forfeited	$0, forfeited	$0, forfeited	$0, forfeited	$0, forfeited

In terms of stock option awards, we determined the dollar value amounts shown above based on the intrinsic value of the unvested options as of January 31, 2010, using the closing price of our Class A Common Stock as of January 29, 2010. Upon retirement as defined under the Stock Plan, eligible Named Executive Officers would vest in all options granted as part of the fiscal year 2006 through 2009 grants. For retirement-related terminations, the former executives would be able to exercise these options for the remaining period of their ten-year option life. In the event of their retirement as of this date, Messrs. Ronald A. Ratner, Robert G. O’Brien and Brian J. Ratner would not have vested in these shares since none had reached retirement age as defined under the Stock Plan.
The exercise prices of outstanding options granted between 2006 and 2008 were all greater than our share price as of January 31, 2010; hence the intrinsic value of these options was zero. We have shown above the intrinsic values of any options granted during 2009 which would have accelerated upon retirement or death as of January 31, 2010.
In the event of death, unvested options would only accelerate provided the executive was age 65 at the time of death. As of January 31, 2010, Charles A. Ratner and James A. Ratner were over the age of 65 and hence their options would accelerate upon death; however, only those options granted in 2009 had any intrinsic value. The estate of any deceased executive would have one year from the date of death in which to exercise any vested options. Unvested options held by Messrs. Ronald A. Ratner, Robert G. O’Brien and Brian J. Ratner would not vest upon death, since each of these executives was under the age of 65 as of January 31, 2010.

Termination Event
	Retirement	Voluntary	Involuntary without Cause	Involuntary with Cause	Death

All previously
unvested restricted
	shares would vest		Per terms of		Per terms of
	provided the		agreements, all		agreements, all
	executive was of		previously		previously
	retirement age as		unvested	Unvested	unvested
Equity Awards –	defined under the	Unvested restricted	restricted shares	restricted shares	restricted shares
Restricted Stock	Stock Plan	shares are forfeited	would vest	are forfeited	would vest
Charles A. Ratner	Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable
James A. Ratner	Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable
Ronald A. Ratner	Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable
Robert G. O’Brien	$0, forfeited	$0, forfeited	$1,038,359	$0, forfeited	$1,038,359
Brian J. Ratner	$0, forfeited	$0, forfeited	$145,210	$0, forfeited	$145,210

Among our Named Executive Officers, Robert G. O’Brien and Brian J. Ratner had unvested restricted stock as of January 31, 2010. In the event of their retirement as of this date, Messrs. O’Brien and Brian J. Ratner would not have vested in these shares since neither had reached retirement age as defined under the Stock Plan. For voluntary termination or involuntary termination with cause as of this date, their unvested restricted stock would also be forfeited. The intrinsic value of unvested restricted stock that would vest in the event of involuntary termination without cause or in the event of death, is shown in the previous table.

	Termination Event
	Retirement	Voluntary	Involuntary	Involuntary with	Death
			without Cause	Cause
	Eligible for pro-	Unearned share	Unearned share	Unearned share	Eligible for pro-
Equity Awards –	rated award if	opportunity	opportunity	opportunity	rated award if
Performance Shares	conditions met	forfeited	forfeited	forfeited	conditions met
Charles A. Ratner	$0	$0, forfeited	$0, forfeited	$0, forfeited	$0
James A. Ratner	$0	$0, forfeited	$0, forfeited	$0, forfeited	$0
Ronald A. Ratner	$0	$0, forfeited	$0, forfeited	$0, forfeited	$0
Robert G. O’Brien	$0	$0, forfeited	$0, forfeited	$0, forfeited	$0
Brian J. Ratner	Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable

For performance share grants made in 2008 for the performance period ending January 31, 2012, in the event of retirement or death, eligible Named Executive Officers would be able to earn a pro-rated award of performance shares to be determined after the end of the performance period. The actual amount of the award would be determined using the performance achieved relative to goals established by the Committee. The measures and targets used to determine any awards earned are the same as those used under the cash-based LTIP for the same performance periods. At this time it appears unlikely that a threshold level of performance will be achieved. Accordingly as of January 31, 2010, we assumed zero shares would have been earned due to retirement or death. Brian J. Ratner does not have a performance share grant opportunity.

	Termination Event
	Retirement	Voluntary	Involuntary	Involuntary with	Death
			without Cause	Cause
Elective Deferred
Compensation	Paid	Paid	Paid	Paid	Paid to estate
Charles A. Ratner	$162,057	$162,057	$162,057	$162,057	$162,057
James A. Ratner	$270,565	$270,565	$270,565	$270,565	$270,565
Ronald A. Ratner	$944,831	$944,831	$944,831	$944,831	$944,831
Robert G. O’Brien	$414,494	$414,494	$414,494	$414,494	$414,494
Brian J. Ratner	$46,423	$46,423	$46,423	$46,423	$46,423

In the event of retirement, voluntary termination, involuntary termination with or without cause or death, each of the participating Named Executive Officers, or their beneficiaries, would be eligible to receive their nonqualified deferred compensation balances, which include their elective deferrals plus any aggregate earnings. In all circumstances, payments of elective deferrals will be paid in accordance with each Named Executive Officer’s election.

	Termination Event
	Retirement	Voluntary	Involuntary	Involuntary with	Death
			without Cause	Cause
Nonqualified
Supplemental Retirement				At discretion of
Plan	Paid if vested	Paid if vested	Paid if vested	Committee	Paid to estate

Charles A. Ratner	$506,789	$506,789	$506,789	At discretion of Committee	$506,789

James A. Ratner	$397,097	$397,097	$397,097	At discretion of Committee	$397,097

Ronald A. Ratner	$396,008	$396,008	$396,008	At discretion of Committee	$396,008

Robert G. O’Brien	$131,520	$131,520	$131,520	At discretion of Committee	$131,520

Brian J. Ratner	$143,323	$143,323	$143,323	At discretion of Committee	$143,323

Nonqualified Supplemental Retirement Plan benefit payments would typically be made over a ten-year period. In the event of death, payment would be made in the form of a lump-sum. In case of an involuntary termination with cause, all or a portion of the supplemental retirement benefit may be forfeited at the discretion of the Committee. All Named Executive Officers had vested in this benefit as of January 31, 2010 and would be eligible to receive the payments shown. Robert G. O’Brien and Brian J. Ratner are under age 60 and do not qualify for payments under the Plan at this time.

	Termination Event
	Retirement	Voluntary	Involuntary	Involuntary with	Death
			without Cause	Cause
					Five year salary
					continuation paid
					to estate if death
			Ceases	Ceases	while actively
Death Benefits	Ceases Eligibility	Ceases Eligibility	Eligibility	Eligibility	employed
Charles A. Ratner	$0	$0	$0	$0	$2,500,000
James A. Ratner	$0	$0	$0	$0	$2,250,000
Ronald A. Ratner	$0	$0	$0	$0	$2,250,000
Robert G. O’Brien	$0	$0	$0	$0	$2,375,000
Brian J. Ratner	Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable

As noted on page 31, in the event of death while employed by the Company, the estate of certain Named Executive Officers would be able to receive a death benefit equal to five years’ worth of salary continuation as shown in the above table. Brian J. Ratner does not have a death benefit agreement.

The following table summarizes all payments to Named Executive Officers that we would have made for various termination events as of January 31, 2010. Where the exercise of Committee discretion is required for payment, we assumed no amounts would have been earned.

	Termination Event
	Retirement	Voluntary	Involuntary	Involuntary with	Death
All Payments			without Cause	Cause
Charles A. Ratner	$1,153,858	$668,846	$668,846	$162,057	$3,653,858
James A. Ratner	$1,104,169	$667,662	$667,662	$270,565	$3,354,169
Ronald A. Ratner	$1,700,839	$1,340,839	$1,340,839	$944,831	$3,950,839
Robert G. O’Brien	$926,014	$546,014	$1,584,373	$414,494	$4,339,373
Brian J. Ratner	$189,746	$189,746	$334,956	$46,423	$334,956

Other Benefits and Perquisites
Payment of premiums associated with executive medical and long-term care insurance would cease upon termination, retirement or death. However, the executive and/or his surviving dependents could elect to continue coverage under each of these plans at their own expense. Continuation of executive medical coverage under COBRA would be available for a period of up to 18 months.

EXECUTIVE COMPENSATION TABLES
The following tables present compensation information for our Principal Executive Officer (PEO), Principal Financial Officer (PFO) and the three other most highly compensated executive officers (collectively, the “Named Executive Officers”) for fiscal year ended January 31, 2010.
Summary Compensation Table

								Change in
								Pension Value
								and Nonqualified
								Deferred
					Option	Non-Equity Incentive Plan		Compensation	All Other
Name and Principal		Salary	Bonus	Stock Awards	Awards	Compensation		Earnings	Compensation	Total
Position	Year	($)	($)(2)	($)(3)	($)(4)	($)(5)		($)(6)	($)(7)	($)
						Annual	Long-Term

Charles A. Ratner	2009	$500,000	$-	$-	$110,431	$400,000	$-	$9,396	$68,645	$1,088,472
President and Chief Executive	2008	$500,000	$-	$799,996	$200,000	$-	$-	$7,685	$67,046	$1,574,727
Officer (PEO)	2007	$500,000	$-	$-	$686,000	$367,500	$1,693,575	$3,329	$77,981	$3,328,385

Robert G. O’Brien	2009	$475,000	$114,000	$348,317	$63,970	$380,000	$-	$7,571	$57,597	$1,446,455
Executive Vice President and	2008	$482,692	$-	$1,854,943	$284,992	$-	$-	$6,673	$56,560	$2,685,860
Chief Financial Officer (PFO) (1)

James A. Ratner	2009	$450,000	$-	$-	$99,383	$360,000	$-	$9,341	$65,048	$983,772
Executive Vice President	2008	$450,000	$-	$719,997	$179,990	$-	$-	$7,535	$65,380	$1,422,902
	2007	$450,000	$-	$-	$432,180	$404,649	$1,519,875	$2,775	$76,456	$2,885,935

Ronald A. Ratner	2009	$450,000	$-	$-	$99,383	$360,000	$-	$18,620	$59,880	$987,883
Executive Vice President	2008	$450,000	$-	$719,997	$179,990	$-	$-	$15,889	$64,755	$1,430,631
	2007	$450,000	$-	$-	$432,180	$464,625	$1,519,875	$6,282	$72,686	$2,945,648

Brian J. Ratner	2009	$321,368	$-	$79,474	$21,639	$289,887	$-	$2,174	$60,693	$775,235
Executive Vice President (1)	2007	$320,950	$-	$-	$257,250	$166,258	$780,785	$-	$68,904	$1,594,147

(1)	Robert G. O’Brien was not a Named Executive Officer in 2007. Brian J. Ratner was not a Named Executive Officer in 2008.

(2)	Robert G. O’Brien was paid a discretionary bonus of $114,000 in 2009 for his critical leadership efforts associated with a successful public equity offering in May 2009.

(3)
Represents the aggregate grant-date fair value of restricted stock awards and performance shares computed in accordance with accounting guidance for share-based payments. The amounts presented for 2008 and 2007 have been restated to conform to the new SEC rules relating to executive compensation. Consequently, the 2008 and 2007 amounts differ from the amounts previously reported in prior proxy statements for those years. The fair value of restricted stock awards is equal to the closing price of the stock on the date of grant.

The fair value of performance shares is equal to the closing price of the underlying Class A Common Stock on the date of grant. The performance shares were granted in 2008 for the performance period from May 1, 2008 through January 31, 2012 and represent the aggregate grant-date fair values shown in the table above for 2008 as follows: Charles A. Ratner – $799,996; Robert G. O’Brien – $1,139,967; James A. Ratner – $719,997; and Ronald A. Ratner – $719,997. Management has determined that it is not probable that the performance goals will be achieved and, therefore, the awards will not be realized.

(4)
Represents the aggregate grant-date fair value of stock options computed in accordance with accounting guidance for share-based payments. The amounts presented for 2008 and 2007 have been restated to conform to the new SEC rules relating to executive compensation. Consequently, the 2008 and 2007 amounts differ from the amounts previously reported for those years in prior proxy statements. The fair value of stock options is estimated using the Black-Scholes option pricing model. The assumptions used in the fair value calculations are described in Note P, “Stock-Based Compensation”, to our consolidated financial statements for the year ended January 31, 2010, which are included in our Annual Report on Form 10-K filed with the SEC on March 30, 2010.

(5)
Represents the cash awards earned during the year shown under our STIP and LTIP by the Named Executive Officer. The awards are paid in the following year. The STIP and LTIP programs are discussed in greater detail in the Compensation Discussion & Analysis section of this proxy statement.

(6)
Represents the amount of above-market earnings on the Named Executive Officer’s nonqualified deferred compensation balances which are reported in the Nonqualified Deferred Compensation table on page 41. The earnings credited to the Named Executive Officer’s nonqualified deferred compensation accounts were earned at the same rates as all other participants in the same plans. The amount of above-market earnings was computed to be the amount by which the actual earnings exceeded what the earnings would have been had we used 120% times the Federal Long-Term Rates published by the Internal Revenue Service in accordance with Section 1274(d) of the Internal Revenue Code.

EXECUTIVE COMPENSATION TABLES (continued)
(7)	The detail of All Other Compensation is shown in the following table:

	Charles A.	Robert G.	James A.	Ronald A.	Brian J.
	Ratner	O’Brien	Ratner	Ratner	Ratner
All Other Compensation	($)	($)	($)	($)	($)

Forest City matching contribution to 401(k) plan	$3,500	$3,500	$3,500	$3,500	$3,500

Imputed income of group term life insurance	$4,954	$1,242	$6,858	$3,564	$1,242

Personal use of company-provided automobile/ auto allowance	$19,099	$12,960	$14,155	$12,960	$12,960

Executive medical insurance premiums	$36,618	$36,618	$36,618	$36,618	$36,618

Long-term care insurance premiums	$4,049	$2,435	$3,917	$3,238	$1,276

Club dues	$425	$-	$-	$-	$5,097

Parking allowance	$-	$842	$-	$-	$-

Total	$68,645	$57,597	$65,048	$59,880	$60,693

Named Executive Officers are required to reimburse us for the actual incremental cost for their personal use of our private airplane service. As such, it is not deemed to be a perquisite.
We entered into employment agreements with Charles A. Ratner, James A. Ratner and Ronald A. Ratner effective February 1, 2005, providing for annual salaries of $500,000, $450,000 and $450,000, respectively. These agreements are automatically renewable for one-year terms unless otherwise terminated. These employment agreements provide that upon the death of such officer, their beneficiary will receive an annual death benefit for five years equal to their annual base salary at time of death. Robert G. O’Brien, who does not have an employment agreement, has a death benefit comparable to the aforementioned individuals.
Plan Design as it Pertains to Risk: In early 2010 a risk assessment was conducted on our executive compensation policies, programs and practices. The Audit, Compensation, and Corporate Governance and Nominating Committees examined the requirements set forth by the SEC to assess whether our compensation programs and policies encourage inappropriate risk-taking. We used a compensation risk scorecard to evaluate our programs relative to a number of risk factors including pay mix, performance goals, metrics and targets, external reference to peers and market practices, and use of appropriate checks and balances. Based on this review, the three Committees concluded that our overall approaches do not create risks that are reasonably likely to have a material adverse effect on the company. In making this determination, the Committees considered that our approaches are in line with competitive and/or best practices, are based on measures tied to appropriate business results and are structured to encourage a balanced focus on both short-term and long-term performance without encouraging material risk-taking on the part of participants.

EXECUTIVE COMPENSATION TABLES (continued)
For a discussion of the terms of the awards in the following table, see Compensation Discussion & Analysis beginning on page 19.
Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity			Estimated Future Payouts Under			All Other	All Other
		Incentive Awards (1)			Equity Incentive Plan Awards			Stock	Options
								Awards:	Awards:
								Number of	Number of	Exercise or	Grant Date Fair
								Shares of	Securities	Base Price of	Value of Stock
								Stock or	Underlying	Option	and Option
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh) (2)	($) (3)

Charles A. Ratner	4/21/2009	$-	$-	$-	-	-	-	-	24,220	$7.80	$110,431
	STIP	$200,000	$400,000	$800,000	-	-	-	-	-	$-	$-

Robert G. O’Brien	4/21/2009	$-	$-	$-	-	-	-	44,656	-	$-	$348,317
	4/21/2009	$-	$-	$-	-	-	-	-	14,030	$7.80	$63,970
	STIP	$190,000	$380,000	$760,000	-	-	-	-	-	$-	$-

James A. Ratner	4/21/2009	$-	$-	$-	-	-	-	-	21,797	$7.80	$99,383
	STIP	$180,000	$360,000	$720,000	-	-	-	-	-	$-	$-

Ronald A. Ratner	4/21/2009	$-	$-	$-	-	-	-	-	21,797	$7.80	$99,383
	STIP	$180,000	$360,000	$720,000	-	-	-	-	-	$-	$-

Brian J. Ratner	4/21/2009	$-	$-	$-	-	-	-	10,189	-	$-	$79,474
	4/21/2009	$-	$-	$-	-	-	-	-	4,746	$7.80	$21,639
	STIP	$38,564	$192,821	$385,642	-	-	-	-	-	$-	$-

(1)
The amounts shown in these columns relate to the STIP cash award earned during the year ended January 31, 2010. The STIP award threshold amount represents the lowest level of performance in each performance measure for which a payment would be made, which is 50% of target for EBDT per share and 50% of target for Corporate Liquidity. The maximum amount represents 200% of target for both EBDT per share and Corporate Liquidity.

(2)	The exercise price of the stock options granted on April 21, 2009 was equal to the closing price of the underlying Class A Common Stock on the date of grant.

(3)
The grant-date fair value of the options ($4.56 per share) was computed using the Black-Scholes option-pricing model. The assumptions used in the fair value calculations are described in Footnote P, “Stock-Based Compensation”, to our consolidated financial statements for the year ended January 31, 2010, which are included in our Annual Report on Form 10-K filed with the SEC on March 30, 2010. The grant-date fair value of restricted stock awards was based on the closing price of the Class A Common Stock on the date of grant.

EXECUTIVE COMPENSATION TABLES (continued)
Outstanding Equity Awards at Fiscal Year-End

		Option Awards (1)				Stock Awards
								Equity Incentive Plan Awards
									Market or
								Number of	Payout Value
		Number of Securities	Number of Securities					Unearned	of Unearned
		Underlying	Underlying			Number of Shares	Market Value of	Shares, Units or	Shares, Units
		Unexercised Options	Unexercised Options			or Units of Stock	Shares or Units of	Other Rights	or Other Rights
		Exercisable as of	Unexercisable as of	Option	Option	That Have Not	Stock That Have	That Have Not	That Have Not
Name	Grant Date	January 31, 2010	January 31, 2010	Exercise Price	Expiration Date	Vested	Not Vested	Vested	Vested
		(#)	(#)	($)		(#) (2)	($) (3)	(#) (4)	($) (3)

Charles A. Ratner	3/17/2003	43,200	-	$15.50	3/17/2013	-	-	-	-
	4/6/2005	40,000	-	$31.75	4/6/2015	-	-	-	-
	4/4/2006	20,000	20,000	$46.37	4/4/2016	-	-	-	-
	3/29/2007	10,000	30,000	$65.35	3/29/2017	-	-	-	-
	6/18/2008	-	19,691	$36.38	6/18/2018	-	-	-	-
	4/21/2009	-	24,220	$7.80	4/21/2019	-	-	-	-
	6/18/2008	-	-	-	-	-	-	21,990	$248,707

Robert G. O’Brien	3/8/2001	43,200	-	$14.27	3/8/2011	-	-	-	-
	3/17/2003	43,200	-	$15.50	3/17/2013	-	-	-	-
	4/6/2005	25,200	-	$31.75	4/6/2015	-	-	-	-
	4/4/2006	12,600	12,600	$46.37	4/4/2016	-	-	-	-
	3/29/2007	6,300	18,900	$65.35	3/29/2017	-	-	-	-
	6/18/2008	-	28,059	$36.38	6/18/2018	-	-	-	-
	4/21/2009	-	14,030	$7.80	4/21/2019	-	-	-	-
	4/4/2006	-	-	-	-	12,500	$141,375	-	-
	3/29/2007	-	-	-	-	15,000	$169,650	-	-
	6/18/2008	-	-	-	-	19,653	$222,275	-	-
	4/21/2009	-	-	-	-	44,656	$505,059	-	-
	6/18/2008	-	-	-	-	-	-	31,335	$354,399

James A. Ratner	3/17/2003	27,000	-	$15.50	3/17/2013	-	-	-	-
	4/6/2005	25,200	-	$31.75	4/6/2015	-	-	-	-
	4/4/2006	12,600	12,600	$46.37	4/4/2016	-	-	-	-
	3/29/2007	6,300	18,900	$65.35	3/29/2017	-	-	-	-
	6/18/2008	-	17,721	$36.38	6/18/2018	-	-	-	-
	4/21/2009	-	21,797	$7.80	4/21/2019	-	-	-	-
	6/18/2008	-	-	-	-	-	-	19,791	$223,836

Ronald A. Ratner	3/17/2003	27,000	-	$15.50	3/17/2013	-	-	-	-
	4/6/2005	25,200	-	$31.75	4/6/2015	-	-	-	-
	4/4/2006	12,600	12,600	$46.37	4/4/2016	-	-	-	-
	3/29/2007	6,300	18,900	$65.35	3/29/2017	-	-	-	-
	6/18/2008	-	17,721	$36.38	6/18/2018	-	-	-	-
	4/21/2009	-	21,797	$7.80	4/21/2019	-	-	-	-
	6/18/2008	-	-	-	-	-	-	19,791	$223,836

Brian J. Ratner	3/17/2003	16,200	-	$15.50	3/17/2013	-	-	-	-
	4/6/2005	15,000	-	$31.75	4/6/2015	-	-	-	-
	4/4/2006	7,500	7,500	$46.37	4/4/2016	-	-	-	-
	3/29/2007	3,750	11,250	$65.35	3/29/2017	-	-	-	-
	6/18/2008	-	9,492	$36.38	6/18/2018	-	-	-	-
	4/21/2009	-	4,746	$7.80	4/21/2019	-	-	-	-
	6/18/2008	-	-	-	-	2,650	$29,972	-	-
	4/21/2009	-	-	-	-	10,189	$115,238	-	-

(1)	All the option awards listed in this table vest 25% at the second anniversary, 25% at the third anniversary and 50% at the fourth anniversary of the date of grant.

(2)	Represents restricted stock awards that vest 25% at the second anniversary, 25% at the third anniversary and 50% at the fourth anniversary of the date of grant.

(3)
The market value of shares reported in these columns are based on the closing price of our Class A Common Stock of $11.31 on January 29, 2010, which was the last trading day for the year ended January 31, 2010.

(4)	The stock awards represent performance share awards at target payout for the performance period May 1, 2008 through January 31, 2012.

EXECUTIVE COMPENSATION TABLES (continued)
Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise	Exercise	Vesting	Vesting
	(#)	($)	(#)	($)

Charles A. Ratner	-	$-	-	$-

Robert G. O’Brien	-	$-	26,250	$67,794

James A. Ratner	-	$-	-	$-

Ronald A. Ratner	-	$-	-	$-

Brian J. Ratner	-	$-	-	$-

Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
Name	Last FY	Last FY	Last FY	Distributions	Last FYE
	($) (1)	($) (2)	($) (3)	($)	($) (4)

Charles A. Ratner	$-	$-	$38,836	$-	$668,846

Robert G. O’Brien	$-	$-	$31,955	$-	$546,014

James A. Ratner	$-	$-	$38,864	$-	$667,662

Ronald A. Ratner	$-	$-	$78,406	$-	$1,340,839

Brian J. Ratner	$-	$-	$11,018	$-	$189,746

(1)
The Named Executive Officers may defer a portion of their annual salary, bonus or short-term incentive compensation, up to a maximum of $100,000 per year, under our elective deferred compensation plan for executives. Amounts deferred under this plan earn interest at a rate equal to the average of the Moody’s Long-Term Corporate Bond Yields for Aaa, Aa and A, plus .5%. The rate is updated every calendar quarter using the first published Moody’s rates of the new quarter. Interest rates ranged from 5.62% to 6.48% during the last fiscal year. Interest is credited to the executives’ accounts biweekly and compounded quarterly. The amount reported in this column is also reported in the Summary Compensation Table.

(2)
The Named Executive Officers participate in the unfunded Nonqualified Supplemental Retirement Plan for a select group of executives and other members of management. The plan provides for the accrual of a discretionary contribution by us to the executive’s account plus interest on the account balance. The Company suspended the discretionary contributions in 2008, therefore, there are no contributions for fiscal year ended January 31, 2010. Our contribution, if any, and interest are credited as of February 1 of each year. The interest is computed on the beginning-of-year account balance at a rate equal to the average of the quarterly rates for the prior four calendar quarters used in our elective deferred compensation plan for executives (see note 1), i.e., the average of the Moody’s Long-Term Corporate Bond Yields for Aaa, Aa and A, plus .5%. The interest rate used for the last fiscal year was 6.14%. Participants in the plan become 50% vested in the accumulated benefits after 10 years of service and then 10% after each of the next five years of service until becoming 100% vested after 15 years of service. All of the Named Executive Officers who are participants are 100% vested. Benefits are payable in installments over a 10-year period upon the later of the date of termination or the attainment of age 60.

(3)	The amount of earnings reported in this column that are deemed to be above-market earnings are reported in the All Other Compensation column of the Summary Compensation Table.

(4)
Prior years’ accumulation of executive contributions and our contributions included in this column have been reported in prior years’ Summary Compensation Tables to the extent these Named Executive Officers were required to be disclosed. Accumulated earnings from prior years included in this column have not been reported in prior years’ Summary Compensation Tables.

Equity Compensation Plan Information
The information presented in the following table is as of January 31, 2010.

	Number of securities	Weighted-average	Number of securities remaining
	to be issued upon	exercise price	available for future issuance under
	exercise of	of outstanding	equity compensation
	outstanding options,	options, warrants	plans (excluding securities reflected
Plan category	warrants and rights	and rights	in the first column)
Equity compensation plan approved by security holders (1)	3,982,942	$38.35	2,279,453
Equity compensation plan not approved by security holders (2)	10,590	-	-
Total	3,993,532		2,279,453

(1)
Our 1994 Stock Plan was approved by the shareholders in 1994 and was last amended and restated by shareholder approval on June 19, 2008. The Compensation Committee of the Board of Directors administers the Plan. Under the Plan, we may award Class A stock options, restricted shares/units and performance shares to our employees and nonemployee directors. The maximum number of shares that may be awarded under the Plan is 12,750,000. The maximum award to an individual during any calendar year is 400,000 stock options, 225,000 restricted shares/units and 100,000 performance shares. Anti-dilution provisions in the Plan adjust the share maximums, outstanding awarded options and related exercise prices for stock splits or stock dividends. Each option grant has a maximum term of 10 years. The Compensation Committee determines vesting schedules for each award. Our Board of Directors has approved additional amendments to the 1994 Stock Plan, subject to shareholder approval, as discussed in Proposal 5 on page 48.

(2)	This represents phantom shares of Class A Common Stock accumulated by our nonemployee directors under the Deferred Compensation Plan for Nonemployee Directors. This Plan is described on page 9.
Certain Relationships and Related Transactions
We require each of our directors and executive officers to complete a questionnaire on an annual basis, which includes questions regarding related persons transactions. In addition, we instituted a formal policy effective December 14, 2006 with respect to related party transactions that requires the Corporate Governance and Nominating Committee to review and approve any transaction greater than $120,000 in which we were or will be a participant and in which a related person had or will have a direct or indirect material interest. Related persons include any of our executive officers, directors or nominees for director and their immediate family members, any shareholder owning in excess of 5% of our Common Stock or an entity in which any of the foregoing has a substantial ownership interest. In reviewing and approving the transaction, the Corporate Governance and Nominating Committee considers, among other things, if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party. All related party transactions are disclosed to the full Board of Directors and we disclose any related party transaction in which we or the related person had direct or indirect material interest in our proxy statement.
The Compensation Committee annually reviews the salaries and incentives paid to the executive officers disclosed under Family Relationships below. The transactions with Bruce C. Ratner and Affiliates set forth below were contemplated as part of the restructuring of the ownership interests held by Bruce C. Ratner and the conditions under which such transactions would take place were provided for in the Master Contribution and Sales Agreement. Because of the importance and nature of the Master Contribution and Sales Agreement, the transaction was specifically reviewed and approved during the year ended January 31, 2007 by a Special Committee of the Board.
Transactions with RMS Investment Corp.: We paid approximately $423,000 as total compensation during 2009 to RMS Investment Corp. (“RMSIC”), a company engaged in property management and leasing, controlled by the four children of Charles A. Ratner, our President, Chief Executive Officer and Director; the two children of James Ratner, our Executive Vice President and Director; the two children of Ronald Ratner, our Executive Vice President and Director; Deborah Ratner Salzberg, President of Forest City Washington, Inc. and our Director; Brian J. Ratner, our Executive Vice President and Director; the four children of Ruth Miller, the deceased sister of Albert B. Ratner; and Samuel H. Miller, a Co-Chairman of our Board of Director, as Trustee. Joan K. Shafran, our Director, also has a small ownership interest in RMSIC. RMSIC manages and provides leasing services to our 361,000 square foot Cleveland-area specialty retail shopping center, Golden Gate. The rate of compensation consists of a management fee of four percent of all tenant rentals, plus a lease fee of three to four percent of rental income of all new and renewed leases and has not increased in five years. Management believes these fees are comparable to that which other management companies would charge.

Employment Agreements: We entered into employment agreements with Albert B. Ratner and Samuel H. Miller, Co-Chairmen of the Board of Directors, effective January 1, 1999, which provide for an annual salary of $475,000 and $425,000, respectively. Effective November 9, 2006, we entered into an employment agreement with Bruce C. Ratner, our Executive Vice President and Director, which provides for an annual salary of $450,000. The employment agreements are renewable annually. Although Albert B. Ratner and Samuel H. Miller do not participate in a formal bonus plan, an annual bonus may be awarded on a discretionary basis. Bruce C. Ratner is eligible to receive a bonus and equity-based awards commensurate with other senior management executives. During the year ended January 31, 1010, there were no bonuses or equity-based awards given to Albert B. Ratner, Samuel H. Miller or Bruce C. Ratner. Each of the foregoing individuals is also eligible for benefits and perquisites on the same basis as other senior management.
Family Relationships: Deborah Ratner Salzberg, the daughter of Albert B. Ratner and sister of Brian J. Ratner, is a Director and employed, as President of Forest City Washington, Inc., one of our subsidiaries. During the year ended January 31, 2010, Deborah Ratner Salzberg earned a salary and incentives of $508,008. She is also eligible for benefits, perquisites and equity awards on the same basis as other senior management. Kevin L. Ratner and Jonathan Ratner, sons of Charles A. Ratner, are employed, respectively, as President of Forest City Residential West, Inc., one of our subsidiaries, and as Vice President–Sustainability Initiatives of Forest City Rental Properties Corporation, one of our subsidiaries. Additionally, Richard Greenspan, the son-in-law of Charles A. Ratner, is employed, respectively, as a Project Manager by Forest City Ratner Companies, one of our subsidiaries. None of these individuals is an executive officer of the Company. The compensation, perquisites and benefits provided to these individuals are substantially comparable to those provided to other employees with similar qualifications, responsibilities and experience. During the year ended January 31, 2010 the total aggregate compensation paid to these three individuals did not exceed the total compensation paid to any of our Named Executive Officers.
Transactions With Bruce C. Ratner and His Affiliates: During the year ended January 31, 2007, we entered into a Master Contribution and Sale Agreement with Bruce C. Ratner pursuant to which the parties agreed to restructure their ownership interest in a total of 30 retail, office and residential operating properties and certain service companies that were owned jointly by us and Bruce C. Ratner. Pursuant to the Master Contribution Agreement, Bruce C. Ratner, certain individuals and entities affiliated with Bruce C. Ratner (“BCR Entities”) and certain entities affiliated with Forest City (“FCE Entities”) contributed their interests in these operating properties and service companies to Forest City Master Associates III, LLC (“Master III”), a limited liability company that is owned jointly by the FCE Entities and the BCR Entities but is controlled by us.
In connection with the Master Contribution Agreement, the parties and their respective affiliates, also entered into several additional related agreements, including a Registration Rights Agreement, a Tax Protection Agreement and the Master III Operating Agreement. Under the Master III Operating Agreement, we issued Bruce C. Ratner and the BCR Entities 3,894,232 Class A Common Units (“Units”) in Master III. In July 2008, certain of the BCR Entities exchanged 247,477 of the Units for cash and shares of our Class A Common Stock. During 2009, Bruce C. Ratner and the BCR Entities received an annual preferred payment of $2,341,129 and no dividends on the remaining Units.
Under the terms of the Master Contribution Agreement we agreed with Bruce C. Ratner to a method for valuing and possibly restructuring seven properties that were under development. Each of the development projects shall remain owned jointly until the individual development project has been completed. When a development project achieves “stabilization,” it will be valued, either by negotiation, through arbitration or by obtaining a bona fide third-party offer. Once each project’s value has been determined, we may, in our discretion, cause that project to be contributed to Master III in exchange for additional units, sold to Master III for cash, sold to the third party, or remain jointly owned by us and Bruce C. Ratner.
During 2008, two of the development properties, New York Times, an office building located in Manhattan, New York and Twelve Metro Tech Center, an office building located in Brooklyn, New York, achieved stabilization, and, in accordance with the terms of the Master Contribution Agreement, we elected to cause the respective FCE Entities to acquire the interest of the BCR Entities in those two properties for cash. Under the terms of the redemption agreements the applicable BCR Entities assigned their interests in the two projects to the respective FCE Entities and will receive approximately $121,000,000 over a 15 year period. One of the FCE Affiliates also agreed to indemnify one of the BCR Entities against taxes payable by it by reason of a subsequent sale or other disposition of one of the properties. The tax indemnity expires on December 31, 2014. During 2009, the applicable BCR Entities received a cash payment of $13,500,000 towards the acquisition price for one of the properties.
The five remaining development properties continue to be owned or otherwise pursued jointly by the relevant FCE Entities and BCR Entities and are being developed on the same terms and conditions provided for in their existing operating agreements. The operating agreements generally require the FCE Entities to provide all equity contributions for the properties and entitle the FCE Entities to a preferred return on the outstanding balance of such advances prior to the BCR Entities sharing in cash distributions. The operating agreements also provide that the BCR Entities will receive a development fee equal to one and one-half percent (1.5%) of the adjusted development cost upon completion of the project.

Non-Compete Agreements: Under our current policy, no director, officer or employee, including members of the Ratner, Miller or Shafran families, is allowed to invest in a competing real estate opportunity without first obtaining approval of the Audit Committee. We currently do not have non-compete agreements with any of our directors, officers and employees other than Charles A. Ratner, James A. Ratner and Ronald A. Ratner who amended their employment agreements and Bruce C. Ratner who entered into his employment agreement on November 9, 2006 to include non-compete agreements. Upon leaving us, any other director, officer or employee could compete with us.
Notwithstanding our policy, we permit our principal shareholders who are officers or employees to own, alone or in conjunction with others, certain commercial, industrial and residential properties that may be developed, expanded, operated and sold independently of our business. The ownership of these properties by these principal shareholders makes it possible that conflicts of interest may arise between them and us. Although we do not anticipate any conflicts, areas of possible conflict may be in the development or expansion of properties that may compete with us or the solicitation of tenants for the use of such properties. These principal shareholders agreed as part of the 1960 Form S-1 Registration Statement in connection with our initial public offering that, except for these properties, they would engage in all business activities of the type conducted by us only through and on behalf of us as long as they were employed by us. This would not preclude them from making personal investments in real estate on which buildings and improvements have been completed prior to such investments.
Pursuant to his employment agreement, Bruce C. Ratner agreed that during his employment with us, and for a two year period following thereafter, he will not engage in any activity that competes with our business. If we terminate Bruce C. Ratner’s employment without cause, the two year period will be reduced to one year. Bruce C. Ratner also agrees that he will not directly or indirectly induce any of our employees, or any of our affiliates, to terminate their employment or other relationships with us and will not employ or offer employment to any person who was employed by us or our subsidiaries unless such person has ceased to be employed by us or our affiliates for a period of at least one year. Bruce C. Ratner owns, and will continue to own, a certain property that was not transferred to us. This property may be managed, developed, expanded, operated and sold independently of our business. Should Bruce C. Ratner sell the property, he may purchase additional property, to effectuate a Section 1031 tax deferred exchange under the Internal Revenue Code, with the prior approval of the Audit Committee. Except for this property, any potential purchase of property to effect a tax-deferred transaction or any transaction approved by the Audit Committee, Bruce C. Ratner will engage in all business activities of the type conducted by us only through and on behalf of us, as long as he is employed by us.
Section 16(a) Beneficial Ownership Reporting/Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and owners of more than 10% of a registered class of our equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common shares and other equity securities of ours. Executive officers, directors and owners of more than 10% of the common shares are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a).
To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended January 31, 2010, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with, except for Bruce C. Ratner, our Executive Vice President and Director, who missed a Form 4 filing due to the late communication by a third-party regarding a purchase transaction made by his spouse as trustee, for her son’s benefit; Louis Stokes, our Director, who missed a Form 4 filing due to the late communication by a third-party regarding a transfer from a joint account to an account in his spouse’s name only; and Stan Ross, our Director, who filed a late Form 4 due to a late communication from the Plan Administrator for the Deferred Compensation Plan for Non-Employee Directors regarding a rollover.
Proposals to Amend Section A of Article IV, Capital Stock,
of the Amended Articles of Incorporation.
The Board of Directors has approved, subject to the approval of our shareholders, the adoption of the amendments to Article IV of our Amended Articles of Incorporation described below. The proposed amendments are separated below into Proposal 2 and Proposal 3 to allow shareholders to vote on each change. If our shareholders approve Proposal 2 and Proposal 3, the amendments to Section A of Article IV of the Amended Articles of Incorporation set forth in Exhibit A-1 will be adopted. If our shareholders only approve Proposal 2, the amendments to Section A of Article IV of the Amended Articles of Incorporation set forth in Exhibit A-2 will be adopted. If our shareholders only approve Proposal 3, the amendments to Section A of Article IV of the Amended Articles of Incorporation set forth in Exhibit A-3 will be adopted.
The Board of Directors recommends that our shareholders vote FOR Proposal 2 and Proposal 3.

Proposal 2 – The proposed amendment of the Amended Articles of Incorporation to increase the number of authorized shares of Class A Common Stock
The Board of Directors recommends an amendment to the Amended Articles of Incorporation (“Articles”) to increase the number of Class A Common Stock that we are authorized to issue from 271,000,000 shares to 371,000,000 shares.
As of April 21, 2010:
•	shares of Class A Common Stock were outstanding,

•
                      shares of Class A Common Stock were reserved for issuance under various stock option plans and other employee benefit plans maintained by us (although only                       of such shares are currently subject to outstanding stock options or other awards),

•	shares were issuable upon conversion of the outstanding shares of Class B Common Stock,

•	shares were issuable upon conversion of the outstanding units of Class A Common Units,

•	shares were issuable upon puts or conversion of our Senior Notes due in 2011, 2014 and 2016, and

•	shares were issuable upon conversion of the 4,399,998 outstanding shares of our Series A Cumulative Perpetual Convertible Preferred Stock.
The purpose of the increase in authorized shares is to provide additional Class A Common Stock that could be issued for future purposes without further shareholder approval unless required by applicable law, rule or regulation. Future purposes could include dividing or subdividing outstanding shares through stock splits, affecting acquisitions of other businesses or properties, securing additional financing through the issuance of additional shares or for general corporate purposes. If authorization of any increase in the Class A Common Stock is postponed until a specific need arises, the delay and expense incident to obtaining the approval of shareholders at that time could impair our ability to meet our objectives.
The proposed additional Class A Common Stock issued hereafter would be identical to the Class A Common Stock currently outstanding. No shareholder has any preemptive rights, and issuance of the proposed additional Class A Common Stock could dilute the voting rights of present holders of Class A Common Stock. It is possible, depending upon the transaction in which shares of Class A Common Stock are issued, that such issuance could have a dilutive effect on shareholder’s equity, net income, earnings per share and book value per share attributable to present holders.
Notwithstanding our purposes for increasing the authorized Class A Common Stock as described above, the existence of authorized and unissued Class A Common Stock might also have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of Class A Common Stock and/or Class B Common Stock, to acquire control of us with a view to carrying out a merger, sale of our assets or a similar transaction, because the issuance of additional Class A Common Stock by us could be used to dilute the share ownership or voting rights of such person or entity. Further, any of such authorized but unissued Class A Common Stock could be privately placed with or otherwise issued to persons supporting incumbent management, making a change in control of us more difficult.
The affirmative vote of (1) the holders of a majority of the combined voting power of the outstanding Class A Common Stock and Class B Common Stock present or represented at the meeting and (2) the holders of 2/3 of the outstanding Class A Common Stock present or represented at the meeting voting separately as a class is required for approval of Proposal 2. We have been advised that the shares held by RMSLP and otherwise owned by the Family Interests will be voted in favor of the proposal. If such shares are voted for approval, then such vote will be sufficient to approve such proposal with respect to the combined vote required.

Proposal 3 – The proposed amendment of the Amended Articles of Incorporation to increase the number of authorized shares of Preferred Stock
The Board of Directors recommends an amendment to the Amended Articles of Incorporation (“Articles”) to increase the number of Preferred Stock that we are authorized to issue from 10,000,000 shares to 20,000,000 shares.
As of April 21, 2010, there were                       shares of Series A Cumulative Perpetual Convertible Preferred Stock outstanding.
The purpose of the increase in authorized shares is to provide additional Preferred Stock that could be issued for future purposes without further shareholder approval unless required by applicable law, rule or regulation. Future purposes could include paying stock dividends, dividing or subdividing outstanding shares through stock splits, affecting acquisitions of other businesses or properties, securing additional financing through the issuance of additional shares or for general corporate purposes. If authorization of any increase in the Preferred Stock is postponed until a specific need arises, the delay and expense incident to obtaining the approval of shareholders at that time could impair our ability to meet our objectives.
No shareholder has any preemptive rights. It is possible, depending upon the transaction in which shares of Preferred Stock are issued, that such issuance could have a dilutive effect on shareholder’s equity, net income, earnings per share and book value per share attributable to present holders of the Common Stock.
As described above, the ability of the Board of Directors to issue Preferred Stock without the approval of shareholders provides us with flexibility in connection with financings, acquisitions or other corporate purposes. Nevertheless, the issuance of Preferred Stock could adversely affect the voting power or other rights of holders of Common Stock. For example, issuance of Preferred Stock would result in there being a class of shares more senior to Common Stock with respect to dividends and distributions in liquidation. Preferred Stock could also be issued with a right to convert into Class A Common Stock and, upon the exercise of any such conversion right, could result in the dilution of the voting power and shareholders’ equity, net income, earnings per share and book value per share attributable to our previously outstanding Common Stock.
In addition, the issuance of Preferred Stock could have the effect of delaying, deferring or preventing a change in control of us. The ability of the Board of Directors to issue Preferred Stock might discourage an attempt by another person or entity, through the acquisition of a substantial number of shares of Common Stock, to acquire control of the Company with a view to effecting a merger, sale of our assets or a similar transaction, because the issuance of Preferred Stock that is convertible into Class A Common Stock could be used to dilute the share ownership of a person or entity seeking to maintain control of us. Moreover, a private placement or other issuance of Preferred Stock to or with persons supporting our current management could deter an unsolicited tender offer or other attempt to acquire control of us with a view to effecting a merger or consolidation with us, sale of all or a substantial part of our assets or a similar transaction, if the terms of such Preferred Stock required the approval of the holders of such Preferred Stock of such a transaction. As a result, a vote by the holders of the Preferred Stock could block a merger, sale of our assets or a similar transaction that a majority of the holders of Common Stock believes desirable.
The affirmative vote of (1) the holders of a majority of the combined voting power of the outstanding Class A Common Stock and Class B Common Stock present or represented at the meeting voting together as a class and (2) the holders of a majority of the outstanding Class A Common Stock present or represented at the meeting voting separately as a class is required for approval of Proposal 3. We have been advised that the shares held by RMSLP and otherwise owned by the Family Interests will be voted in favor of the proposal. If such shares are voted for approval, then such vote will be sufficient to approve such proposal with respect to the combined vote required.

Proposal 4 – Proposal to Amend the Forest City Enterprises, Inc.'s Code of Regulations to allow the Board of
Directors to amend the Code of Regulations to the extent permitted by law.
In 2006, the Ohio Revised Code was amended to allow boards of directors of Ohio corporations to make certain amendments to their regulations without shareholder approval, so long as such amendments do not divest or limit the shareholders’ power to adopt, amend or repeal the regulations of the corporation. Our existing Code of Regulations (“Regulations”) require that all amendments be approved and adopted by shareholders. Many jurisdictions, such as Delaware, have historically allowed the board of directors of a corporation to amend the bylaws without shareholder approval. The Ohio Revised Code now gives Ohio corporations similar flexibility, subject to statutory limitations that prohibit directors from amending the regulations to effect changes in certain areas deemed by the Ohio legislature to be important substantive rights that are reserved to the shareholders, such as to:
•	specify the percentage of shares a shareholder must hold in order to call a special meeting;

•	specify the length of time period required for notice of a shareholders’ meeting;

•	specify that shares that have not yet been fully paid can have voting rights;

•	specify requirements for a quorum at a shareholders’ meeting;

•	prohibit shareholder or director actions from being authorized or taken without a meeting;

•	define terms of office for directors or provide for classification of directors;

•	require greater than a majority vote of shareholders to remove directors without cause;

•	establish requirements for a quorum at directors’ meetings, or specify the required vote for an action of the directors; and

•	delegate authority to committees of the board to adopt, amend or repeal regulations.
If this proposal is approved, Article XI of our Regulations would reflect this change by allowing the Board of Directors to amend the Regulations in the future to the extent permitted by Ohio law. Accordingly, the Board of Directors would be able to make ministerial and other changes to the Regulations without the time-consuming and expensive process of seeking shareholder approval, which would continue to be required if this proposal is not approved. If this proposal is approved, we will be required to promptly notify shareholders of any amendments that the Board of Directors makes to the Regulations by sending a notice to shareholders of record as of the date of the adoption of the amendment, or by filing a report with the Securities and Exchange Commission. The text of Article XI as proposed to be amended is set forth as Exhibit B to this proxy statement and marked to show the proposed changes.
The affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock of the Company present or represented at the meeting is required for approval of Proposal 4. We have been advised that the shares held by RMSLP and otherwise owned by the Family Interests will be voted in favor of Proposal 4. If such shares are voted for approval, then such vote will be sufficient to approve such proposal.
The Board of Directors recommends that our shareholders vote FOR Proposal 4.

Proposal 5 – Proposal to Approve the Forest City Enterprises, Inc. 1994 Stock Plan
(As Amended and Restated as of June 16, 2010)
General
The Forest City Enterprises, Inc. 1994 Stock Option Plan (As Amended and Restated as of June 19, 2008) (the “Current Plan”) was approved by our shareholders on June 19, 2008.
The Current Plan provides for 12,750,000 shares of our Class A Common Stock (the “Shares”). As of April 21, 2010,                      Shares have been issued,                      Shares are subject to outstanding awards and                      Shares remain available for use under the Current Plan.
In order to continue our ability to attract and retain employees and Nonemployee Directors, our Board of Directors (“Board”) approved amendments to the Current Plan by adopting the 1994 Stock Plan (As Amended and Restated as of June 16, 2010) (the “Amended Plan”), subject to shareholder approval. The principal changes from the Current Plan are to (i) increase the Shares available by 4,000,000, and (ii) increase the cap on the number of shares that can be issued as Restricted Shares, or in payment of Restricted Stock Units or Performance Shares to an aggregate of 5,400,000. These changes will afford the Compensation Committee of the Board of Directors (“Compensation Committee”) more flexibility in structuring awards. The Amended Plan is intended to satisfy specific requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”).
A summary description of the Amended Plan is set forth below. The full text of the Amended Plan is annexed to this Proxy Statement as Exhibit C, and the following summary is qualified in its entirety by reference to Exhibit C.
Summary Of The Amended Plan
General. Under the Amended Plan, the Compensation Committee is authorized to make awards of Option Rights, Restricted Shares, Restricted Stock Units, Appreciation Rights and Performance Shares. The terms applicable to awards of the various types, including those terms that may be established by the Compensation Committee when making or administering particular awards, are set forth in detail in the Amended Plan.
Shares Available Under the Amended Plan. Subject to adjustment as provided in the Amended Plan, the number of Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares (and released from substantial risk of forfeiture), (iii) upon vesting of Restricted Stock Units or (iv) in payment of Performance Shares that have been earned under the Amended Plan may not exceed 16,750,000 in the aggregate. Such Shares may be Shares of original issuance or treasury shares or a combination of both.
The Amended Plan provides that only Shares covering awards that expire or are forfeited will again be available for issuance under the Amended Plan. Shares covered by an award granted under the Amended Plan will not be counted as used unless and until they are actually issued and delivered to a grantee. If any portion of the benefit provided by an award granted under the Amended Plan is paid in cash, the Shares that were covered by that award will, to the extent settled in cash be available for issue or transfer under the Amended Plan. Shares tendered in payment of the Option Price of a Option Right will not be added to the aggregate plan limit. Shares withheld by us to satisfy tax withholding obligations will not be added to the aggregate plan limit. Shares that are repurchased by us with Option Right proceeds will not be added to the aggregate plan limit. All Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Shares will be considered issued or transferred pursuant to the Amended Plan.
Limitations on Specific Kinds of Awards. In addition to the general limitation on the number of Shares available under the Amended Plan, the Amended Plan provides for the following specific limits, subject to adjustment as provided in the Amended Plan: (i) the aggregate number of Shares actually issued and transferred by us upon the exercise of an Incentive Stock Option will not exceed 16,750,000; (ii) no grantee may be granted Option Rights or Free-standing Appreciation Rights, in the aggregate, for more than 400,000 Shares during any calendar year; (iii) the aggregate number of Shares that may be granted to an individual grantee as Restricted Shares or Restricted Stock Units in any calendar year is 225,000 Shares; and (iv) the number of Shares issued as Restricted Shares (after taking forfeiture into account) or in payment of Restricted Stock Units or Performance Shares will not in the aggregate exceed 5,400,000 and (v) no grantee will be granted qualified performance-based awards, in the aggregate, for more than 100,000 Shares in any calendar year.
Eligibility. Nonemployee Directors, officers, including officers who are members of the Board, and other employees of ours or our subsidiaries, may be selected by the Compensation Committee to receive benefits under the Amended Plan.

Option Rights. The Compensation Committee may grant Option Rights, which entitle the optionee to purchase a specified number of Shares at a price not less than the market value on the date of grant. The option price is payable in cash, by the transfer to us of nonforfeitable unrestricted Shares owned by the optionee for at least six months having a value at the time of exercise equal to the option price, by any other legal consideration the Compensation Committee may deem appropriate, or by a combination of such payment methods. To the extent permitted by law, any grant of Option Rights may provide for the deferred payment of the option price on the sale of some or all of the Shares obtained from the exercise. The Compensation Committee may condition the exercise of Option Rights on the achievement of Management Objectives.
Option Rights granted under the Amended Plan may be Option Rights that are intended to qualify as incentive stock options (“Incentive Stock Options”) within the meaning of Section 422 of the Code or Option Rights that are not intended to so qualify or combinations thereof (“Nonqualified Stock Options”). Incentive Stock Options may only be granted to grantees who are officers or other key employees of the Company or any of its subsidiaries.
No Option Right may be exercised more than ten years from the date of grant. Each grant must specify the period of continuous employment with the Company or any subsidiary that is necessary before the Option Rights will become exercisable and may provide for the earlier exercise of such Option Rights in the event of retirement, death or disability or a change of control of us or similar event. The Amended Plan defines retirement as termination of employment with us or a subsidiary after age 65 or older and after five or more years of continuous service with us or a subsidiary of the Company (“Retirement”). Unless otherwise determined by the Compensation Committee at the date of grant, the Option Rights will immediately become exercisable upon the Retirement of the grantee and will remain exercisable until ten years from the date of grant. Successive grants may be made to the same optionee whether or not Option Rights previously granted remain unexercised. The Compensation Committee may not, without the further approval of our shareholders, authorize the amendment of any outstanding Option Right to reduce the option price. Furthermore, no Option Right may be canceled and replaced with awards having a lower option price without further approval of the shareholders.
Restricted Shares. An award of Restricted Shares involves the immediate transfer by us to a grantee of ownership of a specific number of Shares in consideration of the performance of services. The grantee is entitled immediately to voting, dividend and other ownership rights in such Shares, but the Compensation Committee may require that any dividends be automatically deferred and reinvested in additional Restricted Shares. The grant or sale of Restricted Shares may be made without additional consideration or in consideration of a payment by the grantee that is less than current market value per share, as the Compensation Committee may determine.
Restricted Shares must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than three years to be determined by the Compensation Committee on the date of grant. An example would be a provision that the Restricted Shares would be forfeited if the grantee ceased to serve us as an officer or key employee during a specified period of years. In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Compensation Committee for the period during which the forfeiture provisions are to continue. The Compensation Committee may provide for a shorter period during which the forfeiture provisions are to apply in the event of Retirement, death or disability of the grantee or a change in control of us. Unless otherwise determined by the Compensation Committee at the date of grant, the Restricted Shares will immediately become nonforfeitable upon the Retirement of the Grantee. Any grant of Restricted Shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such Shares. Any such grant must also specify, with respect to such Management Objectives, a minimum acceptable level of achievement and must set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the specified Management Objectives.
Restricted Stock Units. An award of Restricted Stock Units constitutes an agreement by us to deliver Shares or cash to the grantee in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the deferral period as the Compensation Committee may specify. Awards of Restricted Stock Units may be made without additional consideration or in consideration of a payment by the grantee that is less than the market value per share at the date of grant. Restricted Stock Units must be subject to a deferral period, as determined by the Compensation Committee at the date of grant, except that the Compensation Committee may provide for the earlier termination of such period in the event of Retirement, death or disability of the grantee or of a change in control of us. Unless otherwise determined by the Compensation Committee at the date of grant, the Deferral Period will immediately lapse upon the Retirement of the Grantee. Any grant of Restricted Stock Units may specify Management Objectives which, if achieved, will result in termination or early termination of the deferral period. Any such grant must also specify, with respect to such Management Objectives, a minimum acceptable level of achievement and must set forth a formula for determining the number of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the specified Management Objectives.

During the deferral period, the grantee has no right to transfer any rights under his or her award, has no rights of ownership in the Restricted Stock Units and no right to vote them. Each grant or sale of Restricted Stock Units will specify the time and manner of payments of Restricted Stock Units that have been earned. Any grant or sale may specify the amount payable with respect to the Restricted Stock Units may be paid by us in cash, Shares or any combination of cash and Shares. The right to elect among alternative may either be granted to the grantee or retained by the Compensation Committee.
Appreciation Rights. Appreciation Rights represent the right to receive from us an amount, determined by the Compensation Committee and expressed as a percentage not exceeding 100 percent, of the difference between the base price established for such Appreciation Rights and the market value of the Shares on the date the Appreciation Rights are exercised. Appreciation Rights can be tandem (i.e., granted with Option Rights to provide an alternative to exercise of the Option Rights) or freestanding. Tandem Appreciation Rights may only be exercised at a time when the related Option Right is exercisable and the spread is positive, and requires that the related Option Right be surrendered for cancellation. Free-standing Appreciation Rights must have a base price per Right that is not less than the fair market value of the Shares on the date of grant, must specify the period of continuous employment that is necessary before such Appreciation Rights become exercisable (except that they may provide for the earlier exercise of the Appreciation Rights in the event of Retirement, death or disability of the grantee or a change in control of us) and may not be exercisable more than ten years from the date of grant. Unless otherwise determined by the Compensation Committee at the date of grant, the Free-standing Appreciation Rights will immediately become exercisable upon the Retirement of the Grantee and will remain exercisable until 10 years from the date of grant. Any grant of Appreciation Rights may specify that the amount payable by us on exercise of an Appreciation Right may be paid in cash, in Shares or in any combination thereof, and may either grant to the recipient or retain in the Compensation Committee the right to elect among those alternatives. Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition to exercise such rights.
Performance Shares. A Performance Share is a bookkeeping equivalent to one Share. Under a grant of Performance Shares, the Compensation Committee identifies one or more management objectives that must be met within a specified period of at least three years. The specified performance period may be subject to earlier termination in the event of Retirement, death or disability of the recipient or a change in control of us. The Compensation Committee must also establish a minimum level of acceptable achievement for the grantee. If, by the end of the performance period, the grantee has achieved the specified management objectives, the grantee will be deemed to have fully earned the Performance Shares. If the grantee has not achieved the management objectives, but has attained or exceeded the predetermined minimum level of acceptable achievement, the grantee earns a portion of the Performance Shares in accordance with a predetermined formula. Each grant of Performance Shares will specify the time and manner of the payment of Performance Shares that have been earned. Such payment will be made in Shares. Any grant of Performance Shares may specify that the number of Shares issued in payment of Performance Shares that have been earned may not exceed maximums specified by the Compensation Committee on the date of grant.
Management Objectives. The Compensation Committee must establish Management Objectives for grantees who receive awards of Performance Shares and may also establish Management Objectives for grantees who receive awards of Option Rights, Restricted Shares, Restricted Stock Units or Appreciation Rights. Such Management Objectives may be described either in terms of Company-wide objectives or objectives that are related to performance of the individual grantee or the division, subsidiary, department, region or function within us or a subsidiary in which the grantee is employed. The Management Objectives may be relative to the performance of other companies or an index. The Management Objectives applicable to any “qualified performance-based award” award to a “covered employee” within the meaning of Section 162(m) of the Code will be based on specified levels of, or growth in, one or more of the following criteria:
(1)	Assets (e.g., net asset value);

(2)	Capital (e.g., working capital);

(3)
Cash Flow (e.g., EBDT [earnings before depreciation, amortization and deferred taxes], operating cash flow, total cash flow, cash flow in excess of cost of capital, residual cash flow or cash flow return on investment);

(4)	Liquidity measures (e.g., total debt ratio or debt-to-EBDT);

(5)	Margins (e.g., profits divided by revenues, operating margins, gross margins or material margins divided by revenues);

(6)	Productivity (e.g., productivity improvement);

(7)
Profits (e.g., net income, operating income, EBT [earnings before taxes], EBIT [earnings before interest and taxes], EBDT, residual or economic earnings, earnings or EBDT per share – these profitability criteria could be measured subject to GAAP definitions);

(8)	Sales or expenses (e.g., revenue growth, reduction in expenses, sales and administrative costs divided by sales or sales and administrative costs divided by profits); and

(9)	Stock price (e.g., stock price appreciation or total shareholder return).
In addition to the returns and ratios mentioned above, the Management Objectives may be based on any other ratios or returns using the criteria mentioned above, including:
(1)	economic value added;

(2)	net asset ratio;

(3)	debt-to-capital ratio;

(4)	working capital divided by sales; and

(5)	profits or cash flow returns on: assets, designated assets, invested capital, net capital employed or equity, including:
(a)	return on net assets;

(b)	return on capital or invested capital; or

(c)	total return, meaning change in net asset value plus or minus net cash flow.
If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of us, or the manner in which we conduct our business, or other events or circumstances render the Management Objectives unsuitable, the Compensation Committee may modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable, except in the case of a “qualified performance-based award” where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.
Transferability. Unless the Compensation Committee determines that transfers can be made to members of a grantee’s immediate family as explained below, no Option Right, Restricted Share, Restricted Stock Unit, Appreciation Right or Performance Share under the Amended Plan is transferable by a grantee other than by will or the laws of descent and distribution. Except as otherwise determined by the Compensation Committee, only the grantee (or the grantee’s guardian or legal representative in the event of the grantee’s legal incapacity) may exercise Option Rights or Appreciation Rights during the grantee’s lifetime.
The Compensation Committee may specify that part or all of the Shares that are (i) to be issued or transferred by us upon exercise of Option Rights or Appreciation Rights or upon payment under any grant of Restricted Stock Units or Performance Shares or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer in the case of Restricted Shares, will be subject to further restrictions on transfer.
The Compensation Committee may determine that Option Rights (other than Incentive Stock Options), Restricted Shares, Restricted Stock Units, Stock Appreciation Rights or Performance Shares may be transferable by a grantee, without payment of consideration therefor by the transferee, only to any one or more members of the grantee’s immediate family; provided, however, that (i) no such transfer will be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by us or the Board and (ii) any such transferee will be subject to the same terms and conditions hereunder as the grantee. The term “immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant or grantee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than fifty percent of the voting interests.
Adjustments. The Compensation Committee must make or provide for such adjustments in the numbers of Shares covered by outstanding Option Rights, Restricted Shares, Restricted Stock Units, Appreciation Rights or Performance Shares granted hereunder, in the price per share applicable to such Option Rights and Appreciation Rights and in the kind of shares covered thereby, as the Compensation Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of grantees that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of us, or (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or

(iii) any other corporate transaction or event having an effect similar to any of the foregoing. With respect to each adjustment contemplated by the foregoing sentence, no such adjustment must be made to the extent that such adjustment would cause an award to violate the provisions of Section 409A of the Code. Moreover, in the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Amended Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. The Compensation Committee shall also make or provide for such adjustments in the numbers of Shares specified in Shares available limits set further in the Amended Plan as the Compensation Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described above. However, any such adjustment to the number specified in the limit with respect to Incentive Stock Options will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to qualify.
Administration. The Amended Plan will be administered by a Compensation Committee of the Board (or subcommittee thereof) consisting of not less than three members of the Board, each of whom shall (i) meet all applicable independence requirements of the New York Stock Exchange, or if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange on which the Shares are traded, (ii) be a “Nonemployee Director” within the meaning of Rule 16b-3 and (iii) be an “outside director” within the meaning of Section 162(m) of the Code.
A majority of the Compensation Committee will constitute a quorum, and the acts of the members of the Compensation Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Compensation Committee in writing, will be the acts of the Compensation Committee. Subject to the provisions of the Amended Plan, the Compensation Committee may interpret the Amended Plan and prescribe, amend and rescind rules and regulations relating to it. The interpretation of any provision of the Amended Plan by the Compensation Committee shall be final and conclusive.
Within the limits of the provisions of the Amended Plan, the Compensation Committee shall have the plenary authority to determine (i) the employees to whom awards hereunder shall be granted, (ii) the number of Shares subject to each award under the Amended Plan; provided that, if the award is an Incentive Stock Option, the aggregate fair market value of the shares (as determined at the time the option is granted) which become exercisable in any calendar year for any employee shall not exceed $100,000, (iii) the form (Incentive Stock Options, Nonqualified Stock Options, Restricted Shares or Restricted Stock Units) and amount of each award granted, (iv) the provisions of each agreement relating to an award under the Amended Plan, and (v) the limitations, restrictions and conditions applicable to any such award. In making such awards the Compensation Committee shall take into consideration the performance of each eligible employee and Nonemployee Director. The determinations of the Compensation Committee on all matters regarding the Amended Plan shall be final and conclusive.
Duration. No grant under the Amended Plan may be made after June 18, 2018, but all grants made on or before that date will continue in effect after that date subject the terms of those grants and the Amended Plan.
Amendment and Termination. The Amended Plan may be amended from time to time or suspended or terminated by the Compensation Committee. However, any amendment that must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Shares are traded or quoted, shall not be effective unless and until such approval has been obtained. Without limiting the generality of the foregoing, the Compensation Committee may amend the Amended Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.
General. The closing price of the Shares on April 21, 2010, on the New York Stock Exchange was $                     per Share.
Federal Income Tax Consequences
The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Amended Plan based on Federal income tax laws in effect on January 1, 2010. This summary is not intended to be complete and does not describe state or local tax consequences.
Tax Consequences to Grantees
Nonqualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a Nonqualified Stock Option is granted; (ii) at the time of exercise of a Nonqualified Stock Option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the Shares and the fair market value of the Shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of Shares acquired pursuant to the exercise of a Nonqualified Stock Option, appreciation (or depreciation) in value of the Shares after the date of exercise will be treated as either a short-term or long-term capital gain (or loss) depending on how long the Shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. The exercise of an Incentive Stock Option, however, may result in an alternative minimum tax liability. If Shares are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such Shares to the optionee, then upon sale of such Shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.
If Shares acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the grantee generally will be taxed as a short-term or long-term capital gain (or loss) depending on the holding period.
Restricted Shares. The recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares (reduced by any amount paid by the grantee for such Restricted Shares) at such time as the Shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the Shares will have taxable ordinary income on the date of transfer of the Shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such Restricted Shares. If a Code Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the grantee.
Restricted Stock Units. A grantee will not recognize income upon the grant of Restricted Stock Units. Any subsequent transfer of unrestricted Shares in satisfaction of such grant will generally result in the grantee recognizing ordinary income at the time of transfer, in an amount equal to the fair market value of the Shares covered by the award.
Appreciation Rights. No income will be recognized by a grantee in connection with the grant of a tandem Appreciation Right or a freestanding Appreciation Right. When the Appreciation Right is exercised, the grantee normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Shares received on the exercise.
Performance Shares. No income generally will be recognized upon the grant of Performance Shares. Upon payment in respect of the earn-out of Performance Shares, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the fair market value of any nonrestricted Shares received.
Tax Consequences to the Company or Subsidiary
To the extent that a grantee recognizes ordinary income in the circumstances described above, we or subsidiary for which the grantee performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.
Compliance with Section 409A of the Internal Revenue Code
To the extent applicable, it is intended that the Amended Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the grantees. The Amended Plan and any grants made under the Amended Plan shall be administered in a manner consistent with this intent. Any reference in the Amended Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
Neither a grantee nor any of a grantee’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Amended Plan and grants under the Amended Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a grantee or for a grantee’s benefit under the Amended Plan and grants under the Amended Plan may not be reduced by, or offset against, any amount owing by the grantee to the Company or any of its affiliates.
If, at the time of a grantee’s separation from service (within the meaning of Section 409A of the Code) (1) the grantee shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by us from time to time) and (2) we shall make a good faith determination that an amount payable hereunder constitutes deferred compensation

(within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then we shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after such six-month period.
Notwithstanding any provision of the Amended Plan and grants under the Amended Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, we reserve the right to make amendments to the Amended Plan and grants under the Amended Plan as we deem necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a grantee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her for his or her account in connection with the Amended Plan and grants under the Amended Plan (including any taxes and penalties under Section 409A of the Code), and neither us nor any of our affiliates shall have any obligation to indemnify or otherwise hold the grantee harmless from any or all of such taxes or penalties.
Future Plan Benefits
It is not possible to determine the specific amounts and types of awards that may be granted in the future under the Amended Plan because the grant of awards under the Amended Plan is within the discretion of the Compensation Committee.
Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of an additional 4,000,000 Shares under the Amended Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the Amended Plan by our shareholders.
Required Vote
The affirmative vote of the holders of a majority of the combined voting power of the outstanding Class A Common Stock and Class B Common Stock present or represented at the meeting is required for approval of Proposal 5. We have been advised that the shares held by RMSLP and otherwise owned by the Family Interests will be voted in favor of the proposal. If such shares are voted for approval, then such vote will be sufficient to approve such proposal.
The Board of Directors recommends that our shareholders vote FOR Proposal 5.
Proposal 6 - Ratification of Independent Registered Public Accounting Firm
Although shareholder approval of this appointment is not required by law or binding on the Audit Committee, the Audit Committee believes that shareholders should be given the opportunity to express their views. If the shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors, the Audit Committee will consider this vote in determining whether or not to continue the engagement of PricewaterhouseCoopers LLP.
PricewaterhouseCoopers LLP has indicated that a representative of PricewaterhouseCoopers LLP will attend the annual meeting to respond to appropriate questions from shareholders. Their representative will also have the opportunity to make a statement at the meeting.
The affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of our Class A Common Stock and Class B Common Stock present or represented at the meeting is required for the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending January 31, 2011. We have been advised that the shares held by the Ratner, Miller and Shafran families and partnerships will be voted in favor of the proposal. If such shares are voted for approval, the vote will be sufficient to approve such proposal.
The Board of Directors recommends that our shareholders vote FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Audit Committee Report
In accordance with its written charter, as adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the accounting, financial reporting, data processing, regulatory and internal control environments.
The Audit Committee has received and reviewed the written disclosures and letter of independence from PricewaterhouseCoopers, LLP, Forest City’s independent registered public accounting firm, as required by the applicable requirements of the Public Company Accounting Oversight Board concerning independence, Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with PricewaterhouseCoopers LLP their independence. The Audit Committee has also considered whether the provision of other non-audit services provided to Forest City by PricewaterhouseCoopers, LLP are compliant with maintaining their independence.
The Audit Committee has discussed with the independent registered public accounting firm their judgments as to the quality, not just the acceptability, of Forest City’s accounting principles and underlying estimates in its financial statements, and the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, “Communication with Audit Committees”), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm Forest City’s audited financial statements as of and for the year ended January 31, 2010, management’s report on the design and effectiveness of our internal controls over financial reporting as of January 31, 2010, and the independent registered public accounting firms audit of internal control over financial reporting.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements and management’s report on the design and effectiveness of internal controls over financial reporting be included in Forest City’s Annual Report on Form 10-K for the year ended January 31, 2010, filed with the SEC.
Michael P. Esposito, Jr. (Chairman)            Jerry V. Jarrett            Stan Ross           Deborah L. Harmon
The foregoing Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information by reference and shall not otherwise be deemed filed under such acts.
Independent Registered Public Accounting Firm Fees and Services
The Audit Committee of the Board of Directors considers and pre-approves any audit, non-audit and tax services to be performed by our independent registered public accounting firm. The Audit Committee has considered whether the non-audit services are compatible with maintaining the independence of the independent registered public accounting firm.
The aggregate fees billed (or expected to be billed) to us for professional services rendered by PricewaterhouseCoopers LLP, all of which have been approved by the Audit Committee, for the years ended January 31, 2010 and 2009, are as follows:

	Year Ended January 31,
	2010	2009

Audit fees	$3,153,,600	$3,125,962
Audit-related fees	1,470,000	1,579,000
Tax fees	158,472	104,370
All other fees	9,439	9,148

Total	$4,791,511	$4,818,480

Audit fees: Professional services relating to the audits of our annual consolidated financial statements and internal controls over financial reporting, the reviews of quarterly filings with the SEC, issuance of comfort letters, consents and income tax provision procedures.
Audit-related fees: Audit and other assurance services relating to individual real estate properties that are required primarily under loan or partnership agreements. There were no fees for services relating to financial information design and implementation.
Tax fees: Professional services relating primarily to a study regarding the deductibility of certain development costs for tax purposes, services relating to a captive insurance company and tax compliance fees.
All other fees: Other fees, primarily related to an annual subscription to research tools.

Shareholder Proposals for 2011 Annual Meeting
Any shareholder proposals intended to be presented at our 2011 annual meeting of shareholders must be received by us at the address below on or before December 29, 2010 for inclusion in our proxy statement and form of proxy relating to the 2011 annual meeting of shareholders.
Proposals of shareholders submitted outside the process of Rule 14a-8 under the Securities Exchange Act of 1934 in connection with the 2011 annual meeting (“Non-Rule 14a-8 Proposals”) must be received by us by March 14, 2011, or such proposals will be considered untimely under Rule 14a-4(c) of the Securities Exchange Act of 1934. Our proxy related to the 2011 annual meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by us after March 14, 2011.
Other Business
We do not anticipate that matters other than those described in this proxy statement will be brought before the meeting for action, but if any other matters properly come before the meeting of which we did not receive notice prior to March 7, 2010, or that applicable laws otherwise permit proxies to vote on a discretionary basis, it is intended that votes thereon will be cast pursuant to said proxies in accordance with the best judgment of the proxy holders.
Cost and Method of Proxy Solicitation
Methods: You may vote in person at the annual meeting or by proxy. You have three ways to vote by proxy:
•	Connect to the website on the internet at www.proxyvote.com;

•	Call 1-800-690-6903; or

•	Sign and date the enclosed proxy and return it in the accompanying envelope.
Complete instructions for using these convenient services for voting your proxy are set forth on the proxy card accompanying this proxy statement. The internet and telephone services authenticate shareholders by use of a control number. Please be advised that if you choose to vote via the internet or the telephone, you do not need to return the proxy card.
Rights: In the event you vote and subsequently change your mind on a matter, you may revoke your proxy prior to the close of voting at the annual meeting. You have five ways to revoke your proxy:
•	Connect to the website previously listed by 11:59 p.m. on June 15, 2010;

•	Call the 800 number previously listed by 11:59 p.m. on June 15, 2010;

•	Receipt of a later dated proxy;

•	Receipt by the Secretary of a written revocation; or

•	Vote in person at the annual meeting.
Costs: We will pay the cost of solicitation. In addition to solicitation by mail, we may make arrangements with brokers and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and we may reimburse them for their expense in so doing. Our officers and other regular employees may, if necessary, request the return of proxies by telephone or in person.
BY ORDER OF THE BOARD OF DIRECTORS

/s/ Geralyn M. Presti
Geralyn M. Presti, Secretary

Cleveland, Ohio
[April 28, 2010]

FOREST CITY ENTERPRISES, INC.
Exhibit A-1
Proposed Changes to Section A of Article IV
of the Amended Articles of Incorporation
If Proposals 2 and 3 are approved, Section A of Article IV of the Company’s Amended Articles of Incorporation will be amended as follows, with deletions shown in strike through and additions bolded and underlined:
ARTICLE IV
CAPITAL STOCK
A.	AUTHORIZED SHARES
The number of shares which the Corporation is authorized to have issued and outstanding is ~~337,000,000~~ 447,000,000 shares, consisting of ~~271,000,000~~ 371,000,000 shares of Class A Common Stock with a par value of $.33-1/3 per share (hereinafter designated “Class A Common Stock”), 56,000,000 shares of Class B Common Stock with a par value of $.33-1/3 per share (hereinafter designated “Class B Common Stock”), and ~~10,000,000~~ 20,000,000 shares of Preferred Stock without par value (hereinafter designated “Preferred Stock”).

FOREST CITY ENTERPRISES, INC.
Exhibit A-2
Proposed Changes to Section A of Article IV
of the Amended Articles of Incorporation
If Proposal 2 is approved but Proposal 3 is not approved, Section A of Article IV of the Company’s Amended Articles of Incorporation will be amended as follows, with deletions shown in strike through and additions bolded and underlined:
ARTICLE IV
CAPITAL STOCK
A.	AUTHORIZED SHARES
The number of shares which the Corporation is authorized to have issued and outstanding is ~~337,000,000~~ 437,000,000 shares, consisting of ~~271,000,000~~ 371,000,000 shares of Class A Common Stock with a par value of $.33-1/3 per share (hereinafter designated “Class A Common Stock”), 56,000,000 shares of Class B Common Stock with a par value of $.33-1/3 per share (hereinafter designated “Class B Common Stock”), and 10,000,000 shares of Preferred Stock without par value (hereinafter designated “Preferred Stock”).

FOREST CITY ENTERPRISES, INC.
Exhibit A-3
Proposed Changes to Section A of Article IV
of the Amended Articles of Incorporation
If Proposal 3 is approved but Proposal 2 is not approved, Section A of Article IV of the Company’s Amended Articles of Incorporation will be amended as follows, with deletions shown in strike through and additions bolded and underlined:
ARTICLE IV
CAPITAL STOCK
B.	AUTHORIZED SHARES
The number of shares which the Corporation is authorized to have issued and outstanding is ~~337,000,000~~ 347,000,000  shares, consisting of 271,000,000 shares of Class A Common Stock with a par value of $.33-1/3 per share (hereinafter designated “Class A Common Stock”), 56,000,000 shares of Class B Common Stock with a par value of $.33-1/3 per share (hereinafter designated “Class B Common Stock”), and ~~10,000,000~~ 20,000,000  shares of Preferred Stock without par value (hereinafter designated “Preferred Stock”).

FOREST CITY ENTERPRISES, INC.
Exhibit B
Proposed Amendment to Article XI of the Forest City Enterprises, Inc.
Code of Regulations
If Proposal 4 is approved, Article XI of the Company’s Code of Regulations will be amended as follows, with deletions shown in strike through and additions bolded and underlined:
Article XI
Amendments
This Code or Regulations may be amended or a new Code of Regulations may be adopted~~,~~ (i) at any meeting of the shareholders called for that purpose, by affirmative votes of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal, ~~or,~~ (ii) without a meeting, by the written consent of the holders of record of shares entitling them to exercise two-thirds of the voting power on such proposal, or (iii) by the directors, to the extent permitted by Chapter 1701 of the Ohio Revised Code. (Amended June ~~15, 2006~~ 16, 2010)

B-1

FOREST CITY ENTERPRISES, INC.
Exhibit C
1994 Stock Plan
(As Amended and Restated as of June 16, 2010)
1.	PURPOSE

The purpose of the 1994 Stock Plan (As Amended and Restated as of June 16, 2010) shall be to enhance the attraction, retention and motivation of Nonemployee Directors and employees, including officers, executives and other employees who are members of the Company’s management team who, in the judgment of the Committee, can contribute materially to the Company’s success by awarding these employees and Nonemployee Directors the opportunity to receive Option Rights, Restricted Shares, Restricted Stock Units, Appreciation Rights and Performance Shares. The Plan is also intended to foster within these employees and Nonemployee Directors an identification with ownership and shareholder interests.

2.	DEFINITIONS

Unless the context of the applicable section clearly indicates otherwise, the terms below, when used within the Plan, shall have the meaning set forth in this Section 2.
A.	APPRECIATION RIGHT means a right granted pursuant to Section 9 of the Plan, including a Free-standing Appreciation Right and a Tandem Appreciation Right.

B.	BASE PRICE means the price to be used as the basis for determining the Spread upon the exercise of a Free-standing Appreciation Right.

C.	BOARD OF DIRECTORS or BOARD means the Board of Directors of the Company.

D.	CODE means the Internal Revenue Code of 1986, as amended from time to time.

E.	COMPANY means Forest City Enterprises, Inc.

F.	COMPENSATION COMMITTEE or COMMITTEE means the Compensation Committee of the Board of Directors, as described in Section 3-A of the Plan.

G.	COVERED EMPLOYEE means a Grantee who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code.

H.
DATE OF GRANT means the date specified by the Committee on which a grant of Option Rights or Stock Appreciation Rights or a grant or sale of Restricted Shares, Restricted Stock Units or Performance Shares shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

I.	DEFERRAL PERIOD means the period of time during which Restricted Stock Units are subject to deferral limitations under Section 8 of the Plan.

J.	FREE-STANDING APPRECIATION RIGHT means an Appreciation Right granted pursuant to Section 9 of the Plan that is not granted in tandem with an Option Right or similar right.

K.
GRANTEE means an employee of the Company or a Subsidiary or a Nonemployee Director to whom an Option Right, Appreciation Right, or an award of Restricted Shares, Restricted Stock Units or Performance Shares has been granted under the Plan.

L.	INCENTIVE STOCK OPTIONS means Option Rights that are intended to qualify as “Incentive Stock Options” under Section 422 of the Code or any successor provision.

M.
MANAGEMENT OBJECTIVES means the measurable performance objective or objectives established pursuant to the Plan for Grantees who have received grants of Performance Shares or, when so determined by the Committee, received grants of Option Rights, Restricted Shares, Restricted Stock Units or Appreciation Rights pursuant to the Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Grantee or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Grantee is employed. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any Qualified Performance-Based Award to a Covered Employee shall be based on specified levels of or growth in or relative to peer company performance in one or more of the following criteria:

(1)	Assets (e.g., net asset value);

(2)	Capital (e.g., working capital);

(3)
Cash Flow (e.g., EBDT [earnings before depreciation, amortization and deferred taxes], operating cash flow, total cash flow, cash flow in excess of cost of capital, residual cash flow or cash flow return on investment);

(4)	Liquidity measures (e.g., total debt ratio or debt-to-EBDT,);

(5)	Margins (e.g., profits divided by revenues, operating margins, gross margins or material margins divided by revenues);

(6)	Productivity (e.g., productivity improvement);

(7)
Profits (e.g., net income, operating income, EBT [earnings before taxes], EBIT [earnings before interest and taxes], EBDT, residual or economic earnings, earnings or EBDT per share — these profitability criteria could be measured subject to GAAP definitions);

(8)	Sales or expenses (e.g., revenue growth, reduction in expenses, sales and administrative costs divided by sales or sales and administrative costs divided by profits); and

(9)	Stock price (e.g., stock price appreciation or total shareholder return).
In addition to the returns and ratios mentioned above, the Management Objectives may be based on any other ratios or returns using the criteria mentioned above, including:
(1)	economic value added,

(2)	net asset ratio,

(3)	debt-to-capital ratio,

(4)	working capital divided by sales, and

(5)	profits or cash flow returns on: assets, designated assets, invested capital, net capital employed or equity, including:
(a)	return on net assets,

(b)	return on capital or invested capital, or

(c)	total return, meaning change in net asset value plus or minus net cash flow.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which we conduct our business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Management Objectives or minimum acceptable level of achievement.

N.	MARKET VALUE PER SHARE means the fair market value of the Shares as determined by the Committee from time to time.

O.	NONEMPLOYEE DIRECTOR means a member of the Board who is not an employee of the Company or any Subsidiary.

P.	NONQUALIFIED STOCK OPTIONS means options which do not qualify as Incentive Stock Options within the meaning of Section 422(b) of the Code or any successor provision.

Q.	OPTION PRICE means the purchase price payable upon the exercise of an Option Right.

R.	OPTION RIGHT means an option to purchase a Share or Shares upon exercise of an option granted pursuant to Section 6 of the Plan.

S.
PERFORMANCE PERIOD means, in respect of a Performance Share, a period of time established pursuant to Section 10 of the Plan within which the Management Objectives relating to such Performance Share are to be achieved.

T.	PERFORMANCE SHARE means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 10 of the Plan.

U.	PLAN means the Forest City Enterprises, Inc. 1994 Stock Plan (As Amended and Restated as of June 16, 2010).

V.	QUALIFIED PERFORMANCE-BASED AWARD means any award or portion of an award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

W.
RESTRICTED SHARES means Shares granted or sold pursuant to Section 7 of the Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 7 has expired.

X.	RESTRICTED STOCK UNIT means a bookkeeping entry reflecting an award made pursuant to Section 8 of the Plan of the right to receive Shares or cash at the end of a specified Deferral Period.

Y.
RETIREMENT means termination of employment with the Company or a Subsidiary at age 65 or older and after five or more years of continuous employment with the Company or a Subsidiary. Approved absence or leave from the Company or a Subsidiary shall not be considered an interruption of employment for purposes of the Plan.

Z.	RULE 16b-3 means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect), as in effect from time to time.

AA.	SHARES means shares of the Company’s Class A Common Stock, $0.33-1/3 par value.

BB.
SPREAD means, in the case of an Option Right, the excess of the Market Value per Share of the Shares on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price provided for in the surrendered Option Right, in the case of a Free-standing Appreciation Right, the amount by which the Market Value per Share on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Appreciation Right, the amount by which the Market Value per Share on the date when any such right is exercised exceeds the Option Price specified in the related Option Right.

CC.
SUBSIDIARY means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Grantee for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

DD.	TANDEM APPRECIATION RIGHT means an Appreciation Right granted pursuant to Section 9 of the Plan that is granted in tandem with an Option Right.

EE.	Wherever used herein, unless indicated otherwise, words in the masculine form shall be deemed to refer to females as well as to males.
3.	ADMINISTRATION
A.	COMPENSATION COMMITTEE

The Plan shall be administered by the Compensation Committee. The Committee shall be composed of not less than three members of the Board, each of whom shall (i) meet all applicable independence requirements of the New York Stock Exchange, or if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange on which the Shares are traded, (ii) be a “nonemployee director” within the meaning of Rule 16b-3 and (iii) be an “outside director” within the meaning of Section 162(m) of the Code. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

B.	DETERMINATIONS

Within the limits of the provisions of the Plan, the Committee shall have the plenary authority to determine (i) the employees to whom awards hereunder shall be granted, (ii) the number of shares subject to each award under the Plan; provided that, if the award is an incentive stock option, the aggregate fair market value of the shares (as determined at the time the option is granted) which become exercisable in any calendar year for any employee shall not exceed $100,000, (iii) the form (Incentive Stock Options, Nonqualified Stock Options, Restricted Shares, Restricted Stock Units, Appreciation Rights or Performance Shares) and amount of each award granted, (iv) the provisions of each agreement relating to an award under the Plan, and (v) the limitations, restrictions and conditions applicable to any such award. In making such awards the Committee shall take into consideration the performance of each eligible employee and Nonemployee Director. The determinations of the Committee on all matters regarding the Plan shall be final and conclusive.

C.	INTERPRETATION

Subject to the provisions of the Plan, the Committee may interpret the Plan, and prescribe, amend and rescind rules and regulations relating to it. The interpretation of any provision of the Plan by the Committee shall be final and conclusive.

4.	ELIGIBILITY

All awards under the Plan may be granted under the Plan to employees of the Company or any Subsidiary and Nonemployee Directors, as determined by the Committee, based upon the Committee’s evaluation of employees’ and Nonemployee Directors’ duties and their overall performance including current and potential contributions to the Company’s success. Generally, the group of eligible employees includes officers, senior executives, directors who are also employees, and any other members of the Company’s management team or other employees deemed appropriate by the Committee. All determinations by the Committee as to the identity of persons eligible to be granted awards hereunder shall be conclusive.

5.	SHARE AWARDS UNDER THE PLAN
A.	FORM

Awards under the Plan shall be granted in the form of Incentive Stock Options, Nonqualified Stock Options, Restricted Shares, Restricted Stock Units, Appreciation Rights or Performance Shares as herein defined in Section 2.

B.	SHARES SUBJECT TO THE PLAN
(i)
The aggregate number of Shares that may be issued or transferred (a) upon the exercise of Option Rights or Appreciation Rights, (b) as Restricted Shares (and released from all substantial risks of forfeiture), (c) upon the vesting of Restricted Stock Units or (d) in payment of Performance Shares that have been earned under the Plan during the term of the Plan may not exceed 16,750,000 (4,000,000 of which are being added by this June 16, 2010 amendment and restatement of the Plan) Shares (plus any Shares relating to awards that expire or are forfeited or cancelled), subject to adjustments described in Section 12-A. Such Shares may be Shares of original issuance or treasury shares or a combination of the foregoing.

(ii)
Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Grantee. Without limiting the generality of the foregoing, if any portion of the benefit provided by an award granted under the Plan is paid in cash, the Shares that were covered by that award will, to the extent settled in cash, be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained in the foregoing provisions of this Section 5-B: (a) Shares tendered in payment of the Option Price of an Option Right shall not be added to the aggregate plan limit described above; (b) Shares withheld by the Company to satisfy tax withholding obligations shall not be added to the aggregate plan limit described above; (c) Shares that are repurchased by the Company with Option Right proceeds shall not be added to the aggregate plan limit described above; and (d) all Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Shares, shall be considered issued or transferred pursuant to the Plan.

(iii)	Notwithstanding anything in this Section 5-B, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 12-A of this Plan:
(a)	The aggregate number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 16,750,000 Shares.

(b)	No Grantee will be granted Option Rights or Free-standing Appreciation Rights, in the aggregate, for more than 400,000 Shares during any calendar year.

(c)	No Grantee will be granted Qualified Performance-Based Awards of Restricted Shares or Restricted Stock Units, in the aggregate, for more than 225,000 Shares in any calendar year.

(d)	The number of Shares issued as Restricted Shares (after taking any forfeiture into account) or in payment of Restricted Stock Units or Performance Shares will not in the aggregate exceed 5,400,000.

(e)	No Grantee will be granted Qualified Performance-Based Awards of Performance Shares, in the aggregate, for more than 100,000 Shares in any calendar year.
6.	OPTION RIGHTS

The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to eligible employees or Nonemployee Directors of options to purchase Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

A.	Each grant shall specify the number of Shares to which it pertains subject to the limitations set forth in Section 5-B of the Plan.

B.	Each grant shall specify an Option Price per Share, which may not be less than the Market Value per Share on the Date of Grant.

C.
Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of nonforfeitable, unrestricted Shares owned by the Grantee for at least six months (or other lawful consideration) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

D.
To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Shares to which such exercise relates.

E.	Successive grants may be made to the same Grantee whether or not any Option Rights previously granted to such Grantee remain unexercised.

F.
Each grant shall specify the period or periods of continuous service by the Grantee with the Company or any Subsidiary which is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of Retirement, death or disability, a change in control or other similar transaction or event. Unless otherwise determined by the Committee at the Date of Grant, the Option Rights shall immediately become exercisable upon the Retirement of the Grantee and shall remain exercisable until 10 years from the Date of Grant.

G.	Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such Option Rights.

H.
Option Rights grants under the Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) Nonqualified Stock Options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may be granted only to Grantees who, as of the Date of Grant, are officers or other key employees of the Company or any Subsidiary.

I.	No Option Right shall be exercisable more than 10 years from the Date of Grant.

J.
The Committee shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right shall be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 6-J is intended to prohibit the repricing of “underwater” Option Rights and shall not be construed to prohibit the adjustments provided for in Section 12-A of the Plan.

K.	Each grant of Option Rights shall be evidenced by an agreement, which shall contain such terms and provisions, consistent with the Plan, as the Committee may approve.
7.	RESTRICTED SHARES

The Committee may also authorize the grant or sale to eligible employees or Nonemployee Directors of Restricted Shares. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

A.
Each such grant or sale shall constitute an immediate transfer of the ownership of Shares to the Grantee in consideration of the performance of services, entitling such Grantee to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

B.	Each such grant or sale may be made without additional consideration or in consideration of a payment by such Grantee that is less than the Market Value per Share at the Date of Grant.

C.
Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject, except (if the Committee shall so determine) in the event of Retirement, death or disability or a change in control or other similar transaction or event, for a period of not less than 3 years to be determined by the Committee at the Date of Grant, to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. Unless otherwise determined by the Committee at the Date of Grant, the Restricted Shares shall immediately become nonforfeitable upon the Retirement of the Grantee.

D.
Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

E.
Any grant of Restricted Shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares and each such grant shall specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and shall set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

F.
Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

G.
Each grant or sale of Restricted Shares shall be evidenced by an agreement that shall contain such terms and provisions, consistent with the Plan, as the Committee may approve. Unless otherwise directed by the Committee, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power executed by the Grantee in whose name such certificates are registered, endorsed in blank and covering such Shares.

8.	RESTRICTED STOCK UNITS

The Committee may also authorize the granting or sale of Restricted Stock Units to eligible employees or Nonemployee Directors. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

A.
Each such grant or sale shall constitute the agreement by the Company to deliver Shares or cash to the Grantee in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Committee may specify.

B.	Each such grant or sale may be made without additional consideration or in consideration of a payment by such Grantee that is less than the Market Value per Share at the Date of Grant.

C.
Each such grant or sale shall be subject, except (if the Committee shall so determine) in the event of Retirement, death or disability or a change in control or other similar transaction or event, to a Deferral Period of not less than 3 years, as determined by the Committee at the Date of Grant. Unless otherwise determined by the Committee at the Date of Grant, the Deferral Period shall immediately lapse upon the Retirement of the Grantee.

D.	During the Deferral Period, the Grantee shall have no right to transfer any rights under his or her award and will have no voting rights.

E.
Any grant of Restricted Stock Units may specify Management Objectives which, if achieved, will result in termination or early termination of the Deferral Period applicable to such Restricted Stock Units and each such grant shall specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and shall set forth a formula for determining the number of Restricted Stock Units payable upon termination of the Deferral Period if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

F.
Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Any grant or sale may specify that the amount payable with respect thereto may be paid by the Company in cash, in Shares or in any combination thereof and may either grant to the Grantee or retain in the Committee the right to elect among those alternatives.

G.	Each grant or sale of Restricted Stock Units shall be evidenced by an agreement containing such terms and provisions, consistent with the Plan, as the Committee may approve.
9.	APPRECIATION RIGHTS

The Committee may also authorize grants to Grantees of Appreciation Rights. An Appreciation Right shall be a right of the Grantee to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

A.
Any grant may specify that the amount payable upon the exercise of an Appreciation Right may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Grantee or reserve to the Committee the right to elect among those alternatives.

B.	Any grant may specify that the amount payable upon the exercise of an Appreciation Right shall not exceed a maximum specified by the Committee on the Date of Grant.

C.
Any grant may specify (i) a waiting period or periods before Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Appreciation Rights shall be exercisable.

D.
Any grant may specify that an Appreciation Right may be exercised only in the event of Retirement, death or disability of the Grantee or a change in control of the Company or other similar transaction or event.

E.
Each grant shall be evidenced by an agreement, which shall describe the subject Appreciation Rights, identify any related Option Rights, state that the Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

F.	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such rights.

G.
Regarding Tandem Appreciation Rights only: Each grant shall provide that a Tandem Appreciation Right may be exercised only (i) at a time when the related Option Right (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive and (ii) by surrender of the related Option Right (or such other right) for cancellation.

H.	Regarding Free-standing Appreciation Rights only:
(i)	Each grant shall specify in respect of each Free-standing Appreciation Right a Base Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant.

(ii)	Successive grants may be made to the same Grantee regardless of whether any Free-standing Appreciation Rights previously granted to such Grantee remain unexercised.

(iii)
Each grant shall specify the period or periods of continuous employment of the Grantee by the Company or any Subsidiary that are necessary before the Free-standing Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of Retirement, death or disability of the Grantee or a change in control of the Company or other similar transaction or event. Unless otherwise determined by the Committee at the Date of Grant, the Free-standing Appreciation Rights shall immediately become exercisable upon the Retirement of the Grantee and shall remain exercisable until 10 years from the Date of Grant.

(iv)	No Free-standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.
10.	PERFORMANCE SHARES

The Committee may also authorize the granting of Performance Shares that will become payable to a Grantee upon achievement of specified Management Objectives during the Performance Period. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

A.
Each grant will specify the number of Performance Shares to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

B.
The Performance Period with respect to each Performance Share will be such period of time (not less than one year), as will be determined by the Committee at the time of grant which may be subject to earlier lapse or other modification in the event of the Retirement, death or disability of a Grantee, or a change of control of the Company or other similar transaction or event.

C.
Any grant of Performance Shares will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Performance Shares that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of Performance Shares will specify that, before the Performance Shares will be earned and paid, the Committee must certify that the Management Objectives have been satisfied.

D.
Each grant will specify the time and manner of payment of Performance Shares that have been earned. Each grant will specify that the amount payable with respect thereto will be paid by the Company in Shares.

E.	Any grant of Performance Shares may specify that the amount payable or the number of Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.

F.	Each grant of Performance Shares will be evidenced by an agreement and will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

11.	DURATION

No awards may be granted under this Plan after June 15, 2020, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms of the Plan.

12.	MISCELLANEOUS
A.	ADJUSTMENTS IN THE EVENT OF CHANGE IN COMMON STOCK

The Committee shall make or provide for such adjustments in the numbers of Shares covered by outstanding Option Rights, Restricted Shares, Restricted Stock Units, Appreciation Rights or Performance Shares granted hereunder, in the price per share applicable to such Option Rights and Appreciation Rights and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Grantees that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. With respect to each adjustment contemplated by the foregoing sentence, no such adjustment shall be made to the extent that such adjustment would cause an award to violate the provisions of Section 409A of the Code. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. The Committee shall also make or provide for such adjustments in the numbers of Shares specified in Section 5-B of the Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12-A; provided, however, that any such adjustment to the number specified in Section 5-B(iii)(a) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to qualify.

B.	TRANSFERABILITY
(i)
Except as provided in Section 12-B(iii) below, no Option Right, Restricted Share, Restricted Stock Unit, Appreciation Right or Performance Share granted under the Plan will be transferable by a Grantee other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Grantee’s lifetime only by him or her or by his or her guardian or legal representative.

(ii)
The Committee may specify at the Date of Grant that part or all of the Shares that are (a) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights or upon payment under any grant of Restricted Stock Units or Performance Shares or (b) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of the Plan, will be subject to further restrictions on transfer.

(iii)
The Committee may determine that Option Rights (other than Incentive Stock Options), Restricted Shares, Restricted Stock Units, Performance Shares or Appreciation Rights may be transferable by a Grantee, without payment of consideration therefor by the transferee, only to any one or more members of the Grantee’s immediate family; provided, however, that (a) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (b) any such transferee shall be subject to the same terms and conditions hereunder as the Grantee. For the purposes of this Section 12-B, the term “immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or Grantee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent of the voting interests.

C.	APPLICATION OF PROCEEDS

The proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

D.	WITHHOLDING TAXES

Upon the issuance of any Shares or any payment made or benefit realized by a Grantee under the Plan, the Company shall have the right to require the Grantee to remit to the Company an amount payable in cash, money order, certified check or cashier’s check that is sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate(s) for shares of common stock or any payment or benefit.

The Committee, in its sole discretion, may permit the Grantee to pay such taxes through the withholding of Shares otherwise deliverable to such Grantee or the delivery to the Company of Shares otherwise acquired by the Grantee. In no event, however, shall the Company accept Shares for payment of taxes in excess of required tax withholding rates, except that, in the discretion of the Committee, a Grantee or such other person may surrender Shares owned for more than six months to satisfy any tax obligations resulting from any such transaction.

E.	RIGHT TO TERMINATE EMPLOYMENT

Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Grantee the right to continue in the employment of the Company or any Subsidiary or service as a Nonemployee Director or affect any right which the Company has to terminate any Grantee’s employment or other service at any time.

F.	GOVERNING LAW

The Plan and all grants and awards and actions taken thereunder shall be construed and its provisions enforced and administered in accordance with the internal substantive laws of Ohio, except to the extent that such laws may be superseded by any federal laws.

G.	AWARDS NOT TREATED AS COMPENSATION UNDER BENEFIT PLANS

No awards under the Plan shall be considered as compensation under any employee benefit plan of the Company, except as specifically provided in any such plan or as otherwise determined by the Board of Directors.

H.	ELIMINATION OF FRACTIONAL SHARES

If, under any provision of the Plan or formula used to calculate award levels of Option Rights, Restricted Shares, Restricted Stock Units, Appreciation Rights or Performance Shares, the number so computed is not a whole number, such number of shares shall be rounded down to the next whole number.

13.	COMPLIANCE WITH SECTION 409A OF THE CODE
A.
To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Grantees. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

B.
Neither a Grantee nor any of a Grantee’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Grantee or for a Grantee’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Grantee to the Company or any of its affiliates.

C.
If, at the time of a Grantee’s separation from service (within the meaning of Section 409A of the Code), (i) the Grantee shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after such six-month period.

D.
Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Grantee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Grantee or for a Grantee’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Grantee harmless from any or all of such taxes or penalties.

14.	EFFECTIVE DATE/APPROVAL BY SHAREHOLDERS
A.	Upon approval of the Plan by the Company’s shareholders, the effective date of the Plan shall be June 16, 2010.

B.
All Options granted prior to June 16, 2010, including grants of Options to acquire treasury shares to Nonemployee Directors, shall be governed by the terms of the Plan, prior to the June 16, 2010 amendment and restatement, except as otherwise provided herein.

15.	AMENDMENT AND TERMINATION OF THE PLAN

The Plan may be amended from time to time or suspended or terminated by the Committee; provided, however, that any amendment that must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Shares are traded or quoted, shall not be effective unless and until such approval has been obtained. Without limiting the generality of the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

FOREST CITY ENTERPRISES, INC.
1100 TERMINAL TOWER
50 PUBLIC SQUARE
ATTN: TOM KMIECIK
CLEVELAND, OH 44113
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on Tuesday, June 15, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Tuesday, June 15, 2010. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Forest City Enterprises, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M23739-P94781	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FOREST CITY ENTERPRISES, INC. CLASS A		For	Withhold	For All
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:		All	All	Except
		☐	☐	☐
1.	The election of four (4) directors, each to hold office until the next annual shareholders’ meeting and until his or her successor shall be elected and qualified.

Nominees:

01) Michael P. Esposito, Jr.
02) Joan K. Shafran
03) Louis Stokes
04) Stan Ross

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line below.

		For	Against	Abstain

2.	The proposed amendment of the Amended Articles of Incorporation to increase the number of authorized shares of Class A Common Stock.	☐	☐	☐

3.	The proposed amendment of the Amended Articles of Incorporation to increase the number of authorized shares of Preferred Stock.	☐	☐	☐

4.	The proposed amendment of the Code of Regulations to allow the Board of Directors to amend the Code of Regulations to the extent permitted by law.	☐	☐	☐

5.	The proposed amendment and restatement of the 1994 Stock Plan.	☐	☐	☐

6.	The ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the fiscal year ending January 31, 2011.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

A

M23740-P94781

Forest City Enterprises, Inc. Class A
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
JUNE 16, 2010
The undersigned hereby appoints Albert B. Ratner and Samuel H. Miller, and each of them, with full power of substitution, as proxies to represent and to vote all of the shares of Class A Common Stock of Forest City Enterprises, Inc. that the undersigned would be entitled to vote with all the power the undersigned would possess if present in person, including the right to vote on such other business as may properly come before the Annual Meeting of Shareholders to be held at 2:00 P.M., Eastern Time on June 16, 2010, in the 6th floor Riverview Room of the Ritz-Carlton Hotel, Tower City Center, 1515 West Third Street, Cleveland, Ohio 44113 and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

FOREST CITY ENTERPRISES, INC.
1100 TERMINAL TOWER
50 PUBLIC SQUARE
ATTN: TOM KMIECIK
CLEVELAND, OH 44113
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on Tuesday, June 15, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Tuesday, June 15, 2010. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Forest City Enterprises, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M23741-P94781	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FOREST CITY ENTERPRISES, INC. CLASS B		For	Withhold	For All
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:		All	All	Except
		☐	☐	☐
1.	The election of ten (10) directors, each to hold office until the next annual shareholders’ meeting and until his or her successor shall be elected and qualified.

Nominees:

	01) Albert B. Ratner	06) Scott S. Cowen
	02) Samuel H. Miller	07) Brian J. Ratner
	03) Charles A. Ratner	08) Deborah Ratner Salzberg
	04) James A Ratner	09) Bruce C. Ratner
	05) Ronald A. Ratner	10) Deborah L. Harmon

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line below.

		For	Against	Abstain

2.	The proposed amendment of the Amended Articles of Incorporation to increase the number of authorized shares of Class A Common Stock.	☐	☐	☐

3.	The proposed amendment of the Amended Articles of Incorporation to increase the number of authorized shares of Preferred Stock.	☐	☐	☐

4.	The proposed amendment of the Code of Regulations to allow the Board of Directors to amend the Code of Regulations to the extent permitted by law.	☐	☐	☐

5.	The proposed amendment and restatement of the 1994 Stock Plan.	☐	☐	☐

6.	The ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the fiscal year ending January 31, 2011.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

B

M23742-P94781

Forest City Enterprises, Inc. Class B
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
JUNE 16, 2010
The undersigned hereby appoints Albert B. Ratner and Samuel H. Miller, and each of them, with full power of substitution, as proxies to represent and to vote all of the shares of Class B Common Stock of Forest City Enterprises, Inc. that the undersigned would be entitled to vote with all the power the undersigned would possess if present in person, including the right to vote on such other business as may properly come before the Annual Meeting of Shareholders to be held at 2:00 P.M., Eastern Time on June 16, 2010, in the 6th floor Riverview Room of the Ritz-Carlton Hotel, Tower City Center, 1515 West Third Street, Cleveland, Ohio 44113 and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE